EXHIBIT 10.3

LOAN NO: 59039
SERVICING NO.: 3204104
MERS MIN NO: 8000101-0000001436-4

LOAN AGREEMENT

Dated as of June 22, 2005

Between

1334 YORK AVENUE L.P.,
as Borrower

and

BANK OF AMERICA, N.A.,
as Lender

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LOAN AGREEMENT

          THIS LOAN AGREEMENT, dated as of June 22, 2005 (as amended, restated, replaced, supplemented or otherwise modified from time to time, this “Agreement”), between BANK OF AMERICA, N.A., a national banking association, having an address at 214 North Tyron Street, Charlotte, North Carolina 28255 (together with its successors and/or assigns, “Lender”) and 1334 YORK AVENUE L.P., a Delaware limited partnership, having an address at c/o RFR Holding LLC, 400 Park Avenue, New York, New York 10022 (together with its successors and/or assigns, “Borrower”).

RECITALS:

          Borrower desires to obtain the Loan (defined below) from Lender.

          Lender is willing to make the Loan to Borrower, subject to and in accordance with the terms of this Agreement and the other Loan Documents (defined below).

          In consideration of the making of the Loan by Lender and the covenants, agreements, representations and warranties set forth in this Agreement, the parties hereto hereby covenant, agree, represent and warrant as follows:

ARTICLE 1
DEFINITIONS; PRINCIPLES OF CONSTRUCTION

          Section 1.1. Definitions

          For all purposes of this Agreement, except as otherwise expressly required or unless the context clearly indicates a contrary intent:

          “Acceptable Accountant” shall mean a “Big Four” accounting firm or other independent certified public accountant acceptable to Lender. Berdon LLP is acceptable to Lender as of the date hereof.

          “Acquired Property” shall have the meaning set forth in Section 5.11(c)(i)(A) hereof.

          “Acquired Property Statements” shall have the meaning set forth in Section 5.11(c)(i)(A) hereof.

          “Act” shall have the meaning set forth in Section 6.1(c).

          “Additional Replacement” shall have the meaning set forth in Section 9.5(g) hereof.

          “Affiliate” shall mean, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person or is a director or officer of such Person or of an Affiliate of such Person.

          “Affiliated Loans” shall mean a loan made by Lender to a parent, subsidiary or such other entity affiliated with Borrower or Borrower Principal.

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          “Affiliated Manager” shall have the meaning set forth in Section 7.1 hereof.

          “Aggregate Debt Service” shall mean the sum of (a) Debt Service for a given period, plus (b) the hypothetical amount of principal and interest payable during such period on an amount equal to the proposed amount of the Permitted Mezzanine Financing based on level combined payments of principal and interest based on a thirty (30) year amortization schedule and an interest rate equal to (i) if the Permitted Mezzanine Financing bears interest at a fixed rate of interest, the interest rate of the Permitted Mezzanine Financing identified in the Mezzanine Notice, or (ii) if the Permitted Mezzanine Financing bears interest at a floating rate of interest, an interest rate equal to the strike rate set forth in the Interest Rate Cap Agreement plus the Mezzanine Spread.

          “ALTA” shall mean American Land Title Association, or any successor thereto.

          “Alteration Threshold” means $750,000.00.

          “Annex” shall have the meaning set forth in Section 4.41 hereof.

          “Annual Budget” shall mean the operating budget, including all planned capital expenditures, for the Property approved by Lender in accordance with Section 5.11(a)(iv) hereof for the applicable calendar year or other period.

          “Appraisal” shall mean a current “as-is” appraisal prepared in accordance with the requirements of FIRREA by an independent third-party appraiser holding an MAI designation, which appraiser is licensed under the laws of the State of New York, meets the requirements of FIRREA and is otherwise satisfactory to Lender.

          “Approved Bank” shall mean (a) a bank or other financial institution which has the Required Rating, (b) if a Securitization has not occurred, a bank or other financial institution reasonably acceptable to Lender or (c) if a Securitization has occurred, a bank or other financial institution which the Rating Agencies have confirmed in writing will not, in and of itself, result in a downgrade, withdrawal or qualification of the then current ratings assigned in connection with such Securitization.

          “Assignment of Management Agreement” shall mean that certain Assignment and Subordination of Management Agreement and Consent of Manager dated the date hereof among Lender, Borrower and Manager, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

          “Award” shall mean any compensation paid by any Governmental Authority in connection with a Condemnation in respect of all or any part of the Property.

          “Borrower Principal” shall mean individually and collectively, as the context may require, Aby Rosen, an individual, and Michael Fuchs, an individual, on a joint and several basis.

          “Borrower Principal Family Group” shall mean any Borrower Principal, any Borrower Principal’s immediate family members, trusts formed for the benefit of such immediate family

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members and limited partnerships wholly owned and controlled by such immediate family members.

          “Business Day” shall mean a day on which Lender is open for the conduct of substantially all of its banking business at its office in the city in which the Note is payable (excluding Saturdays and Sundays).

          “Cash Management Bank” shall have the meaning set forth in Section 10.1 hereof.

          “Cash Management Account” shall have the meaning set forth in Section 10.1 hereof.

          “Casualty” shall have the meaning set forth in Section 8.2.

          “Closing Date” shall mean the date of the funding of the Loan.

          “Control” shall have the meaning set forth in Section 7.1 hereof.

          “Condemnation” shall mean a temporary or permanent taking by any Governmental Authority as the result, in lieu or in anticipation, of the exercise of the right of condemnation or eminent domain, of all or any part of the Property, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting the Property or any part thereof.

          “Condemnation Proceeds” shall have the meaning set forth in Section 8.4(b)

          “Creditors Rights Laws” shall mean with respect to any Person any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to its debts or debtors.

          “Debt” shall mean the outstanding principal amount set forth in, and evidenced by, this Agreement and the Note together with all interest accrued and unpaid thereon and all other sums due to Lender in respect of the Loan under the Note, this Agreement, the Mortgage or any other Loan Document.

          “Debt Service” shall mean, with respect to any particular period of time, scheduled principal and/or interest payments under the Note.

          “Debt Service Coverage Ratio” shall mean the ratio, as determined by Lender, of (a) Net Operating Income for the preceding 12 month period to (b) Aggregate Debt Service for the same period, calculated by Lender as of the first Scheduled Payment Date following Lender’s receipt of the Mezzanine Notice.

          “Debt Service Reserve Account” shall have the meaning set forth in Section 9.7 hereof.

          “Debt Service Reserve Event” shall have the meaning set forth in Section 9.7 hereof.

          “Debt Service Reserve Funds” shall have the meaning set forth in Section 9.7 hereof.

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          “Default” shall mean the occurrence of any event hereunder or under any other Loan Document which, but for the giving of notice or passage of time, or both, would be an Event of Default.

          “Default Rate” shall mean, with respect to the Loan, a rate per annum equal to the lesser of (a) the maximum rate permitted by applicable law, or (b) four percent (4%) above the Note Rate.

          “Defeasance Collateral” shall have the meaning set forth in Section 2.4(b)(i)(D)(2) hereof.

          “Defeasance Security Agreement” shall have the meaning set forth in Section 2.4(b)(i)(D)(2) hereof.

          “Disclosure Document” shall have the meaning set forth in Section 13.5 hereof.

          “Eligible Account” shall mean a separate and identifiable account from all other funds held by the holding institution that is either (a) an account or accounts maintained with a federal or state chartered depository institution or trust company which complies with the definition of Eligible Institution or (b) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a state chartered depository institution or trust company, is subject to regulations substantially similar to 12 C.F.R. §9.10(b), having in either case a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal and state authority. An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument.

          “Eligible Institution” shall mean Bank of America, N.A. or a depository institution or trust company insured by the Federal Deposit Insurance Corporation, the short term unsecured debt obligations or commercial paper of which are rated at least “A-1+” by S&P, “P-l” by Moody’s and “F-1+” by Fitch in the case of accounts in which funds are held for thirty (30) days or less (or, in the case of accounts in which funds are held for more than thirty (30) days, the long term unsecured debt obligations of which are rated at least “AA” by Fitch and S&P and “Aa2” by Moody’s).

          “Eligibility Requirements” shall mean, with respect to any Person, that such Person (i) has total assets (in name or under management) in excess of $600,000,000 and (except with respect to a pension advisory firm or similar fiduciary) capital/statutory surplus or shareholder’s equity of $250,000,000 and (ii) is regularly engaged in the business of making or owning commercial real estate loans or operating commercial mortgage properties.

          “Embargoed Person” shall have the meaning set forth in Section 4.40 hereof.

          “Environmental Law” shall have the meaning set forth in Section 12.5 hereof.

          “Environmental Liens” shall have the meaning set forth in Section 12.5 hereof.

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          “Environmental Report” shall mean that certain Phase I Environmental Site Assessment prepared by Environmental Monitoring & Consulting Associates dated May 18, 2005.

          “Equity Collateral” shall mean the 100% direct or indirect equity ownership interest held by Mezzanine Borrower in Borrower (other than any equity interest in Borrower held by any SPE Component Entity).

          “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time and any successor statutes thereto and applicable regulations issued pursuant thereto in temporary or final form.

          “Event of Default” shall have the meaning set forth in Section 11.1 hereof.

          “Excess Cash Flow” shall have the meaning set forth in Section 10.2(b)(ii)(I) hereof.

          “Exchange Act” shall mean the Securities and Exchange Act of 1934, as amended.

          “Exchange Act Filing” shall have the meaning set forth in Section 5.1l(c) hereof.

          “Extraordinary Expense Reserve Account” shall have the meaning set forth in Section 9.8(b).

          “Extraordinary Expense Reserve Funds” shall have the meaning set forth in Section 9.8(b).

          “Extraordinary Expenses” shall mean an operating expense or capital expenditure with respect to the Property that (i) is not set forth on the Annual Budget and (ii) is not subject to payment by withdrawals from the Replacement Reserve Account. Borrower shall deliver promptly to Lender a reasonably detailed explanation of such proposed Extraordinary Expense for the approval of Lender.

          “Fee Mortgagee” shall have the meaning set forth in the Sotheby’s Lease and shall be deemed to refer to Lender in accordance with the applicable terms and conditions thereof.

          “Fitch” shall mean Fitch, Inc.

          “GAAP” shall mean generally accepted accounting principles in the United States of America as of the date of the applicable financial report.

          “Governmental Authority” shall mean any court, board, agency, department, commission, office or other authority of any nature whatsoever for any governmental unit (federal, state, county, municipal, city, town, special district or otherwise) whether now or hereafter in existence.

          “Hazardous Materials” shall have the meaning set forth in Section 12.5 hereof.

          “Improvements” shall have the meaning set forth in the granting clause of the Mortgage.

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          “Indemnified Parties” shall mean (a) Lender, (b) any prior owner or holder of the Loan or Participations in the Loan, (c) any servicer or prior servicer of the Loan, (d) any Investor or any prior Investor in any Securities, (e) any trustees, custodians or other fiduciaries who hold or who have held a full or partial interest in the Loan for the benefit of any Investor or other third party, (f) any receiver or other fiduciary appointed in a foreclosure or other Creditors Rights Laws proceeding, (g) any officers, directors, shareholders, partners, members, employees, agents, servants, representatives, affiliates or subsidiaries of any and all of the foregoing, and (h) the heirs, legal representatives, successors and assigns of any and all of the foregoing (including, without limitation, any successors by merger, consolidation or acquisition of all or a substantial portion of the Indemnified Parties’ assets and business), in all cases whether during the term of the Loan or as part of or following a foreclosure of the Mortgage.

           “Independent Director” shall have the meaning set forth in Section 6.4(a).

           “Initial Note Rate” shall mean, with respect to Note A, the Initial Note A Rate, and, with respect to Note B, the Initial Note B Rate.

           “Initial Note A Rate” shall mean an interest rate equal to 5.209619047619050% per annum.

           “Initial Note B Rate” shall mean an interest rate equal to 7.770% per annum.

           “Insurance Premiums” shall have the meaning set forth in Section 8.1(b) hereof.

           “Insurance Proceeds” shall have the meaning set forth in Section 8.4(b) hereof.

           “Interest Rate Cap Agreement” shall mean an interest rate cap agreement which (i) is purchased and maintained by Mezzanine Borrower; (ii) is provided by a counterparty reasonably acceptable to Lender and acceptable to the Rating Agencies; (iii) is written on the then current standard ISDA documentation and otherwise contains terms and conditions reasonably acceptable to Lender and acceptable to the Rating Agencies; (iv) is co-terminus with the Permitted Mezzanine Financing (including all extensions thereof); (v) is for a notional amount equal to the amount of the Permitted Mezzanine Financing; and (vi) provides for a strike rate equal to (or less than) the interest rate that, when added to the Mezzanine Spread, results in a Debt Service Coverage Ratio, calculated on a trailing 12-month basis, of 1.25 to 1.00.

           “Internal Revenue Code” shall mean the Internal Revenue Code of 1986, as amended, as it may be further amended from time to time, and any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

           “Investor” shall have the meaning set forth in Section 13.3 hereof.

          “I/O Monthly Payment Amount” shall have the meaning set forth in Section 2.2(b) hereof.

           “Issuer Group” shall have the meaning set forth in Section 13.5(b) hereof.

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          “Issuer Person” shall have the meaning set forth in Section 13.5(b) hereof.

          “Lease” shall have the meaning set forth in the Mortgage.

          “Legal Requirements” shall mean all statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting the Property or any part thereof, or the construction, use, alteration or operation thereof, whether now or hereafter enacted and in force, and all permits, licenses, authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Borrower, at any time in force affecting the Property or any part thereof, including, without limitation, any which may (a) require repairs, modifications or alterations in or to the Property or any part thereof, or (b) in any way limit the use and enjoyment thereof.

          “Letter of Credit” shall mean an irrevocable, auto-renewing, unconditional, transferable, clean sight draft letter of credit having an initial term of not less than one (1) year and with automatic renewals for one (1) year periods (unless the obligation being secured by, or otherwise requiring the delivery of, such letter of credit is required to be performed at least thirty (30) days prior to the initial expiry date of such letter of credit), for which Borrower shall have no reimbursement obligation and which reimbursement obligation is not secured by the Property or any other property pledged to secure the Note, in favor of Lender and entitling Lender to draw thereon in New York, New York, based solely on a statement that Lender has the right to draw thereon executed by an officer or authorized signatory of Lender. A Letter of Credit satisfying all of the requirements set forth in the preceding sentence must be issued by an Approved Bank. If at any time (a) the institution issuing any such Letter of Credit shall cease to be an Approved Bank or (b) if such Letter of Credit is due to expire prior to the completion of the work for which such Letter of Credit was delivered or termination of the event or events which gave rise to the requirement that Borrower deliver such Letter of Credit to Lender, Lender shall have the right to draw down the same in full and hold the proceeds thereof in accordance with the provisions of this Agreement, unless Borrower shall deliver a replacement Letter of Credit satisfying the requirements set forth in the first sentence hereof from an Approved Bank within (i) as to (a) above, thirty (30) days after Lender delivers written notice to Borrower that the institution issuing the Letter of Credit has ceased to be an Approved Bank or (ii) as to (b) above, within thirty (30) days prior to the expiration date of said Letter of Credit.

          “Lien” shall mean any mortgage, deed of trust, lien, pledge, hypothecation, assignment, security interest, or any other encumbrance, charge or transfer of, on or affecting Borrower, the Property, any portion thereof or any interest therein, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic’s, materialmen’s and other similar liens and encumbrances.

          “LLC Agreement” shall have the meaning set forth in Section 6.1(c).

          “Loan” shall mean the loan made by Lender to Borrower pursuant to this Agreement.

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          “Loan Documents” shall mean, collectively, this Agreement, the Note, the Mortgage, the Assignment of Management Agreement and any and all other documents, agreements and certificates executed and/or delivered in connection with the Loan, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

          “Lockout Period” shall mean the period commencing on the date hereof and ending on the date that is three (3) months prior to the Optional Prepayment Date.

          “Losses” shall mean any and all claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, damages, losses, costs, expenses, fines, penalties, charges, fees, judgments, awards, amounts paid in settlement of whatever kind or nature (including but not limited to legal fees and other costs of defense).

          “LTV” shall mean the ratio, expressed as a percentage, of (a) the sum of (i) the outstanding principal amount of the Loan at the time the LTV is calculated plus (ii) the proposed principal amount of the Permitted Mezzanine Financing, to (b) the appraised value of the Property based on an updated Appraisal obtained by Lender at Borrower’s cost and expense.

          “Major Lease” shall mean as to the Property (i) any Lease which, individually or when aggregated with all other leases at the Property with the same Tenant or its Affiliate, either accounts for ten percent (10%) or more of the Property’s aggregate Net Operating Income or gross leaseable area, (ii) any Lease which contains any option, offer, right of first refusal or other similar entitlement to acquire all or any portion of the Property, or (iii) any instrument guaranteeing or providing credit support for any Lease meeting the requirements of (i) or (ii) above.

          “Major Sotheby’s Sublease” shall mean as to the Property (i) any sublease of the Sotheby’s Lease with respect to which Lender has entered into a non-disturbance or similar agreement with the subtenant thereunder, or (ii) any instrument guaranteeing or providing credit support for any sublease of the Sotheby’s Lease meeting the requirements of clause (i) above.

          “Management Agreement” shall mean the management agreement entered into by and between Borrower and Manager, pursuant to which Manager is to provide management and other services with respect to the Property, as the same may be amended, restated, replaced, supplemented or otherwise modified in accordance with the terms of this Agreement.

          “Manager” shall mean RFR Realty LLC or such other entity selected as the manager of the Property in accordance with the terms of this Agreement.

          “Maturity Date” shall mean July 1, 2035.

          “Maximum Legal Rate” shall mean the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Note and as provided for herein or the other Loan Documents, under the laws of such state or states whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan.

          “Member” shall have the meaning set forth in Section 6.1(c).

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          “Mezzanine Borrower” shall mean the constituent party of the Borrower that is the obligor under the Permitted Mezzanine Financing; provided, however, in no event shall the Mezzanine Borrower be any SPE Component Entity.

           “Mezzanine Foreclosure” shall have the meaning set forth in the definition of the term “Mezzanine Transfer”.

           “Mezzanine Intercreditor” shall have the meaning set forth in Section 7.6(g).

          “Mezzanine Notice” shall have the meaning set forth in Section 7.6.

           “Mezzanine Spread” shall mean, if the Permitted Mezzanine Financing shall bear interest at a floating rate of interest, an amount equal to (i) the interest rate of the Permitted Mezzanine Financing at the closing date thereof less (ii) the then current one month LIBOR rate or the then current rate provided by any other similar index or interest rate convention used by Mezzanine Lender to calculate the interest rate under the Permitted Mezzanine Financing.

           “Mezzanine Transfer” shall mean each of (i) the pledge of the Equity Collateral to Mezzanine Lender in connection with the Permitted Mezzanine Financing and (ii) the transfer of the Equity Collateral by Mezzanine Borrower to Mezzanine Lender in connection with the exercise of Mezzanine Lender’s rights under the Permitted Mezzanine Financing, provided, that, such transfer is made in accordance with the applicable terms and conditions of the Mezzanine Intercreditor (such event, the “Mezzanine Foreclosure”).

           “Monthly Payment Amount” shall mean the monthly payment of interest and principal due on each Scheduled Payment Date as set forth in Section 2.2(b) hereof.

           “Moody’s” shall mean Moody’s Investor Services, Inc.

           “Mortgage” shall mean that certain first priority Mortgage and Agreement of Consolidation and Modification of Mortgage, Assignment of Leases and Rents, and Security Agreement dated the date hereof, executed and delivered by Borrower as security for the Loan and encumbering the Property, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

           “Mortgagor Portions” shall have the meaning set forth in Section 13.5(b).

          “Mortgagor Information” shall have the meaning set forth in Section 13.5(c).

          “Net Operating Income” shall mean, with respect to any period of time, the amount obtained by subtracting Operating Expenses from Operating Income, as such amount may be adjusted by Lender in its good faith discretion based on Lender’s underwriting standards for loans which are consummated by Lender for the purpose of including the same in any Securitization, including without limitation, adjustments for vacancy allowance.

          “Net Proceeds” shall have the meaning set forth in Section 8.4(b) hereof.

          “Net Proceeds Deficiency” shall have the meaning set forth in Section 8.4(b)(vi) hereof.

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          “Net Worth Statement” shall mean a certification executed by Borrower Principal and addressed to Lender certifying that Borrower Principal’s net worth equals or exceeds $100,000,000 (or, if any lesser amount, setting forth such lesser amount).

          “Non-Consolidation Opinion” shall mean that certain substantive non-consolidation opinion given by Edwards & Angell, LLP in connection herewith and dated as of the date hereof, as the same may be amended, restated, supplemented or modified after the date hereof.

          “Note” shall mean that certain Consolidated, Amended and Restated Promissory Note of even date herewith in the principal amount of $235,000,000.00 made by Borrower in favor of Lender, as severed pursuant to that certain Note Severance and Modification Agreement dated as of the date hereof pursuant to which such consolidated note was severed and split into the following replacements notes: (i) Replacement Note A original principal amount of $210,000,000.00, made by Borrower in favor of Lender (“Note A”), and (ii) Replacement Note B in the original principal amount of $25,000,000.00 (“Note B”), made by Borrower in favor of Lender, as each of the same may be assigned, amended, restated, replaced, extended, renewed, supplemented, severed, split, or otherwise modified from time to time in accordance with the terms and provisions hereof. References to the “Note” in this Agreement shall refer to Note A and Note B collectively.

          “Note A” shall have the meaning set forth in the definition of the term “Note”.

          “Note B” shall have the meaning set forth in the definition of the term “Note”.

          “Note Rate” shall mean (a) prior to the Optional Prepayment Date, the Initial Note Rate, and (b) from and after the Optional Prepayment Date, the Revised Note Rate.

          “OFAC” shall have the meaning set forth in Section 4.41 hereof.

          “Offering Document Date” shall have the meaning set forth in Section 5.11(c)(i)(D) hereof.

          “Operating Expense Reserve Account” shall have the meaning set forth in Section 9.8(a).

          “Operating Expense Reserve Funds” shall have the meaning set forth in Section 9.8(a).

          “Operating Expenses” shall mean, with respect to any period of time, the total of all expenses actually paid or payable, computed in accordance with GAAP, of whatever kind relating to the operation, maintenance and management of the Property, including without limitation, utilities, ordinary repairs and maintenance, Insurance Premiums (the cost of which shall, solely for the purposes of this definition and only for so long as the Sotheby’s Lease is in full force and effect, be deemed to exclude any Insurance Premiums required to be paid by Borrower hereunder beyond those Insurance Premiums required to be paid by Sotheby’s under the Sotheby’s Lease), license fees, Taxes and Other Charges, advertising expenses, payroll and related taxes, computer processing charges, management fees equal to 3% of the Operating Income (provided, that for purposes of Section 10.2(b)(ii)(B), such management fees shall be limited to 1% of the Operating Income), operational equipment or other lease payments as approved by Lender, normalized capital expenditures equal to $105,589.00 per annum and

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normalized tenant improvement costs and/or leasing commissions equal to $1,015,541.00 per annum, but specifically excluding depreciation and amortization, income taxes, Debt Service, any incentive fees due under the Management Agreement, any item of expense that in accordance with GAAP should be capitalized, any item of expense that would otherwise be covered by the provisions hereof but which is paid by any Tenant under such Tenant’s Lease or other agreement, and deposits into the Reserve Accounts.

          “Operating Income” shall mean, with respect to any period of time, all income, computed in accordance with GAAP, derived from the ownership and operation of the Property from whatever source, including, but not limited to, Rents, utility charges, escalations, forfeited security deposits, interest on credit accounts, service fees or charges, license fees, parking fees, rent concessions or credits, and other required pass-throughs but excluding sales, use and occupancy or other taxes on receipts required to be accounted for by Borrower to any Governmental Authority, refunds and uncollectible accounts, sales of furniture, fixtures and equipment, interest income from any source other than the escrow accounts, Reserve Accounts or other accounts required pursuant to the Loan Documents, Insurance Proceeds (other than business interruption or other loss of income insurance), Awards, percentage rents, unforfeited security deposits, utility and other similar deposits, income from tenants not paying rent, income from tenants in bankruptcy, non-recurring or extraordinary income, including, without limitation lease termination payments, and any disbursements to Borrower from the Reserve Funds.

          “Optional Prepayment Date” shall mean July 1, 2015.

          “Other Charges” shall mean any and all ground rents, maintenance charges, impositions other than Taxes, and any other charges, including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Property, now or hereafter levied or assessed or imposed against the Property or any part thereof.

          “Participations” shall have the meaning set forth in Section 13.1 hereof.

          “Patriot Act” shall have the meaning set forth in Section 4.41 hereof.

          “Permitted Encumbrances” shall mean collectively, (a) the Lien and security interests created by the Loan Documents, (b) all Liens, encumbrances and other matters disclosed in the Title Insurance Policy, (c) Liens, if any, for Taxes imposed by any Governmental Authority not yet due or delinquent, and (d) such other title and survey exceptions as Lender has approved or may approve in writing in Lender’s sole discretion.

          “Permitted Fund Manager” shall mean any Person that on the date of determination is (i) a nationally-recognized manager of investment funds investing in debt or equity interests relating to commercial real estate or an entity that constitutes a Qualified Institutional Lender under clauses (A), (B), (C) or (D) of the definition thereof, (ii) investing through a fund with committed capital of at least $250,000,000 and (iii) not subject to any action or proceeding under any bankruptcy, insolvency, rehabilitation or other similar proceeding.

          “Permitted Investments” shall mean to the extent available from Lender or Lender’s servicer for deposits in the Reserve Accounts or the Cash Management Account, any one or more of the following obligations or securities acquired at a purchase price of not greater than

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par, including those issued by a servicer of the Loan, the trustee under any securitization or any of their respective Affiliates, payable on demand or having a maturity date not later than the Business Day immediately prior to the date on which the funds used to acquire such investment are required to be used under this Agreement and meeting one of the appropriate standards set forth below:

          (a) obligations of, or obligations fully guaranteed as to payment of principal and interest by, the United States or any agency or instrumentality thereof provided such obligations are backed by the full faith and credit of the United States of America including, without limitation, obligations of: the U.S. Treasury (all direct or fully guaranteed obligations), the Farmers Home Administration (certificates of beneficial ownership), the General Services Administration (participation certificates), the U.S. Maritime Administration (guaranteed Title XI financing), the Small Business Administration (guaranteed participation certificates and guaranteed pool certificates), the U.S. Department of Housing and Urban Development (local authority bonds) and the Washington Metropolitan Area Transit Authority (guaranteed transit bonds); provided, however, that the investments described in this clause must (i) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (ii) be rated “AAA” or the equivalent by each of the Rating Agencies, (iii) if rated by S&P, must not have an “r” highlighter affixed to their rating, (iv) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (v) such investments must not be subject to liquidation prior to their maturity;

          (b) Federal Housing Administration debentures;

          (c) obligations of the following United States government sponsored agencies: Federal Home Loan Mortgage Corp. (debt obligations), the Farm Credit System (consolidated systemwide bonds and notes), the Federal Home Loan Banks (consolidated debt obligations), the Federal National Mortgage Association (debt obligations), the Financing Corp. (debt obligations), and the Resolution Funding Corp. (debt obligations); provided, however, that the investments described in this clause must (i) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (ii) if rated by S&P, must not have an “r” highlighter affixed to their rating, (iii) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (iv) such investments must not be subject to liquidation prior to their maturity;

          (d) federal funds, unsecured certificates of deposit, time deposits, bankers’ acceptances and repurchase agreements with maturities of not more than 365 days of any bank, the short term obligations of which at all times are rated in the highest short term rating category by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency in the highest short term rating category and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities); provided, however, that the investments described in this clause must (i) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (ii) if rated by S&P, must not have an “r” highlighter affixed to their rating, (iii) if such investments have a

Confidential Treatment Requested by BANA	BANA-Soth-00075

variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (iv) such investments must not be subject to liquidation prior to their maturity;

          (e) fully Federal Deposit Insurance Corporation-insured demand and time deposits in, or certificates of deposit of, or bankers’ acceptances with maturities of not more than 365 days and issued by, any bank or trust company, savings and loan association or savings bank, the short term obligations of which at all times are rated in the highest short term rating category by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency in the highest short term rating category and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities); provided, however, that the investments described in this clause must (i) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (ii) if rated by S&P, must not have an “r” highlighter affixed to their rating, (iii) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (iv) such investments must not be subject to liquidation prior to their maturity;

          (f) debt obligations with maturities of not more than 365 days and at all times rated by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities) in its highest long-term unsecured rating category; provided, however, that the investments described in this clause must (i) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (ii) if rated by S&P, must not have an “r” highlighter affixed to their rating, (iii) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (iv) such investments must not be subject to liquidation prior to their maturity;

          (g) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) with maturities of not more than 365 days and that at all times is rated by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities) in its highest short-term unsecured debt rating; provided, however, that the investments described in this clause must (i) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (ii) if rated by S&P, must not have an “r” highlighter affixed to their rating, (iii) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (iv) such investments must not be subject to liquidation prior to their maturity;

          (h) units of taxable money market funds, with maturities of not more than 365 days and which funds are regulated investment companies, seek to maintain a constant net asset value

Confidential Treatment Requested by BANA	BANA-Soth-00076

per share and invest solely in obligations backed by the full faith and credit of the United States, which funds have the highest rating available from each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities) for money market funds; and

          (i) any other security, obligation or investment which has been approved as a Permitted Investment in writing by (i) Lender and (ii) each Rating Agency, as evidenced by a written confirmation that the designation of such security, obligation or investment as a Permitted Investment will not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities by such Rating Agency;

          provided, however, that no obligation or security shall be a Permitted Investment if (A) such obligation or security evidences a right to receive only interest payments, (B) the right to receive principal and interest payments on such obligation or security are derived from an underlying investment that provides a yield to maturity in excess of one hundred twenty percent (120%) of the yield to maturity at par of such underlying investment or (C) such obligation or security has a remaining term to maturity in excess of one (1) year.

          “Permitted Mezzanine Financing” shall have the meaning set forth in Section 7.6 hereof.

          “Permitted Transferee” shall mean any of the following entities:

(a) a pension fund, pension trust or pension account that immediately prior to such transfer has total real estate assets with a market value of at least $600,000,000.00;

          (b) a pension fund advisor who (i) immediately prior to such transfer controls, directly and/or indirectly, at least $600,000,000.00 of real estate assets (exclusive of the Property), and (ii) is acting on behalf of one or more pension funds that, in the aggregate, satisfy the requirements of clause (a) of this definition;

          (c) an insurance company which is subject to supervision by the insurance commissioner, or a similar official or agency, of a state or territory of the United States (including the District of Columbia) (i) with a net worth of at least $600,000,000.00, and (ii) who, immediately prior to such transfer, controls, directly and/or indirectly, real estate assets of at least $600,000,000.00 (exclusive of the Property);

          (d) an association organized under the banking laws of the United States or any state or territory of the United States (including the District of Columbia) (i) with a combined capital and surplus of at least $600,000,000.00, and (ii) who, immediately prior to such transfer, controls, directly or indirectly, real estate assets of at least $600,000,000.00 (exclusive of the Property); or

          (e) any entity (i) (x) with an “investment grade rating” from each of the Rating Agencies or (y) who owns and operates at least ten major downtown office buildings comparable in size to the Property located in major metropolitan markets

Confidential Treatment Requested by BANA	BANA-Soth-00077

(exclusive of the Property), (ii) who has a net worth of at least $500,000,000.00, and (iii) who, immediately prior to such transfer, controls, directly and/or indirectly, real estate assets with a total market value of at least $500,000,000.00 (exclusive of the Property).

Notwithstanding the foregoing, no person or entity shall be deemed to be a Permitted Transferee if (y) such person or entity (or any other person or entity owned or Controlled by such person or entity or affiliated with such person or entity) has been, within the last ten (10) years, (I) subject to any material, uncured event of default in connection with a loan financing which resulted in litigation or an acceleration of an indebtedness held by Lender or (II) the subject of any action or proceeding under applicable laws relating to insolvency; or (z) any of the principals or entities which Control such person or entity have ever been convicted of a felony.

          “Person” shall mean any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

          “Personal Property” shall have the meaning set forth in the granting clause of the Mortgage.

          “Physical Conditions Report” shall mean that certain Property Condition Report prepared by IVI International, Inc. dated May 11, 2005.

          “Policies” shall have the meaning specified in Section 8.1(b) hereof.

          “Private Rating” shall have the meaning set forth in Section 13.6 hereof.

          “Prohibited Transfer” shall have the meaning set forth in Section 7.2 hereof.

          “Property” shall mean the parcel of real property, the Improvements thereon and all Personal Property owned by Borrower and encumbered by the Mortgage, together with all rights pertaining to such property and Improvements, as more particularly described in the granting clause of the Mortgage and referred to therein as the “Property”.

          “Provided Information” shall have the meaning set forth in Section 13.4(a) hereof.

          “Qualified Institutional Lender” shall mean one or more of the following:

          (A) a real estate investment trust, bank, saving and loan association, investment bank, insurance company, trust company, commercial credit corporation, pension plan, pension fund or pension advisory firm, mutual fund, government entity or plan, provided that any such Person referred to in this clause (A) satisfies the Eligibility Requirements;

          (B) an investment company, money management firm or “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, or an institutional “accredited investor” within the meaning of Regulation D

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under the Securities Act of 1933, as amended, provided that any such Person referred to in this clause (B) satisfies the Eligibility Requirements;

(C) an institution substantially similar to any of the foregoing entities described in clauses (A) or (B) that satisfies the Eligibility Requirements;

(D) any entity Controlled (as defined below) by any of the entities described in clauses (A), (B) or (C) above;

          (E) a Qualified Trustee in connection with a securitization of, the creation of collateralized debt obligations (“CDO”) secured by or financing through an “owner trust” of, the Loan (collectively, “Securitization Vehicles”), so long as (A) the special servicer or manager of such Securitization Vehicle has the Required Special Servicer Rating and (B) the entire “controlling class” of such Securitization Vehicle, other than with respect to a CDO Securitization Vehicle, is held by one or more entities that are otherwise Qualified Institutional Lenders under clauses (A), (B), (C) or (D) of this definition; provided that the operative documents of the related Securitization Vehicle require that (l) in the case of a CDO Securitization Vehicle, the “equity interest” in such Securitization Vehicle is owned by one or more entities that are Qualified Institutional Lenders under clauses (A), (B), (C) or (D) of this definition and (2) if any of the relevant trustee, special servicer, manager fails to meet the requirements of this clause (E), such Person must be replaced by a Person meeting the requirements of this clause (E) within thirty (30) days; or

          (F) an investment fund, limited liability company, limited partnership or general partnership where a Permitted Fund Manager acts as the general partner, managing member or fund manager and at least 50% of the equity interests in such investment vehicle are owned, directly or indirectly, by one or more entities that are otherwise Qualified Institutional Lenders under clauses (A), (B), (C) or (D) of this definition.

For purposes of this definition only, the term “Control” shall mean the ownership, directly or indirectly, in the aggregate of more than fifty percent (50%) of the beneficial ownership interests of an entity and the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of an entity, whether through the ability to exercise voting power, by contract or otherwise.

          “Qualified Manager” shall mean Manager or a reputable and experienced professional management organization (a) which manages, together with its affiliates, at least ten (10) first class office buildings totaling at least 3,500,000 square feet of gross leasable area, exclusive of the Property and (b) approved by Lender, which approval shall not have been unreasonably withheld and for which Lender shall have received (i) written confirmation from the Rating Agencies that the employment of such manager will not result in a downgrade, withdrawal or qualification of the initial, or if higher, then current ratings issued in connection with a Securitization, or if a Securitization has not occurred, any ratings to be assigned in connection with a Securitization, and (ii) with respect to any Affiliated Manager, a revised substantive non-consolidation opinion if one was delivered in connection with the closing of the Loan.

Confidential Treatment Requested by BANA	BANA-Soth-00079

          “Qualified Trustee” shall mean (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority, (ii) an institution insured by the Federal Deposit Insurance Corporation or (iii) an institution whose long-term senior unsecured debt is rated either of the then in effect top two rating categories of each of the Rating Agencies.

          “Rating Agencies” shall mean each of S&P, Moody’s and Fitch, or any other nationally-recognized statistical rating agency which has been approved by Lender and which rate (or are anticipated to rate) the Securities.

          “Release” shall have the meaning set forth in Section 12.5 hereof.

          “REMIC Prohibition Period” shall have the meaning set forth in Section 2.4(b)(iv) hereof.

          “REMIC Trust” shall mean a “real estate mortgage investment conduit” (within the meaning of Section 860D, or applicable successor provisions, of the Code) that holds the Note.

          “Renewal Lease” shall have the meaning set forth in Section 5.13 hereof.

          “Renewal Sublease” shall have the meaning set forth in Section 5.13 hereof.

          “Rent Roll” shall have the meaning set forth in Section 4.24 hereof.

          “Rents” shall have the meaning set forth in the Mortgage.

          “Replacement Reserve Account” shall have the meaning set forth in Section 9.2(b) hereof.

          “Replacement Reserve Funds” shall have the meaning set forth in Section 9.2(b) hereof.

          “Replacement Reserve Monthly Deposit” shall have the meaning set forth in Section 9.2(b) hereof.

          “Replacements” shall have the meaning set forth in Section 9.2(a) hereof.

          “Required Rating” shall mean a rating by S&P of not less than AA- if the term of such Letter of Credit, bond or other instrument is no longer than three (3) months or if the term of such Letter of Credit, bond or other instrument is in excess of three (3) months, a long term unsecured credit rating by the applicable Rating Agencies of not lower than “AA”, “AA” and “Aa2” by S&P, Fitch and/or Moody’s, respectively, or, if a Securitization has not occurred, such other rating that is reasonably acceptable to Lender or, if a Securitization shall have occurred, such other rating that the Rating Agencies shall have confirmed in writing will not, in and of itself, result in a downgrade, withdrawal or qualification of the then current ratings assigned in connection with such Securitization.

Confidential Treatment Requested by BANA	BANA-Soth-00080

          “Required Work” shall have the meaning set forth in Section 9.4 hereof.

          “Required Special Servicer Rating” shall mean (i) a rating of “CSS1” in the case of Fitch, (ii) on the S&P list of approved special servicers in the case of S&P and (iii) in the case of Moody’s, such special servicer is acting as special servicer in a commercial mortgage loan securitization that was rated by Moody’s within the twelve (12) month period prior to the date of determination, and Moody’s has not downgraded or withdrawn the then-current rating on any class of commercial mortgage securities or placed any class of commercial mortgage securities on watch citing the continuation of such special servicer as special servicer of such commercial mortgage securities.

          “Reserve Accounts” shall mean the Debt Service Reserve Account and the following sub-accounts of the Cash Management Account: the Tax and Insurance Reserve Account, the Replacement Reserve Account, the Operating Expense Reserve Account, the Extraordinary Expense Reserve Account or any other escrow account established by the Loan Documents.

          “Reserve Funds” shall mean the Tax and Insurance Reserve Funds, the Replacement Reserve Funds, the Debt Service Reserve Funds, the Operating Expense Reserve Funds, the Extraordinary Expense Reserve Funds or any other escrow funds established by the Loan Documents.

          “Restoration” shall mean, following the occurrence of a Casualty or a Condemnation which is of a type necessitating the repair of the Property, the completion of the repair and restoration of the Property as nearly as possible to the condition the Property was in immediately prior to such Casualty or Condemnation, with such alterations as may be reasonably approved by Lender.

          “Restoration Consultant” shall have the meaning set forth in Section 8.4(b)(iii) hereof.

          “Restoration Retainage” shall have the meaning set forth in Section 8.4(b)(iv) hereof.

          “Restricted Party” shall have the meaning set forth in Section 7.1 hereof.

          “Revised Note Rate” shall mean, with respect to Note A, the Revised Note A Rate, and, with respect to Note B, the Revised Note B Rate.

          “Revised Note A Rate” shall mean a rate per annum equal to the sum of (x) five percent (5.00%) and (y) the Initial Note A Rate.

          “Revised Note B Rate” shall mean a rate per annum equal to the sum of (x) five percent (5.00%) and (y) the Initial Note B Rate.

          “Sale or Pledge” shall have the meaning set forth in Section 7.1 hereof.

          “Scheduled Payment Date” shall have the meaning set forth in Section 2.2(b) hereof.

          “Securities” shall have the meaning set forth in Section 13.1 hereof.

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          “Securities Act” shall mean the Securities Act of 1933, as amended.

          “Securities Liabilities” shall have the meaning set forth in Section 13.5 hereof.

          “Securitization” shall have the meaning set forth in Section 13.1 hereof.

          “Sotheby’s” shall mean Sotheby’s, Inc., a New York corporation, as tenant under the Sotheby’s Lease, together with its successors and assigns permitted in accordance with the applicable terms and conditions of the Sotheby’s Lease (including, without limitation, the Sotheby’s Guarantor to the extent the Sotheby’s Guarantor assumes the tenant’s obligations under the Sotheby’s Lease in accordance with the applicable terms and conditions of the Sotheby’s Guaranty (defined below), as applicable).

          “Sotheby’s Event of Default” shall mean the occurrence and continuance of a default under the Sotheby’s Lease beyond all applicable notice and cure periods thereunder (if any).

          “Sotheby’s Guarantor” shall mean Sotheby’s Holdings, Inc., a Michigan corporation, as guarantor under Sotheby’s Guaranty, together with its successors and assigns permitted in accordance with the applicable terms and conditions of the Sotheby’s Lease and of the Sotheby’s Guaranty (provided, that, in the case of any assignment of the Sotheby’s Lease in accordance with the terms of the Sotheby’s Lease (including, without limitation, Section 17(n) thereof) that results in the successor tenant under the Sotheby’s Lease being the only party (as between such tenant and any substitute guarantor under the Sotheby’s Lease) to receive (or to receive a higher) long-term unsecured debt rating (or equivalent Private Rating) from the Rating Agencies, then the term “Sotheby’s Guarantor” as used herein shall be deemed to refer to such substitute tenant under the Sotheby’s Lease).

          “Sotheby’s Lease” shall mean, collectively, (i) that certain Lease dated as of the date hereof by and among Borrower and Sotheby’s, Inc., (ii) that certain Guaranty of Lease dated as of the date hereof executed by Sotheby’s Holdings, Inc. (the “Sotheby’s Guaranty”), and (iii) that certain Subordination, Non-Disturbance and Attornment Agreement by and among Lender and Sotheby’s dated as of the date hereof (the “Sotheby’s SNDA”), as each of the same may be amended, supplemented, restated or otherwise modified in accordance with the applicable terms and conditions thereof and hereof.

          “Sotheby’s Sublease” shall have the meaning set forth in Section 5.13 hereof.

          “Special Member” shall have the meaning set forth in Section 6.1(c).

          “Specified Article 7 Breach” shall mean a Prohibited Transfer that results in (a) a Sale or Pledge of all or any material portion of the Property, or (b) Borrower Principal Family Group failing to Control Borrower, any SPE Component Entity and Affiliated Manager.

          “Specified Provisions” shall mean the following Sections of (I) this Agreement: (a) Sections 5.1 through 5.4, (b) Section 5.6, (c) Section 5.9, (d) Section 5.10, (e) Section 5.11(d), (f) Section 5.12(b)(i), (g) Section 5.13(a), (h) Section 5.15, (i) Section 5.17, 0) Section 5.21, (k) Section 7.2, (1) Section 9.2, (m) Section 9.5, (n) Sections 12.2 through 12.4 and (o) Section

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13.4(a); and (II) the Mortgage: (a) Section 3.5, (b) Section 5.1, (c) Section 8.8, (d) Section 9.1 and (e) Section 9.2.

          “SPE Component Entity” shall have the meaning set forth in Section 6.1(b) hereof.

          “Standard Statements” shall have the meaning set forth in Section 5.1l(c)(i)(A) hereof.

          “S&P” shall mean Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

          “State” shall mean the state in which the Property or any part thereof is located.

          “Successor Borrower” shall have the meaning set forth in Section 2.4(b)(iii) hereof.

          “Surveyor” shall have the meaning set forth in Section 3.2(c) hereof.

          “Tax and Insurance Reserve Funds” shall have the meaning set forth in Section 9.6 hereof.

          “Tax and Insurance Reserve Account” shall have the meaning set forth in Section 9.6 hereof.

          “Taxes” shall mean all real estate and personal property taxes, assessments, water rates or sewer rents, now or hereafter levied or assessed or imposed against the Property or any part thereof.

          “Tenant” shall mean any Person leasing, subleasing or otherwise occupying any portion of the Property under a Lease or other occupancy agreement with Borrower (including, without limitation, Sotheby’s).

          “Tenant Direction Letter” shall have the meaning set forth in Section 10.2 hereof.

          “Termination Fee Deposit” shall have the meaning set forth in Section 9.3(b).

          “Title Company” shall have the meaning set forth in Section 3.2(b) hereof.

          “Title Insurance Policy” shall mean that certain ALTA mortgagee title insurance policy issued with respect to the Property and insuring the lien of the Mortgage.

          “Transferee” shall have the meaning set forth in Section 7.5 hereof.

          “Tribunal” shall mean any state, commonwealth, federal, foreign, territorial or other court or governmental department, commission, board, bureau, district, authority, agency, central bank, or instrumentality, or any arbitration authority.

          “UCC” or “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in the State where the applicable Property is located.

          “Underwriter Group” shall have the meaning set forth in Section 13.5(b) hereof.

Confidential Treatment Requested by BANA	BANA-Soth-00083

          “Voluntary Bankruptcy Proceeding” shall mean (i) the filing by Borrower of a voluntary petition under any Creditors Rights Laws, or (ii) the filing of a collusive involuntary petition against Borrower under any Creditor’s Rights Laws by an Affiliate of Borrower.

          Section 1.2. Principles of Construction.

          All references to sections and schedules are to sections and schedules in or to this Agreement unless otherwise specified. All uses of the word “including” shall mean “including, without limitation” unless the context shall indicate otherwise. Unless otherwise specified, the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined.

ARTICLE 2
GENERAL TERMS

          Section 2.1. Loan Commitment; Disbursement to Borrower

          (a) Subject to and upon the terms and conditions set forth herein, Lender hereby agrees to make and Borrower hereby agrees to accept the Loan on the Closing Date.

          (b) Borrower may request and receive only one borrowing in respect of the Loan and any amount borrowed and repaid in respect of the Loan may not be re-borrowed.

          (c) The Loan shall be evidenced by the Note and secured by the Mortgage and the other Loan Documents.

          (d) Borrower shall use the proceeds of the Loan to (i) refinance Borrower’s existing loan secured by the Property, (ii) make deposits into the Reserve Funds on the Closing Date in the amounts provided herein, (iii) pay costs and expenses incurred in connection with the closing of the Loan, as approved by Lender, (iv) fund any working capital requirements of the Property, and (v) distribute the balance, if any, to its partners.

          Section 2.2. Loan Payments

          (a) The outstanding principal balance of the Loan shall bear interest at a fixed rate per annum equal to (i) prior to the Optional Prepayment Date, the Initial Note Rate, and (ii) from and after the Optional Prepayment Date, the Revised Note Rate. Interest shall be computed based on the daily rate produced assuming a three hundred sixty (360) day year, multiplied by the actual number of days elapsed. Except as otherwise set forth in this Agreement, interest shall be paid in arrears.

          (b) (i) Payments Prior to the Optional Prepayment Date. Borrower shall make an initial payment of $322,067.43 (of which $273,504.96 is allocable to Note A and $48,562.47 is allocable to Note B) on the Closing Date for interest from the Closing Date through and including June 30, 2005. Thereafter, except as may be adjusted in accordance with the last sentence of Section 2.2(c), (A) Borrower shall make consecutive monthly installments of interest

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only in an amount calculated in accordance with Section 2.2(a) above (such amount, the “I/O Monthly Payment Amount”) pursuant to the terms of Section 2.2(d) on the first (1st) day of each month beginning on August 1, 2005 (each such date through and including the Maturity Date, a “Scheduled Payment Date”) through and including the Scheduled Payment Date occurring in July, 2010; and (B) Borrower shall make consecutive monthly installments of principal and interest in the applicable amounts set forth on Schedule 2.2(b) (allocable to Note A to Note B as set forth on such Schedule) pursuant to the terms of Section 2.2(d) (the “Monthly Payment Amount”) on each Scheduled Payment Date commencing with the Scheduled Payment Date occurring in August, 2010 through and including the Optional Prepayment Date.

                    (ii) Payments After the Optional Prepayment Date. On each Scheduled Payment Date occurring after the Optional Prepayment Date, Borrower shall (A) make a payment to Lender of principal and interest in an amount equal to the Monthly Payment Amount to be applied first to interest in an amount equal to interest that would have accrued on the Debt (without adjustment for Accrued Interest) at the Initial Note Rate and then to principal, and (B) pay to Lender all Excess Cash Flow to be applied in accordance with the terms and conditions of this Agreement. After the Optional Prepayment Date, interest accrued at the Revised Note Rate and not paid pursuant to the preceding sentence shall be added to the principal balance of Note A or Note B, as applicable, and shall earn interest at the Revised Note Rate to the extent permitted by applicable Legal Requirements (such accrued interest, “Accrued Interest”).

                    (iii) Payment on Maturity Date. Borrower shall pay to Lender on the Maturity Date the remaining outstanding principal amount of the Loan, all accrued and unpaid interest (including, without limitation, the Accrued Interest) and all other amounts due hereunder and under the other Loan Documents.

          (c) The Monthly Payment Amount shall mean the amount of interest and principal which would be due in order to fully amortize the principal amount of the Loan, over an amortization term of thirty (30) years assuming an annual interest rate equal to the Initial Note Rate, computed on the basis of a three hundred sixty (360) day year consisting of twelve (12) months of thirty (30) days each. Borrower expressly understands and agrees that such computation of interest based on a three hundred sixty (360) day year consisting of twelve (12) months of thirty (30) days each is solely for the purpose of determining the Monthly Payment Amount, and, notwithstanding such computation, interest shall accrue on the outstanding principal amount of the Loan as provided in Section 2.2(a) above. Borrower understands and acknowledges that such interest accrual requirement results in more interest accruing on the Loan than if either a thirty (30) day month and a three hundred sixty (360) day year or the actual number of days and a three hundred sixty-five (365) day year were used to compute the accrual of interest on the Loan. Borrower recognizes that such interest accrual requirement will not fully amortize the Loan within the amortization period set forth above. Following any partial prepayment occurring solely as a result of the application of Insurance Proceeds or Awards pursuant to the terms of this Agreement, Lender shall adjust the Monthly Payment Amount to give effect to any such partial prepayment, provided, however, that in no event will any such adjustment result in any such installment becoming due and payable on any date after the Maturity Date.

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          (d) Each payment by Borrower to Lender hereunder or under the Note shall be payable at P.O. Box 65585, Charlotte, North Carolina 28265-0585, or by wire pursuant to the following instructions: Bank of America, N.A., ABA #111000025, Account #4782779943 for credit to CMSG, Loan #59039, or at such other place or pursuant to such other wiring instructions or to such other account as Lender may designate from time to time on ten (10) days prior written notice to Borrower. Whenever any payment hereunder or under the Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the first Business Day preceding such scheduled due date.

          (e) Prior to the occurrence of an Event of Default, all monthly payments made as scheduled under this Agreement and the Note shall be applied first to the payment of interest computed at the Note Rate, and the balance toward the reduction of the principal amount of the Note. Prior to the occurrence and continuance of an Event of Default, all voluntary and involuntary prepayments on the Note shall be applied, to the extent thereof, first, to accrued but unpaid interest on the amount prepaid, second, to the remaining principal amount, and, third, to any other sums due and unpaid to Lender in connection with the Loan. Following the occurrence of an Event of Default, any payment made on the Note shall be applied to accrued but unpaid interest, late charges, accrued fees, the unpaid principal amount of the Note, and any other sums due and unpaid to Lender in connection with the Loan, in such manner and order as Lender may elect in its sole and absolute discretion.

          (f) All payments made by Borrower hereunder or under the Note or the other Loan Documents shall be made irrespective of, and without any deduction for, any setoff or counterclaims.

          Section 2.3. Late Payment Charge

          If any principal or interest payment is not paid by Borrower on or before the date occurring five (5) days after the date the same is due, Borrower shall pay to Lender upon demand an amount equal to the lesser of three percent (3%) of such unpaid sum or the maximum amount permitted by applicable law in order to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment. Any such amount shall be secured by the Mortgage and the other Loan Documents to the extent permitted by applicable law.

          Section 2.4. Prepayment; Defeasance

          Except as otherwise expressly permitted by this Section 2.4 no voluntary prepayments, whether in whole or in part, of the Loan or any other amount at any time due and owing under the Note can be made by Borrower or any other Person without the express written consent of Lender.

          (a) Lockout Period. Borrower has no right to make, and Lender shall have no obligation to accept, any voluntary prepayment, whether in whole or in part, of the Loan during the Lockout Period. Notwithstanding the foregoing, if either (i) Lender, in its sole and absolute discretion, accepts a full or partial voluntary prepayment during the Lockout Period or (ii) there is an involuntary prepayment during the Lockout Period, then, in either case, Borrower shall, in

Confidential Treatment Requested by BANA	BANA-Soth-00086

addition to any portion of the Loan prepaid (together with all interest accrued and unpaid thereon), pay to Lender a prepayment premium in an amount calculated in accordance with Section 2.4(c) hereof.

          (b) Defeasance.

          (i) Notwithstanding any provisions of this Section 2.4 to the contrary, including, without limitation, subsection (a) of this Section 2.4, at any time other than during a REMIC Prohibition Period but prior to the Optional Prepayment Date, Borrower may cause the release of the Property from the lien of the Mortgage and the other Loan Documents upon the satisfaction of the following conditions:

(A) no Event of Default shall exist under any of the Loan Documents;

          (B) not less than thirty (30) (but not more than ninety (90)) days prior written notice shall be given to Lender specifying a date on which the Defeasance Collateral (as hereinafter defined) is to be delivered (the “Release Date”), such date being on a Scheduled Payment Date; provided, however, that Borrower shall have the right (i) to cancel such notice by providing Lender with notice of cancellation ten (10) days prior to the scheduled Release Date, or (ii) to extend the scheduled Release Date until the next Scheduled Payment Date; provided that in each case, Borrower shall pay all of Lender’s out of pocket costs and expenses incurred as a result of such cancellation or extension;

          (C) all accrued and unpaid interest and all other sums due under the Note, this Agreement and under the other Loan Documents up to the Release Date, including, without limitation, all fees, costs and expenses incurred by Lender and its agents in connection with such release (including, without limitation, legal fees and expenses for the review and preparation of the Defeasance Security Agreement (as hereinafter defined) and of the other materials described in Section 2.4(b)(i)(D) below and any related documentation, and any servicing fees, Rating Agency fees or other costs related to such release), shall be paid in full on or prior to the Release Date;

(D) Borrower shall deliver to Lender on or prior to the Release Date:

          (1) a pledge and security agreement, in form and substance reasonably satisfactory to a prudent lender, trustee or servicer of this type of securitized loan transaction, creating a first priority security interest in favor of Lender in the Defeasance Collateral, as defined herein (the “Defeasance Security Agreement”), which shall provide, among other things, that any excess amounts received by Lender from the Defeasance Collateral over the amounts payable by Borrower on a given Scheduled Payment Date, which excess amounts are not required to cover all or any portion of amounts payable on a future Scheduled Payment Date, shall be refunded to Borrower promptly after each such Scheduled Payment Date;

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          (2) direct non-callable obligations of the United States of America or other obligations which are “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, to the extent the applicable Rating Agencies rating the Securities have confirmed in writing that the same will not cause a downgrade, withdrawal or qualification of the initial, or, if higher, then applicable ratings of the Securities, that provide for payments prior and as close as possible to (but in no event later than) all successive Scheduled Payment Dates occurring after the Release Date until and including the Optional Prepayment Date, with each such payment being equal to or greater than the amount of the corresponding Monthly Payment Amount required to be paid under this Agreement and the Note (including all amounts due on the Optional Prepayment Date, including, without limitation, the outstanding principal balance of the Loan) (the “Defeasance Collateral”), each of which shall be duly endorsed by the holder thereof as directed by Lender or accompanied by a written instrument of transfer in form and substance reasonably satisfactory to Lender (including, without limitation, such certificates, documents and instruments as may be reasonably required by the depository institution holding such securities or the issuer thereof, as the case may be, to effectuate book-entry transfers and pledges through the book-entry facilities of such institution) in order to perfect upon the delivery of the Defeasance Security Agreement the first priority security interest therein in favor of Lender in conformity with all applicable state and federal laws governing granting of such security interests;

(3) a certificate of Borrower certifying that all of the requirements set forth in this Section 2.4(b)(i) have been satisfied;

          (4) one or more opinions of counsel for Borrower in form and substance and delivered by counsel which would be reasonably satisfactory to a prudent lender, trustee or servicer of this type of securitized loan transaction stating, among other things, that (i) Lender has a perfected first priority security interest in the Defeasance Collateral and that the Defeasance Security Agreement is enforceable against Borrower in accordance with its terms, (ii) in the event of a bankruptcy proceeding or similar occurrence with respect to Borrower, none of the Defeasance Collateral nor any proceeds thereof will be property of Borrower’s estate under Section 541 of the U.S. Bankruptcy Code or any similar statute and the grant of security interest therein to Lender shall not constitute an avoidable preference under Section 547 of the U.S. Bankruptcy Code or applicable state law, (iii) the release of the lien of the Mortgage and the pledge of Defeasance Collateral will not directly or indirectly result in or cause any REMIC Trust that then holds the Note to fail to maintain its status as a REMIC Trust and (iv) the defeasance will not cause any REMIC Trust to be an “investment company” under the Investment Company Act of 1940;

Confidential Treatment Requested by BANA	BANA-Soth-00088

          (5) a certificate in form and scope reasonably acceptable to Lender from an Acceptable Accountant certifying that the Defeasance Collateral will generate amounts sufficient to make all payments of principal and interest due under the Note (including the scheduled outstanding principal balance of the Loan due on the Optional Prepayment Date) following the Release Date and through and including the Optional Prepayment Date; and

(6) such other certificates, documents and instruments as Lender may reasonably require; and

          (E) in the event the Loan is held by a REMIC Trust, Lender has received written confirmation from any Rating Agency rating any Securities that substitution of the Defeasance Collateral will not result in a downgrade, withdrawal, or qualification of the ratings then assigned to any of the Securities.

          (ii) Upon compliance with the requirements of Section 2.4(b)(i), (1) the Property shall be released from the lien of the Mortgage and the other Loan Documents, and the Defeasance Collateral shall constitute collateral which shall secure the Note and all other obligations under the Loan Documents and (2) Lender will, at Borrower’s expense, execute and deliver any agreements as reasonably requested by Borrower to release the lien of the Mortgage and the other Loan Documents from the Property or to otherwise assign the Mortgage and any other applicable Loan Documents (including, without limitation, a letter of authorization permitting Borrower to file UCC-3 terminations).

          (iii) Upon the release of the Property in accordance with this Section 2.4(b), Borrower shall (at Lender’s sole and absolute discretion) assign all its obligations and rights under the Note, together with the pledged Defeasance Collateral, to a successor entity designated and approved by Lender in its sole and absolute discretion (“Successor Borrower”). Successor Borrower shall execute an assignment and assumption agreement in form and substance satisfactory to Lender in its sole and absolute discretion pursuant to which it shall assume Borrower’s obligations under the Note and the Defeasance Security Agreement. As conditions to such assignment and assumption, Borrower shall (A) deliver to Lender one or more opinions of counsel in form and substance and delivered by counsel which would be reasonably satisfactory to a prudent lender, trustee or servicer of this type of securitized loan transaction stating, among other things, that such assignment and assumption agreement is enforceable against Borrower and the Successor Borrower in accordance with its terms and that the Note, the Defeasance Security Agreement and the other Loan Documents, as so assigned and assumed, are enforceable against the Successor Borrower in accordance with their respective terms, and opining to such other matters relating to Successor Borrower and its organizational structure as Lender may reasonably require, and (B) pay all out of pocket fees, costs and expenses incurred by Lender or its agents in connection with such assignment and assumption (including, without limitation, reasonable legal fees and expenses for the review of the proposed transferee and the preparation of the assignment and assumption agreement and related certificates, documents and instruments and any

Confidential Treatment Requested by BANA	BANA-Soth-00089

fees payable to any Rating Agencies and their counsel in connection with the issuance of the confirmation referred to in subsection (b)(i)(E) above). Upon such assignment and assumption, Borrower shall be relieved of its obligations hereunder, under the Note, under the other Loan Documents and under the Defeasance Security Agreement, except as expressly set forth in the assignment and assumption agreement.

          (iv) For purposes of this Section 2.4, “REMIC Prohibition Period” means the period commencing on the Closing Date and ending on the earlier to occur of (A) the second anniversary of the “startup day” within the meaning of Section 860G(a)(9) of the Code of any REMIC Trust that holds the Note, or (B) the forty-second (42nd) Scheduled Payment Date. In no event shall Lender have any obligation to notify Borrower that a REMIC Prohibition Period is in effect with respect to the Loan, except that Lender shall notify Borrower if any REMIC Prohibition Period is in effect with respect to the Loan after receiving any notice described in Section 2.4(b)(i)(B); provided, however, that the failure of Lender to so notify Borrower shall not impose any liability on Lender or grant Borrower any right to defease the Loan during any such REMIC Prohibition Period.

          (c) Involuntary Prepayment During the Lockout Period. During the Lockout Period, in the event of any involuntary prepayment of the Loan or any other amount under the Note, whether in whole or in part, in connection with or following Lender’s acceleration of the Note, and whether the Mortgage is satisfied or released by foreclosure (whether by power of sale or judicial proceeding), deed in lieu of foreclosure or by any other means, including, without limitation, repayment of the Loan by Borrower or any other Person pursuant to any statutory or common law right of redemption, Borrower shall, in addition to any portion of the principal balance of the Loan prepaid (together with all interest accrued and unpaid thereon and in the event the prepayment is made on a date other than a Scheduled Payment Date, a sum equal to the amount of interest which would have accrued under the Note on the amount of such prepayment if such prepayment had occurred on the next Scheduled Payment Date), pay to Lender a prepayment premium in an amount calculated in accordance with this Section 2.4(c). Such prepayment premium shall be in an amount equal to the greater of:

(i) 1% of the portion of the Loan being prepaid; or

(ii) the product obtained by multiplying:

(A) the portion of the Loan being prepaid, times;

(B) the difference obtained by subtracting (I) the Yield Rate from (II) the Note Rate, times;

(C) the present value factor calculated using the following formula:

l-(1+r)-n

r

r =	Yield Rate

n =	the number of years and any fraction thereof, remaining between the date the prepayment is made and the Optional Prepayment Date

Confidential Treatment Requested by BANA	BANA-Soth-00090

          As used herein, “Yield Rate” means the yield rate for the 4.125% U.S. Treasury Security due May 15, 2015, as reported in The Wall Street Journal on the fifth Business Day preceding the Prepayment Calculation Date. If the Yield Rate is not published for such U.S. Treasury Security, then the “Yield Rate” shall mean the yield rate for the nearest equivalent U.S. Treasury Security (as selected at Lender’s sole and absolute discretion) as reported in The Wall Street Journal on the fifth Business Day preceding the Prepayment Calculation Date. If the publication of such Yield Rate in The Wall Street Journal is discontinued, Lender shall have the right to determine such Yield Rate from another source typically used by other lenders, trustees or servicers of this type of securitized loan transaction. The “Prepayment Calculation Date” shall mean, as applicable, the date on which (i) notice of prepayment is given to Lender, in the case of a voluntary prepayment of the entire outstanding principal amount of the Note, (ii) Lender applies any partial prepayment to the reduction of the outstanding principal amount of the Note, in the case of a voluntary partial prepayment which is accepted by Lender, (iii) Lender accelerates the Loan, in the case of a prepayment resulting from acceleration, or (iv) Lender applies funds held under any Reserve Account, in the case of a prepayment resulting from such application (other than in connection with acceleration of the Loan).

          (d) Insurance and Condemnation Proceeds; Excess Interest. Notwithstanding any other provision herein to the contrary, and provided no Event of Default exists, Borrower shall not be required to pay any prepayment premium in connection with any prepayment occurring solely as a result of (i) the application of Insurance Proceeds or Condemnation Proceeds pursuant to the terms of the Loan Documents, or (ii) the application of any interest in excess of the maximum rate permitted by applicable law to the reduction of the Loan.

          (e) After the Lockout Period. Borrower may voluntarily prepay (without premium) the Note in whole or in part at any time after the day the Lockout Period ends upon giving Lender at least ten (10) days (but not more than ninety (90) days) prior written notice. Lender shall accept a prepayment pursuant to this Section 2.4(e) on a day other than a Scheduled Payment Date provided that, in addition to payment of the full outstanding principal balance of the Note, Borrower pays to Lender a sum equal to the amount of interest which would have accrued on the Note if such prepayment occurred on the next Scheduled Payment Date.

          (f) Partial Prepayments. Notwithstanding anything herein to the contrary, provided no Event of Default has occurred and is continuing, any partial prepayment of the Note shall be applied pro rata (based on the initial principal balance of Note A and Note B) to Note A and Note B.

          Section 2.5. Payments after Default

          Upon the occurrence and during the continuance of an Event of Default, interest on the outstanding principal balance of the Loan and, to the extent permitted by law, overdue interest and other amounts due in respect of the Loan, (a) shall accrue at the Default Rate, and (b) Lender shall be entitled to receive and Borrower shall pay to Lender all cash flow from the Property in accordance with the terms of Article 10 hereof, such amount to be applied by Lender to the payment of the Debt in such order as Lender shall determine in its sole discretion, including, without limitation, alternating applications thereof between interest and principal. Interest at the Default Rate shall be computed from the occurrence of the Event of Default until the earlier of

Confidential Treatment Requested by BANA	BANA-Soth-00091

(i) the actual receipt and collection of the Debt (or that portion thereof that is then due) and (ii) the cure of such Event of Default. To the extent permitted by applicable law, interest at the Default Rate shall be added to the Debt, shall itself accrue interest at the same rate as the Loan and shall be secured by the Mortgage. This paragraph shall not be construed as an agreement or privilege to extend the date of the payment of the Debt, nor as a waiver of any other right or remedy accruing to Lender by reason of the occurrence of any Event of Default; the acceptance of any payment from Borrower shall not be deemed to cure or constitute a waiver of any Event of Default; and Lender retains its rights under this Agreement to accelerate and to continue to demand payment of the Debt upon the happening of and during the continuance of any Event of Default, despite any payment by Borrower to Lender.

          Section 2.6. Usury Savings

          This Agreement and the Note are subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the principal balance of the Loan at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If, by the terms of this Agreement or the other Loan Documents, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of the Maximum Legal Rate, the Note Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate of interest from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

ARTICLE 3
CONDITIONS PRECEDENT

          The obligation of Lender to make the Loan hereunder is subject to the fulfillment by Borrower or waiver by Lender of the following conditions precedent no later than the Closing Date. At the time Lender funds the Loan, the conditions precedent contained in this Article 3 shall be deemed satisfied or otherwise waived by Lender (except to the extent specifically set forth in any post closing letter or similar agreement between Borrower and Lender).

          Section 3.1. Representations and Warranties; Compliance with Conditions

          The representations and warranties of Borrower contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the Closing Date with the same effect as if made on and as of such date, and Lender shall have determined that no Default or an Event of Default shall have occurred and be continuing; and Borrower shall be in compliance in all material respects with all terms and conditions set forth in this Agreement and in each other Loan Document on its part to be observed or performed.

          Section 3.2. Delivery of Loan Documents; Title Insurance; Reports; Leases

Confidential Treatment Requested by BANA	BANA-Soth-00092

          (a) Mortgage, Loan Agreement and Note. Lender shall have received from Borrower a fully executed and acknowledged counterpart of the Mortgage and evidence that counterparts of the Mortgage and Uniform Commercial Code financing statements have been delivered to Title Company for recording, in the reasonable judgment of Lender, so as to effectively create upon such recording valid and enforceable Liens upon the Property, of the requisite priority, in favor of Lender (or such other trustee as may be required or desired under local law), subject only to the Permitted Encumbrances and such other Liens as are permitted pursuant to the Loan Documents. Lender shall have also received from Borrower fully executed counterparts of the this Agreement, the Note and Assignment of Management Agreement and all other Loan Documents.

          (b) Title Insurance. Lender shall have received a Title Insurance Policy issued by Counsel Abstract, Inc., as agent for Chicago Title Insurance Company (“Chicago”), containing co-insurance endorsements issued by Counsel Abstract, Inc., as agent for Stewart Title Insurance Company (“Stewart”; Chicago and Stewart are collectively herein referred to as the “Title Company”) and dated as of the Closing Date, with co-insurance agreements acceptable to Lender. Such Title Insurance Policy shall (i) provide coverage in the amount of the Loan, (ii) insure Lender that the Mortgage creates a valid lien on the Property of the requisite priority, free and clear of all exceptions from coverage other than Permitted Encumbrances and standard exceptions and exclusions from coverage (as modified by the terms of any endorsements), (iii) contain such endorsements and affirmative coverages as Lender may reasonably request, and (iv) name Lender as the insured. The Title Insurance Policy shall be assignable. Lender also shall have received evidence that all premiums in respect of such Title Insurance Policy have been paid.

          (c) Survey. Lender shall have received a re-dated title survey for the Property, certified to Title Company and Lender and their successors and assigns, in form and content satisfactory to Lender and prepared by Earl B. Lovell - S.P. Belcher, Inc. and visually updated by Fehringer Surveying, P.C. (the “Surveyor”) in accordance with the 1999 Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys. The survey shall meet the classification of an “Urban Survey” and the following additional items from the list of “Optional Survey Responsibilities and Specifications” (Table A) should be added to each survey: 2, 3, 4, 6, 8, 9, 10, 11 and 13. Such survey shall reflect the same legal description contained in the Title Insurance Policy referred to in subsection (b) above and shall include, among other things, a metes and bounds description of the real property comprising part of the Property reasonably satisfactory to Lender. The Surveyor’s seal shall be affixed to the survey and the Surveyor shall provide a certification for each survey in form and substance acceptable to Lender.

          (d) Insurance. Lender shall have received copies of the Policies required hereunder, satisfactory to Lender in its sole discretion, and evidence of the payment of all Insurance Premiums payable for the existing policy period.

          (e) Environmental Reports. Lender shall have received the Environmental Report in respect of the Property satisfactory to Lender.

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          (f) Zoning/Building Code. Lender shall have received evidence of compliance with zoning and building ordinances and codes, including, without limitation, required certificates of occupancy, reasonably acceptable to Lender.

          (g) Encumbrances. Borrower shall have taken or caused to be taken such actions in such a manner so that Lender has a valid and perfected first Lien as of the Closing Date on the Property, subject only to applicable Permitted Encumbrances and such other Liens as are permitted pursuant to the Loan Documents, and Lender shall have received satisfactory evidence thereof.

          (h) Lien Searches. Borrower shall have delivered to Lender certified search results pertaining to the Borrower, Borrower Principal and such other Persons or any SPE Component Entity as reasonably required by Lender for state and federal tax liens, bankruptcy, judgment, litigation and state and local UCC filings

          Section 3.3. Related Documents

          Each additional document not specifically referenced herein, but relating to the transactions contemplated herein, shall have been duly authorized, executed and delivered by all parties thereto and at Lender’s written request, Lender shall have received and approved certified copies thereof.

          Section 3.4. Organizational Documents

          On or before the Closing Date, Borrower shall deliver or cause to be delivered to Lender (a) copies certified by Borrower of all organizational documentation related to Borrower, each SPE Component Entity and Borrower Principal which must be acceptable to Lender in its sole discretion, and (b) such other evidence of the formation, structure, existence, good standing and/or qualification to do business of the Borrower, each SPE Component Entity and Borrower Principal, as Lender may request in its sole discretion, including, without limitation, good standing or existence certificates, qualifications to do business in the appropriate jurisdictions, resolutions authorizing the entering into of the Loan and incumbency certificates as may be requested by Lender.

          Section 3.5. Opinions of Borrower’s Counsel

          Lender shall have received opinions of Borrower’s counsel (a) with respect to non-consolidation issues and (b) with respect to due execution, authority, enforceability of the Loan Documents and such other matters as Lender may require, all such opinions in form, scope and substance satisfactory to Lender and Lender’s counsel in their sole discretion.

          Section 3.6. Annual Budget

          Borrower shall have delivered, and Lender shall have approved, the Annual Budget for the current fiscal year, a copy of which is attached as Exhibit A hereto.

          Section 3.7. Taxes and Other Charges

Confidential Treatment Requested by BANA	BANA-Soth-00094

          Borrower shall have paid or cause to have been paid all Taxes and Other Charges (including any in arrears) relating to the Property, which amounts may be funded with proceeds of the Loan.

          Section 3.8. Completion of Proceedings

          All corporate and other proceedings taken or to be taken in connection with the transactions contemplated by this Agreement and other Loan Documents and all documents incidental thereto shall be satisfactory in form and substance to Lender, and Lender shall have received all such counterpart originals or certified copies of such documents as Lender may reasonably request.

          Section 3.9. Payments

          All payments, deposits or escrows required to be made or established by Borrower under this Agreement, the Note and the other Loan Documents on or before the Closing Date shall have been paid, deposited or escrowed, which such amounts may be funded with the proceeds of the Loan.

          Section 3.10. Transaction Costs

          Except as otherwise expressly provided herein, Borrower shall have paid or reimbursed Lender for all out of pocket expenses in connection with the underwriting, negotiation, Securitization and closing of the Loan, including title insurance premiums and other title company charges; recording, registration, filing and similar fees, taxes and charges; transfer, mortgage, deed, stamp or documentary taxes or similar fees or charges; costs of third-party reports, including without limitation, environmental studies, credit reports, seismic reports, engineer’s reports, appraisals and surveys; underwriting and origination expenses; Securitization expenses; and all actual, reasonable legal fees and expenses charged by counsel to Lender.

          Section 3.11. No Material Adverse Change

          There shall have been no material adverse change in the financial condition or business condition of the Property, Borrower, Borrower Principal, any SPE Component Entity, Manager or any other person or party contributing to the operating income and operations of the Property since the date of the most recent financial statements and/or other information delivered to Lender. The income and expenses of the Property, the occupancy and leases thereof, and all other features of the transaction shall be as represented to Lender without material adverse change. Neither Borrower nor Borrower Principal, any SPE Component Entity or Affiliated Manager shall be the subject of any bankruptcy, reorganization, or insolvency proceeding.

          Section 3.12. Leases and Rent Roll

          Lender shall have received copies of all Leases affecting the Property, which shall be satisfactory in form and substance to Lender. Lender shall have received a current certified rent roll or other similar occupancy statement of the Property, reasonably satisfactory in form and substance to Lender.

Confidential Treatment Requested by BANA	BANA-Soth-00095

          Section 3.13. Intentionally Omitted

          Section 3.14. Estoppel Certificates

          Borrower shall have delivered to Lender an original estoppel certificate executed by Sotheby’s in form and substance satisfactory to Lender.

          Section 3.15. Subordination and Attornment

          Borrower shall have delivered to Lender a fully executed version of the Sotheby’s SNDA.

          Section 3.16. Tax Lot

          Lender shall have received evidence that the Property constitutes one (1) or more separate tax lots, which evidence shall be reasonably satisfactory in form and substance to Lender.

          Section 3.17. Physical Conditions Report

          Lender shall have received the Physical Conditions Report with respect to the Property, which report shall be reasonably satisfactory in form and substance to Lender.

          Section 3.18. Management Agreement

          Lender shall have received a certified copy of the Management Agreement with respect to the Property which shall be satisfactory in form and substance to Lender.

          Section 3.19. Appraisal

          Lender shall have received an appraisal of the Property, which shall be satisfactory in form and substance to Lender.

          Section 3.20. Financial Statements

          Lender shall have received such financial statements and related information (including, without limitation, tax bills) as may be reasonably requested by Lender, which such financial statements and related information shall be in form and substance (and prepared by such parties (including, without limitation, an Acceptable Accountant)) as may be reasonably required by Lender and shall be in compliance with any Legal Requirements promulgated by the Securities and Exchange Commission.

          Section 3.21. Net Operating Income

          The Net Operating Income for the Property is not less than $16,808,448.00 as determined by Lender in its sole discretion pursuant to its standard underwriting procedures for loans which are consummated by Lender for the purpose of including the same in any Securitization.

          Section 3.22. Further Documents

Confidential Treatment Requested by BANA	BANA-Soth-00096

          Lender or its counsel shall have received such other and further approvals, opinions, documents and information as Lender or its counsel may have reasonably requested including the Loan Documents in form and substance satisfactory to Lender and its counsel.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES

          Borrower and, where specifically indicated, each Borrower Principal represents and warrants to Lender as of the Closing Date that:

          Section 4.1. Organization

          Borrower (a) has been duly organized and is validly existing and in good standing with requisite power and authority to own the Property and to transact the business in which it is now engaged, (b) is duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified in connection with the Property, its business and its operations, (c) possesses all rights, licenses, permits and authorizations, governmental or otherwise, necessary to entitle it to own the Property and to transact the business in which it is now engaged, and the sole business of Borrower is the ownership, management and operation of the Property, and (d) has full power, authority and legal right to mortgage, grant, bargain, sell, pledge, assign, warrant, transfer and convey the Property pursuant to the terms of the Loan Documents, and has full power, authority and legal right to keep and observe all of the terms of the Loan Documents to which it is a party. Borrower and each Borrower Principal represent and warrant that the chart attached hereto as Exhibit B sets forth an accurate listing of the direct and indirect owners of the equity interests in Borrower and each SPE Component Entity.

          Section 4.2. Status of Borrower

          Borrower’s exact legal name is correctly set forth on the first page of this Agreement, on the Mortgage and on any UCC-1 Financing Statements filed in connection with the Loan. Borrower is an organization of the type specified on the first page of this Agreement. Borrower is incorporated in or organized under the laws of the state of Delaware. Borrower’s principal place of business and chief executive office, and the place where Borrower keeps its books and records, including recorded data of any kind or nature, regardless of the medium of recording, including software, writings, plans, specifications and schematics, has been for the preceding four months (or, if less, the entire period of the existence of Borrower) the address of Borrower set forth on the first page of this Agreement. Borrower’s organizational identification number, if any, assigned by the state of incorporation or organization is 030060905-3619750.

          Section 4.3. Validity of Documents

          Borrower has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the other Loan Documents. This Agreement and such other Loan Documents have been duly executed and delivered by or on behalf of Borrower and each Borrower Principal and constitute the legal, valid and binding obligations of Borrower and each Borrower Principal enforceable against Borrower and each Borrower Principal in accordance with their respective terms, subject only to applicable bankruptcy, insolvency and similar laws

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affecting rights of creditors generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

          Section 4.4. No Conflicts

          The execution, delivery and performance of this Agreement and the other Loan Documents by Borrower and each Borrower Principal will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance (other than pursuant to the Loan Documents) upon any of the property or assets of Borrower or any Borrower Principal pursuant to the terms of any agreement or instrument to which Borrower or any Borrower Principal is a party or by which any of Borrower’s or Borrower Principal’s property or assets is subject, nor will such action result in any violation of the provisions of any statute or any order, rule or regulation of any Governmental Authority having jurisdiction over Borrower or any Borrower Principal or any of Borrower’s or Borrower Principal’s properties or assets, and any consent, approval, authorization, order, registration or qualification of or with any Governmental Authority required for the execution, delivery and performance by Borrower or Borrower Principal of this Agreement or any of the other Loan Documents has been obtained and is in full force and effect.

          Section 4.5. Litigation

          There are no actions, suits or proceedings at law or in equity by or before any Governmental Authority or other agency now pending or, to Borrower’s or Borrower Principal’s knowledge, threatened against or affecting Borrower, any Borrower Principal, Manager or the Property, which actions, suits or proceedings, if determined against Borrower, any Borrower Principal, Manager or the Property, would materially adversely affect the condition (financial or otherwise) or business of Borrower or any Borrower Principal or the condition or ownership of the Property.

          Section 4.6. Agreements

          Borrower is not a party to any agreement or instrument or subject to any restriction which would materially and adversely affect Borrower or the Property, or Borrower’s business, properties or assets, operations or condition, financial or otherwise. Borrower is not in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party or by which Borrower or the Property is bound. Borrower has no material financial obligation under any agreement or instrument to which Borrower is a party or by which Borrower or the Property is otherwise bound, other than (a) obligations incurred in the ordinary course of the operation of the Property and (b) obligations under the Loan Documents.

          Section 4.7. Solvency

          Borrower and each Borrower Principal have (a) not entered into the transaction contemplated under this Agreement or executed the Note, this Agreement or any other Loan Documents with the actual intent to hinder, delay or defraud any creditor and (b) received reasonably equivalent value in exchange for their obligations under the Note, this Agreement or any such other Loan Documents. Giving effect to the Loan, the fair saleable value of the assets

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of Borrower and each Borrower Principal exceeds and will, immediately following the making of the Loan, exceed the total liabilities of Borrower and each Borrower Principal, including, without limitation, subordinated, unliquidated, disputed and contingent liabilities. No petition in bankruptcy has been filed against Borrower, any Borrower Principal, any SPE Component Entity (if any) or Affiliated Manager in the last ten (10) years, and neither Borrower nor any Borrower Principal, any SPE Component Entity (if any) or Affiliated Manager in the last ten (10) years has made an assignment for the benefit of creditors or taken advantage of any Creditors Rights Laws. Neither Borrower nor any Borrower Principal, any SPE Component Entity (if any) or Affiliated Manager is contemplating either the filing of a petition by it under any Creditors Rights Laws or the liquidation of all or a major portion of Borrower’s assets or property, and Borrower has no knowledge of any Person contemplating the filing of any such petition against Borrower or any Borrower Principal, any SPE Component Entity (if any) or Affiliated Manager.

          Section 4.8. Full and Accurate Disclosure

          No statement of fact made by or on behalf of Borrower or any Borrower Principal in this Agreement or in any of the other Loan Documents or in any other document or certificate delivered by or on behalf of Borrower or any Borrower Principal contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading. There is no material fact presently known to Borrower or any Borrower Principal which has not been disclosed to Lender which materially adversely affects, nor as far as Borrower or any Borrower Principal can reasonably foresee, might materially adversely affect, the Property or the business, operations or condition (financial or otherwise) of Borrower or any Borrower Principal.

          Section 4.9. No Plan Assets

          Borrower is not an “employee benefit plan,” as defined in Section 3(3) of ERISA, subject to Title I of ERISA, and none of the assets of Borrower constitutes or will constitute “plan assets” of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101. In addition, (a) Borrower is not a “governmental plan” within the meaning of Section 3(32) of ERISA and (b) transactions by or with Borrower are not subject to state statutes regulating investment of, and fiduciary obligations with respect to, governmental plans similar to the provisions of Section 406 of ERISA or Section 4975 of the Internal Revenue Code currently in effect, which prohibit or otherwise restrict the transactions contemplated by this Agreement.

          Section 4.10. Not a Foreign Person

          Neither Borrower nor Borrower Principal is a “foreign person” within the meaning of §1445(f)(3) of the Internal Revenue Code.

          Section 4.11. Enforceability

          The Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense by Borrower, including the defense of usury, nor would the operation of any of the terms of the Loan Documents, or the exercise of any right thereunder, render the Loan Documents unenforceable, and neither Borrower nor Borrower Principal has asserted any right of rescission, set-off, counterclaim or defense with respect thereto. As of the date hereof, to the best of

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Borrower’s knowledge, no Default or Event of Default exists under or with respect to any Loan Document.

          Section 4.12. Business Purposes

          The Loan is solely for the business purpose of Borrower, and is not for personal, family, household, or agricultural purposes.

          Section 4.13. Compliance

          To the best of Borrower’s knowledge, the Property, and the use and operation thereof, comply in all material respects with all Legal Requirements, including, without limitation, building and zoning ordinances and codes and the Americans with Disabilities Act. To Borrower’s knowledge, Borrower is not in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority and Borrower has received no written notice of any such default or violation. There has not been committed by Borrower or, to Borrower’s knowledge, any other Person in occupancy of or involved with the operation or use of the Property any act or omission affording any Governmental Authority the right of forfeiture as against the Property or any part thereof or any monies paid in performance of Borrower’s obligations under any of the Loan Documents.

          Section 4.14. Financial Information

          All financial data, including, without limitation, the balance sheets, statements of cash flow, statements of income and operating expense and rent rolls (or similar occupancy statement), that have been delivered to Lender in respect of Borrower, any Borrower Principal and/or the Property (a) (i) with respect to Borrower and/or Borrower Principal, are true, complete and correct in all material respects, and (ii) with respect to the Property, are, to Borrower’s actual knowledge, true, complete and correct in all material respects, (b) accurately represent the financial condition of Borrower or Borrower Principal, as applicable, as of the date of such reports, and (c) with respect to Borrower and/or Borrower Principal, to the extent prepared or audited by an independent certified public accounting firm, have been prepared in accordance with GAAP throughout the periods covered, except as disclosed therein. Borrower does not have any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to Borrower and reasonably likely to have a material adverse effect on the Property or the current and/or intended operation thereof, except as referred to or reflected in said financial statements. Since the date of such financial statements, there has been no materially adverse change in the financial condition, operations or business of Borrower or Borrower Principal from that set forth in said financial statements.

          Section 4.15. Condemnation

          No Condemnation or other proceeding has been commenced or, to Borrower’s best knowledge, is threatened or contemplated with respect to all or any portion of the Property or for the relocation of roadways providing access to the Property.

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          Section 4.16. Utilities and Public Access; Parking

          The Property has adequate rights of access to public ways and is served by water, sewer, sanitary sewer and storm drain facilities adequate to service the Property for full utilization of the Property for its intended uses. All public utilities necessary to the full use and enjoyment of the Property as currently used and enjoyed are located either in the public right-of-way abutting the Property (which are connected so as to serve the Property without passing over other property) or in recorded easements serving the Property and such easements are set forth in and insured by the Title Insurance Policy. All roads necessary for the use of the Property for its current purposes have been completed and dedicated to public use and accepted by all Governmental Authorities. The Property has, or is served by, parking to the extent required to comply with all Legal Requirements.

          Section 4.17. Separate Lots

          The Property is assessed for real estate tax purposes as one or more wholly independent tax lot or lots, separate from any adjoining land or improvements not constituting a part of such lot or lots, and no other land or improvements is assessed and taxed together with the Property or any portion thereof.

          Section 4.18. Assessments

          To Borrower’s knowledge after due inquiry of the owner of the Property immediately prior to the Closing Date, there are no pending or proposed special or other assessments for public improvements or otherwise affecting the Property, nor are there any contemplated improvements to the Property that may result in such special or other assessments.

          Section 4.19. Insurance

          Borrower has obtained and has delivered to Lender insurance certificates reflecting the insurance coverages, amounts and other requirements set forth in this Agreement. To Borrower’s knowledge after due inquiry (including, without limitation, due inquiry of Sotheby’s), no claims have been made under any of the Policies, and to Borrower’s knowledge, no Person, including Borrower and/or Sotheby’s, has done, by act or omission, anything which would materially impair the coverage of any of the Policies.

          Section 4.20. Use of Property

          The Property is used exclusively for auction house, restaurant, limited retail and office purposes and other appurtenant and related uses.

          Section 4.21. Certificate of Occupancy; Licenses

          All material certifications, permits, licenses and approvals, including, without limitation, certificates of completion or occupancy and any applicable liquor license required for the legal use, occupancy and operation of the Property for the purpose intended herein, have been obtained and are valid and in full force and effect. Borrower shall keep and maintain (or cause to be kept and maintained) all licenses necessary for the operation of the Property for the purpose intended herein. The use being made of the Property is in conformity with the certificate of occupancy and any permits or licenses issued for the Property.

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          Section 4.22. Flood Zone

          To the best of Borrower’s knowledge, none of the Improvements on the Property are located in an area identified by the Federal Emergency Management Agency as an area having special flood hazards, or, if any portion of the Improvements is located within such area, Borrower has obtained (or has caused to be obtained) the insurance prescribed in Section 8.1(a)(i).

          Section 4.23. Physical Condition

          Except as set forth in the Physical Conditions Report, to Borrower’s knowledge, the Property, including, without limitation, all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, are in good condition, order and repair in all material respects. Except as set forth in the Physical Conditions Report, to Borrower’s knowledge, there exists no structural or other material defects or damages in the Property, as a result of a Casualty or otherwise, and whether latent or otherwise. Borrower has not received notice from any insurance company or bonding company of any defects or inadequacies in the Property, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.

          Section 4.24. Boundaries

          (a) To the best of Borrower’s knowledge, none of the Improvements which were included in determining the appraised value of the Property lie outside the boundaries and building restriction lines of the Property to any material extent, and (b) no improvements on adjoining properties encroach upon the Property and no easements or other encumbrances upon the Property encroach upon any of the Improvements so as to materially affect the value or marketability of the Property.

          Section 4.25. Leases and Rent Roll

          Borrower has delivered to Lender a true, correct and complete (i) copy of the fully executed Sotheby’s Lease, which such Lease represents the entire agreement of the parties thereto with respect to the matters contained therein, and (ii) rent roll for the Property or similar occupancy statement relating to the Property reasonably acceptable to Lender (each, a “Rent Roll”) which includes all Leases affecting the Property. Except as set forth in the Rent Roll (as same has been updated by written notice thereof to Lender) delivered to Lender on or prior to the Closing Date: (a) the Sotheby’s Lease is in full force and effect; (b) the premises demised under the Sotheby’s Lease has been completed and Sotheby’s has accepted possession of and is in occupancy of all of its demised premises under the Sotheby’s Lease; (c) Sotheby’s has commenced the payment of rent under the Sotheby’s Lease, there are no offsets, claims or defenses to the enforcement thereof, and Borrower has no monetary obligations to Sotheby’s under the Sotheby’s Lease; (d) all Rents due and payable under the Sotheby’s Lease have been paid and no portion thereof has been paid for any period more than thirty (30) days in advance;

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(e) the rent payable under Sotheby’s Lease is the amount of fixed rent set forth in the Sotheby’s Lease, and there is no claim or basis for a claim by Sotheby’s for an offset or adjustment to the rent; (f) Sotheby’s has not made any written claim of a material default against Borrower which remains outstanding nor has Borrower or Manager received, by telephonic, in-person, e-mail or other communication, any notice of a material default under the Sotheby’s Lease; (g) to Borrower’s knowledge there is no present material default by Sotheby’s under the Sotheby’s Lease; (h) all security deposits, if any, under the Sotheby’s Lease have been collected by Borrower; (i) Borrower is the sole owner of the entire landlord’s interest in the Sotheby’s Lease; (j) the Sotheby’s Lease is the valid, binding and enforceable obligation of Borrower and the Sotheby’s Lease and the Sotheby’s Guaranty are the valid, binding and enforceable obligation of Sotheby’s and Sotheby’s Guarantor (as applicable) and there are no agreements with Sotheby’s or Sotheby’s Guarantor under the Sotheby’s Lease or the Sotheby’s Guaranty (as applicable) other than as expressly set forth in the Sotheby’s Lease or the Sotheby’s Guaranty (as applicable); (k) to Borrower’s actual knowledge, no Person has any possessory interest in, or right to occupy, the Property or any portion thereof except under the terms of the Sotheby’s Lease or any of the existing subleases thereof as set forth on Schedule 8.1(i) thereof; (1) the Sotheby’s Lease does not contain any option or offer to purchase or right of first refusal to purchase the Property or any part thereof (other than the right of first offer set forth in Section 23 thereof); (m) neither the Sotheby’s Lease nor the Rents have been assigned, pledged or hypothecated except to Lender, and no other Person has any interest therein except Sotheby’s; and (n) no conditions exist which now give Sotheby’s the right to “go dark” pursuant to the provisions of the Sotheby’s Lease.

          Section 4.26. Filing and Recording Taxes

          All mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents, including, without limitation, the Mortgage, have been paid or will be paid, and, under current Legal Requirements, the Mortgage is enforceable in accordance with its terms by Lender (or any subsequent holder thereof).

          Section 4.27. Management Agreement

          The Management Agreement is in full force and effect and there is no default thereunder by any party thereto and, to Borrower’s knowledge, no event has occurred that, with the passage of time and/or the giving of notice would constitute a default thereunder. No management fees under the Management Agreement are accrued and unpaid.

          Section 4.28. Illegal Activity

          No portion of the Property has been or will be purchased with proceeds of any illegal activity on the part of Borrower or its Affiliates, and no part of the proceeds of the Loan will be used in connection with any illegal activity.

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          Section 4.29. Construction Expenses

          Except as set forth in Lender’s Title Insurance Policy, to Borrower’s knowledge, there are no claims for payment for work, labor or materials affecting the Property which are or may become a lien prior to, or of equal priority with, the Liens created by the Loan Documents.

          Section 4.30. Personal Property

          Borrower has paid in full for, and is the owner of, all Personal Property (other than tenants’ property) used in connection with the operation of the Property, free and clear of any and all security interests, liens or encumbrances, except for Permitted Encumbrances and the Lien and security interest created by the Loan Documents.

          Section 4.31. Taxes

          Borrower and Borrower Principal have filed all federal, state, county, municipal, and city income, personal property and other tax returns required to have been filed by them and have paid all taxes and related liabilities which have become due pursuant to such returns or pursuant to any assessments received by them. Neither Borrower nor Borrower Principal knows of any basis for any additional assessment in respect of any such taxes and related liabilities for prior years.

          Section 4.32. Permitted Encumbrances

          None of the Permitted Encumbrances, individually or in the aggregate, materially interferes with the benefits of the security intended to be provided by the Loan Documents, impairs the use or the operation of the Property or impairs Borrower’s ability to pay its obligations in a timely manner.

          Section 4.33. Federal Reserve Regulations

          Borrower will use the proceeds of the Loan for the purposes set forth in Section 2.1(d) hereof and not for any illegal activity. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by Legal Requirements or prohibited by the terms and conditions of this Agreement or the other Loan Documents.

          Section 4.34. Investment Company Act

          Borrower is not (a) an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended; (b) a “holding company” or a “subsidiary company” of a “holding company” or an “affiliate” of either a “holding company” or a “subsidiary company” within the meaning of the Public Utility Holding Company Act of 1935, as amended; or (c) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

          Section 4.35. Intentionally Omitted

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          Section 4.36. No Change in Facts or Circumstances; Disclosure

          All information submitted by Borrower or its agents to Lender and in all financial statements, rent rolls (or similar occupancy statements), reports, certificates and other documents submitted in connection with the Loan or in satisfaction of the terms thereof and all statements of fact made by Borrower in this Agreement or in any other Loan Document, are accurate, complete and correct in all material respects. There has been no material adverse change in any condition, fact, circumstance or event that would make any such information inaccurate, incomplete or otherwise misleading in any material respect or that otherwise materially and adversely affects or might materially and adversely affect the Property or the business operations or the financial condition of Borrower. Borrower has disclosed to Lender all material facts and has not failed to disclose any material fact that could cause any representation or warranty made herein to be materially misleading.

          Section 4.37. Intellectual Property

          All trademarks, trade names and service marks necessary to the business of Borrower as presently conducted or as Borrower contemplates conducting its business are in good standing and, to the extent of Borrower’s actual knowledge, uncontested. Borrower has not infringed, is not infringing, and has not received notice of infringement with respect to asserted trademarks, trade names and service marks of others. To Borrower’s knowledge, there is no infringement by others of trademarks, trade names and service marks of Borrower.

          Section 4.38. Survey

          The Survey for the Property delivered to Lender in connection with this Agreement has been prepared in accordance with the provisions of Section 3.2(c) hereof or such requirement has otherwise been waived by Lender, and to the knowledge of Borrower does not fail to reflect any material matter affecting the Property or the title thereto.

          Section 4.39. Survival

          Borrower agrees that, unless expressly provided otherwise, all of the representations and warranties of Borrower set forth in this Agreement and elsewhere in this Agreement and in the other Loan Documents shall survive for so long as any portion of the Debt remains owing to Lender. All representations, warranties, covenants and agreements made in this Agreement or in the other Loan Documents by Borrower shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf.

          Section 4.40. Embargoed Persons Act.

          As of the date hereof and at all times throughout the term of the Loan, including after giving effect to any transfers of interests permitted pursuant to the Loan Documents, (a) none of the funds or other assets of Borrower and Borrower Principal constitute property of, or are beneficially owned, directly or indirectly, by any person, entity or government subject to trade restrictions under U.S. law, including but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder with the result that the

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investment in Borrower or Borrower Principal, as applicable (whether directly or indirectly), is prohibited by law or the Loan made by Lender is in violation of law (“Embargoed Person”); (b) no Embargoed Person has any interest of any nature whatsoever in Borrower or Borrower Principal, as applicable, with the result that the investment in Borrower or Borrower Principal, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law; and (c) none of the funds of Borrower or Borrower Principal, as applicable, have been derived from any unlawful activity with the result that the investment in Borrower or Borrower Principal, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law.

          Section 4.41. Patriot Act.

          All capitalized words and phrases and all defined terms used in the USA Patriot Act of 2001, 107 Public Law 56 (October 26, 2001) and in other statutes and all orders, rules and regulations of the United States government and its various executive departments, agencies and offices related to the subject matter of the Patriot Act, including Executive Order 13224 effective September 24, 2001 (collectively referred to in this Section only as the “Patriot Act”) and are incorporated into this Section. Each of Borrower and Borrower Principal hereby represents and warrants that Borrower and Borrower Principal and each and every Person affiliated with Borrower or Borrower Principal or that to Borrower’s knowledge has an economic interest in Borrower, or, to Borrower’s knowledge, that has or will have an interest in the transaction contemplated by this Agreement or in the Property or will participate, in any manner whatsoever, in the Loan, is: (i) not a “blocked” person listed in the Annex to Executive Order Nos. 12947, 13099 and 13224 and all modifications thereto or thereof (as used in this Section only, the “Annex”); (ii) in full compliance with the requirements of the Patriot Act and all other requirements contained in the rules and regulations of the Office of Foreign Assets Control, Department of the Treasury (as used in this Section only, “OFAC”); (iii) operated under policies, procedures and practices, if any, that are in compliance with the Patriot Act and available to Lender for Lender’s review and inspection during normal business hours and upon reasonable prior notice; (iv) not in receipt of any notice from the Secretary of State or the Attorney General of the United States or any other department, agency or office of the United States claiming a violation or possible violation of the Patriot Act; (v) not listed as a Specially Designated Terrorist or as a “blocked” person on any lists maintained by the OFAC pursuant to the Patriot Act or any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of the OFAC issued pursuant to the Patriot Act or on any other list of terrorists or terrorist organizations maintained pursuant to the Patriot Act; (vi) not a person who has been determined by competent authority to be subject to any of the prohibitions contained in the Patriot Act; and (vii) not owned or controlled by or now acting and or will in the future act for or on behalf of any person named in the Annex or any other list promulgated under the Patriot Act or any other person who has been determined to be subject to the prohibitions contained in the Patriot Act. Borrower covenants and agrees that in the event Borrower receives any notice that Borrower Principal or Borrower (or any of its beneficial owners or affiliates or participants) become listed on the Annex or any other list promulgated under the Patriot Act or is indicted, arraigned, or custodially detained on charges involving money laundering or predicate crimes to money laundering, Borrower shall immediately notify Lender. It shall be an Event of Default hereunder if Borrower, Borrower Principal or any other party to any Loan Document becomes

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listed on any list promulgated under the Patriot Act or is indicted, arraigned or custodially detained on charges involving money laundering or predicate crimes to money laundering.

ARTICLE 5
BORROWER COVENANTS

          From the date hereof and until repayment of the Debt in full and performance in full of all obligations of Borrower under the Loan Documents or the earlier release of the Lien of the Mortgage (and all related obligations) in accordance with the terms of this Agreement and the other Loan Documents, Borrower hereby covenants and agrees with Lender that:

          Section 5.1. Existence; Compliance with Legal Requirements

          (a) Borrower shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, licenses, permits and franchises and comply with all Legal Requirements applicable to it and the Property to the extent that the failure to do so would have a material adverse effect on the value or quality of the Property or Borrower’s ability to repay the Loan. Borrower hereby covenants and agrees not to commit, permit or suffer to exist any act or omission affording any Governmental Authority the right of forfeiture as against the Property or any part thereof or any monies paid in performance of Borrower’s obligations under any of the Loan Documents.

          (b) After prior written notice to Lender, Borrower, at its own expense, may contest (or may permit Sotheby’s to contest (in accordance with the applicable terms and conditions of the Sotheby’s Lease)) by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the Legal Requirements affecting the Property, provided that (i) no Event of Default or Sotheby’s Event of Default has occurred and is continuing; (ii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower or the Property is subject and shall not constitute a default thereunder (including, without limitation, the Sotheby’s Lease); (iii) neither the Property, any part thereof or interest therein, any of the tenants or occupants thereof, nor Borrower shall be affected in any material adverse way as a result of such proceeding; (iv) non-compliance with the Legal Requirements shall not impose civil or criminal liability on Sotheby’s, Borrower or Lender; (v) Borrower shall have furnished (or shall have caused to be furnished) the security as may be required in the proceeding or by Lender to ensure compliance by Borrower and/or Sotheby’s with the Legal Requirements; and (vi) Borrower shall have furnished (or shall have caused to be furnished) to Lender all other items reasonably requested by Lender.

          Section 5.2. Maintenance and Use of Property

          Subject to Section 20.12 hereof, (i) Borrower shall cause the Property to be maintained in a good and safe condition and repair, (ii) the Improvements and the Personal Property shall not be removed, demolished or other than in accordance with the provisions of Section 5.21, materially altered (except for normal replacement of the Personal Property) without the prior written consent of Lender, and (iii) if under applicable zoning provisions the use of all or any portion of the Property is or shall become a nonconforming use, Borrower will not cause or permit the nonconforming use to be discontinued or the nonconforming Improvement to be

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abandoned without the express written consent of Lender (which such consent (a) prior to the Optional Prepayment Date, shall not be unreasonably withheld, conditioned or delayed, or (b) from and after the Optional Prepayment Date, may be granted or withheld in Lender’s sole and absolute discretion).

          Section 5.3. Waste

          Borrower shall not knowingly commit (or permit to be committed) or suffer (or permit to be suffered) any waste of the Property or make or permit any change in the use of the Property which will in any way materially increase the risk of fire or other hazard arising out of the operation of the Property, or take (or permit to be taken) any action that might invalidate or give cause for cancellation of any Policy, or do or permit to be done thereon anything that may in any way impair the value of the Property or the security for the Loan. Borrower will not, without the prior written consent of Lender, permit any drilling or exploration for or extraction, removal, or production of any minerals from the surface or the subsurface of the Property, regardless of the depth thereof or the method of mining or extraction thereof.

          Section 5.4. Taxes and Other Charges

          (a) Borrower shall pay (or cause to be paid) all Taxes and Other Charges now or hereafter levied or assessed or imposed against the Property or any part thereof as the same become due and payable; provided, however, Borrower’s obligation to directly pay Taxes shall be suspended for so long as (i) the same are paid by Sotheby’s pursuant to the terms of the Sotheby’s Lease, or (ii) funds sufficient to pay the same have been deposited with Lender pursuant to Section 9.6 hereof. Borrower shall furnish (or caused to be furnished) to Lender receipts for the payment of the Taxes and the Other Charges prior to the date the same shall become delinquent (provided, however, that Borrower is not required to furnish such receipts for payment of Taxes in the event that such Taxes have been paid by Lender pursuant to Section 9.6 hereof). Borrower shall not suffer and shall promptly cause to be paid and discharged any Lien or charge whatsoever which may be or become a Lien or charge against the Property, and shall, subject to Section 3.5(b) of the Mortgage and Sections 5.1(b) and 5.4(b) hereof, promptly pay for all utility services provided to the Property.

          (b) After prior written notice to Lender, Borrower, at its own expense, may (or may permit Sotheby’s to) contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any Taxes or Other Charges, provided that (i) no Event of Default or Sotheby’s Event of Default has occurred and remains uncured; (ii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower is subject (including, without limitation, the Sotheby’s Lease) and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable Legal Requirements; (iii) neither the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, canceled or lost; (iv) Borrower shall promptly upon final determination thereof pay (or cause to be paid) the amount of any such Taxes or Other Charges, together with all costs, interest and penalties which may be payable in connection therewith; (v) such proceeding shall suspend the collection of such contested Taxes or Other Charges from the Property; and (vi) Borrower shall furnish (or cause to be furnished) such security as may be

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required in the proceeding, or deliver (or cause to be delivered) to Lender such reserve deposits as may be requested by Lender, to insure the payment of any such Taxes or Other Charges, together with all interest and penalties thereon (unless Borrower has paid (or caused to be paid) all of the Taxes or Other Charges under protest). Lender may pay over any such cash deposit or part thereof held by Lender to the claimant entitled thereto at any time when, in the judgment of Lender, the entitlement of such claimant is established or the Property (or part thereof or interest therein) shall be in danger of being sold, forfeited, terminated, canceled or lost or there shall be any danger of the Lien of the Mortgage being primed by any related Lien.

          Section 5.5. Litigation

          On and after the date hereof, Borrower shall give prompt written notice to Lender of any litigation or governmental proceedings pending or threatened in writing against Borrower or against Sotheby’s (of which it has actual notice) which might materially adversely affect Borrower’s or Sotheby’s condition (financial or otherwise) or business or the Property.

          Section 5.6. Access to Property

          Subject to the rights of Tenants under Leases, Borrower shall permit agents, representatives and employees of Lender to inspect the Property or any part thereof at reasonable hours upon reasonable advance notice.

          Section 5.7. Notice of Default

          Borrower shall promptly advise Lender of any material adverse change in the condition (financial or otherwise) of Borrower, any Borrower Principal, Sotheby’s (of which it has actual notice) or the Property or of the occurrence of any Default, Event of Default or Sotheby’s Event of Default of which Borrower has knowledge.

          Section 5.8. Cooperate in Legal Proceedings

          Borrower shall at Borrower’s expense cooperate fully with Lender with respect to any proceedings before any court, board or other Governmental Authority which may in any way affect the rights of Lender hereunder or any rights obtained by Lender under any of the other Loan Documents and, in connection therewith, permit Lender, at its election, to participate in any such proceedings.

          Section 5.9. Performance by Borrower

          Borrower shall in a timely manner observe, perform and fulfill each and every covenant, term and provision to be observed and performed by Borrower under this Agreement and the other Loan Documents and any other agreement or instrument affecting or pertaining to the Property and any amendments, modifications or changes thereto.

          Section 5.10. Awards; Insurance Proceeds

          Subject to Section 20.12 hereof, Borrower shall cooperate with Lender in obtaining for Lender the benefits of any Awards or Insurance Proceeds lawfully or equitably payable in

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connection with the Property, and Lender shall be reimbursed for any expenses incurred in connection therewith (including reasonable, actual attorneys’ fees and disbursements, and the payment by Borrower of the expense of an appraisal on behalf of Lender in case of a Casualty or Condemnation affecting the Property or any part thereof) out of such Awards or Insurance Proceeds.

          Section 5.11. Financial Reporting

          (a) Borrower and Borrower Principal shall keep adequate books and records of account in accordance with GAAP or on a federal income tax basis, or in accordance with other methods acceptable to Lender in its sole discretion, consistently applied and shall furnish to Lender:

          (i) prior to a Securitization, at the request of Lender, monthly, and following a Securitization, quarterly and annual certified rent rolls signed and dated by Borrower, detailing the names of all Tenants of the Improvements, the portion of Improvements (in terms of square footage) occupied by each Tenant, the base rent, additional rent and any other charges payable under each Lease (including annual store sales required to be reported by Tenant under any Lease), and the term of each Lease, including the commencement and expiration dates and any tenant extension, expansion or renewal options, the extent to which any Tenant is in default under any Lease, and any other information as is reasonably required by Lender, within twenty (20) days after the end of each calendar month, thirty (30) days after the end of each fiscal quarter or sixty (60) days after the close of each fiscal year of Borrower, as applicable; provided, however, Borrower shall only be required to deliver the information specified in the foregoing Section 5.11(a)(i) if the Sotheby’s Lease is no longer in full force or effect;

          (ii) prior to a Securitization, at the request of Lender, monthly, and following a Securitization, quarterly and annual operating statements of the Property, prepared and certified by Borrower in the form required by Lender (with the annual operating statement prepared and audited by an Acceptable Accountant), detailing the revenues received, the expenses incurred and the net operating income before and after debt service (principal and interest) and major capital improvements for the period of calculation and containing appropriate year-to-date information, within twenty (20) days after the end of each calendar month, thirty (30) days after the end of each fiscal quarter or sixty (60) days after the close of each fiscal year of Borrower, as applicable;

          (iii) (I) quarterly and annual balance sheets, profit and loss statements, statements of cash flows, and statements of change in financial position of Borrower in the form required by Lender (with the annual financial statements prepared and audited by an Acceptable Accountant), within thirty (30) days after the end of each fiscal quarter or ninety (90) days after the close of each fiscal year of Borrower, as the case may be, and (II) annual balance sheets and Net Worth Statements of each Borrower Principal in the form approved by Lender, prepared by a CPA reasonably acceptable to Lender and certified by Borrower Principal, within ninety (90) days after the close of each fiscal year of each Borrower Principal; and

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          (iv) an Annual Budget not later than thirty (30) days prior to the commencement of each fiscal year of Borrower in form reasonably satisfactory to Lender; provided, that Lender shall have the right to approve each Annual Budget (A) covering any period of time after the Optional Prepayment Date, (B) if a Mezzanine Borrower incurs a Permitted Mezzanine Financing, or (C) if the Sotheby’s Lease is no longer in full force and effect; and Lender’s approval, in each case, shall not be unreasonably withheld, conditioned or delayed.

          (b) Upon request from Lender made during any period that the Sotheby’s Lease is no longer in full force or effect, Borrower shall promptly furnish to Lender:

          (i) a property management report for the Property, showing the number of inquiries made and/or rental applications received from tenants or prospective tenants and deposits received from tenants and any other information requested by Lender, in reasonable detail and certified by Borrower under penalty of perjury to be true and complete, but no more frequently than quarterly;

          (ii) an accounting of all security deposits held in connection with any Lease of any part of the Property, including the name and identification number of the accounts in which such security deposits are held, the name and address of the financial institutions in which such security deposits are held and the name of the Person to contact at such financial institution, along with any authority or release necessary for Lender to obtain information regarding such accounts directly from such financial institutions; and

          (iii) a report of all letters of credit provided by any Tenant in connection with any Lease of any part of the Property, including the account numbers of such letters of credit, the names and addresses of the financial institutions that issued such letters of credit and the names of the Persons to contact at such financial institutions, along with any authority or release necessary for Lender to obtain information regarding such letters of credit directly from such financial institutions.

          (c) Borrower shall comply with the following:

          (i) If requested by Lender, Borrower shall provide Lender, promptly upon request, with the following financial statements if, at the time a Disclosure Document is being prepared for a Securitization, it is expected that the principal amount of the Loan when combined with the principal amount of any Affiliated Loans at the time of Securitization may, or if the principal amount of the Loan when combined with the principal amount of any Affiliated Loans at any time during which the Loan and any Affiliated Loans are included in a Securitization does, equal or exceed 20% of the aggregate principal amount of all mortgage loans included or expected to be included, as applicable, in the Securitization:

          (A) A balance sheet with respect to the Property for the two most recent fiscal years, meeting the requirements of Section 210.3-01 of Regulation S-X of the Securities Act and statements of income and statements of cash flows with respect to the Property for the three most recent fiscal years, meeting the

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requirements of Section 210.3-02 of Regulation S-X, and, to the extent that such balance sheet is more than 135 days old as of the date of the document in which such financial statements are included, interim financial statements of the Property meeting the requirements of Section 210.3-01 and 210.3-02 of Regulation S-X (all of such financial statements, collectively, the “Standard Statements”); provided, however, that with respect to a Property (other than properties that are hotels, nursing homes, or other properties that would be deemed to constitute a business and not real estate under Regulation S-X or other legal requirements) that has been acquired by Borrower from an unaffiliated third party (such Property, “Acquired Property”), as to which the other conditions set forth in Section 210.3-14 of Regulation S-X for provision of financial statements in accordance with such Section have been met, in lieu of the Standard Statements otherwise required by this section, Borrower shall instead provide the financial statements required by such Section 210.3-14 of Regulation S-X (“Acquired Property Statements”).

          (B) Not later than 30 days after the end of each fiscal quarter following the date hereof, a balance sheet of the Property as of the end of such fiscal quarter, meeting the requirements of Section 210.3-01 of Regulation S-X, and statements of income and statements of cash flows of the Property for the period commencing following the last day of the most recent fiscal year and ending on the date of such balance sheet and for the corresponding period of the most recent fiscal year, meeting the requirements of Section 210.3-02 of Regulation S-X (provided, that if for such corresponding period of the most recent fiscal year Acquired Property Statements were permitted to be provided hereunder pursuant to subsection (i) above, Borrower shall instead provide Acquired Property Statements for such corresponding period).

          (C) Not later than 75 days after the end of each fiscal year following the date hereof, a balance sheet of the Property as of the end of such fiscal year, meeting the requirements of Section 210.3-01 of Regulation S-X, and statements of income and statements of cash flows of the Property for such fiscal year, meeting the requirements of Section 210.3-02 of Regulation S-X.

          (D) Within ten Business Days after notice from Lender in connection with the Securitization of this Loan, such additional financial statements, such that, as of the date (each an “Offering Document Date”) of each Disclosure Document, Borrower shall have provided Lender with all financial statements as described in subsection (f)(i) above; provided that the fiscal year and interim periods for which such financial statements shall be provided shall be determined as of such Offering Document Date.

          (ii) If requested by Lender, Borrower shall provide Lender, promptly upon request, with summaries of the financial statements referred to in Section 5.11(c) hereof if, at the time a Disclosure Document is being prepared for a Securitization, it is expected that the principal amount of the Loan and any Affiliated Loans at the time of Securitization may, or if the principal amount of the Loan and any Affiliated Loans at any

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time during which the Loan and any Affiliated Loans are included in a Securitization does, equal or exceed 10% (but is less than 20%) of the aggregate principal amount of all mortgage loans included or expected to be included, as applicable, in a Securitization, Such summaries shall meet the requirements for “summarized financial information,” as defined in Section 210.1-02(bb) of Regulation S-X, or such other requirements as may be determined to be necessary or appropriate by Lender.

          (iii) All financial statements provided by Borrower hereunder pursuant to Section 5.11(c)(i) and (ii) hereof shall be prepared in accordance with GAAP, and shall meet the requirements of Regulation S-X and other applicable legal requirements. All financial statements referred to in Section 5.11(c)(i)(A)and (C) above shall be audited by Acceptable Accountants in accordance with Regulation S-X and all other applicable legal requirements, shall be accompanied by the manually executed report of the independent accountants thereon, which report shall meet the requirements of Regulation S-X and all other applicable legal requirements, and shall be further accompanied by a manually executed written consent of the Acceptable Accountants, in form and substance reasonably acceptable to Lender, to the inclusion of such financial statements in any Disclosure Document and any Exchange Act Filing and to the use of the name of such Acceptable Accountants and the reference to such Acceptable Accountants as “experts” in any Disclosure Document and Exchange Act Filing (as defined below), all of which shall be provided at the same time as the related financial statements are required to be provided. All financial statements (audited or unaudited) provided by Borrower under this Section 5.11 shall be certified by the chief financial officer or administrative member of Borrower, which certification shall state that such financial statements meet the requirements set forth in the first sentence of this Section 5.1l(c)(iii).

          (iv) If requested by Lender, Borrower shall provide Lender, promptly upon request, with any other or additional financial statements, or financial, statistical or operating information, as Lender shall determine to be required pursuant to Regulation S-X or any amendment, modification or replacement thereto or other legal requirements in connection with any Disclosure Document or any filing under or pursuant to the Exchange Act in connection with or relating to a Securitization (hereinafter an “Exchange Act Filing”) or as shall otherwise be reasonably requested by Lender.

          (v) In the event Lender determines, in connection with a Securitization, that the financial statements required in order to comply with Regulation S-X or other legal requirements are other than as provided herein, then notwithstanding the provisions of Section 5.11(c) hereof, Lender may request, and Borrower shall promptly provide, such combination of Acquired Property Statement and/or Standard Statements or such other financial statements as Lender determines to be necessary or appropriate for such compliance.

          (vi) Any reports, statements or other information required to be delivered under this Agreement shall be delivered in paper form and in the event that Lender requires financial statements in connection with subsection (c) above because the Loan when combined with the principal amount of any Affiliated Loans equal or exceed 20% of the aggregate principal amount of all mortgage loans included in a Securitization

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(defined below), Borrower shall deliver such reports, statements and other information (A) on a diskette, and (B) if requested by Lender and within the capabilities of Borrower’s data systems without change or modification thereto, in electronic form and prepared using Microsoft Word for Windows or WordPerfect for Windows files (which files may be prepared using a spreadsheet program and saved as word processing files).

          (d) Borrower shall furnish Lender with such other additional financial or management information (including state and federal tax returns) as may, from time to time, be reasonably required by Lender in form and substance reasonably satisfactory to Lender (including, without limitation, any financial reports required to be delivered by any Tenant or any guarantor of any Lease pursuant to the terms of such Lease), and shall furnish to Lender and its agents convenient facilities for the examination and audit of any such books and records.

          (e) All items requiring the certification of Borrower shall, except where Borrower is an individual, require a certificate executed by the general partner, managing member or chief executive officer of Borrower, as applicable (and the same rules shall apply to any sole shareholder, general partner or managing member which is not an individual).

          Section 5.12. Estoppel Statement

          (a)     (i) After request by Lender, Borrower shall within ten (10) Business Days furnish Lender with a statement, duly acknowledged and certified, setting forth (1) the amount of the original principal amount of the Note, (2) the current rate of interest on the Note, (3) the unpaid principal amount of the Note, (4) the date installments of interest and/or principal were last paid, (5) any offsets or defenses to the payment of the Debt, if any, and (6) that the Note, this Agreement, the Mortgage and the other Loan Documents are valid, legal and binding obligations and have not been modified or if modified, giving particulars of such modification; provided, that, except in connection with a Securitization or a Default or an Event of Default, such request shall be made no more frequently than once per calendar year.

                    (ii) Upon request by Borrower made no more frequently than once per calendar year, Lender, within twenty (20) Business Days of such request, shall provide Borrower with an informational statement setting forth: (1) the unpaid principal amount of the Note, (2) the current interest rate of the Note, and (3) the maturity date of the Note, and the date installments of interest and/or principal were last paid; provided, that, such statement shall (I) be made only to Lender’s actual knowledge and shall be for informational purposes only, (II) not be binding on Lender or have the effect of an estoppel and (III) not waive, amend or otherwise modify Borrower’s obligations contained herein and in the other Loan Documents.

          (b)     (i) So long as the Sotheby’s Lease is in full force and effect, Borrower shall use commercially reasonable efforts (which such efforts (in and of themselves) shall not require Borrower to default any Tenant under its Lease or any guarantor under any related guaranty) to deliver to Lender, promptly upon request, duly executed estoppel certificates from any one or more Tenants (including, without limitation, Sotheby’s) or related guarantors (including, without limitation, the Sotheby’s Guarantor) as required by Lender attesting to such facts regarding the related Lease or guaranty (as applicable) as Lender may require and as to which such Tenant or

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guarantor (as applicable) shall be required to attest under its Lease or related guaranty (as applicable).

                    (ii) During any period that the Sotheby’s Lease is no longer in full force or effect, Borrower shall use its best efforts to deliver to Lender, promptly upon request, duly executed estoppel certificates from any one or more Tenants as required by Lender attesting to such facts regarding the related Lease as Lender may require, including, but not limited to attestations that each Lease covered thereby is in full force and effect with no defaults thereunder on the part of any party, that none of the Rents have been paid more than one month in advance, except as security, and that the Tenant claims no defense or offset against the full and timely performance of its obligations under the Lease.

          Section 5.13. Leasing Matters.

          (a) To the extent that the Sotheby’s Lease is in full force and effect, the following provisions shall apply:

          (i)       (A) Notwithstanding anything contained herein to the contrary, Borrower shall not, without the prior written consent of Lender (which such consent (a) prior to the Optional Prepayment Date, shall not be unreasonably withheld, conditioned or delayed, or (b) from and after the Optional Prepayment Date, may be granted or withheld in Lender’s sole and absolute discretion), grant any approval under (or permit any approval to be deemed granted under), enter into, enter into any agreement with respect to (including, without limitation, any non-disturbance agreement), renew, extend, amend, modify, permit any assignment of, waive any provisions of, terminate, exercise any recapture or enforcement rights with respect to (including, without limitation, any exercise of rights after a Tenant default), reduce Rents under, accept a surrender of space under, or shorten the term of, the Sotheby’s Lease or any Major Sotheby’s Sublease.

          (B) Notwithstanding anything to the contrary contained herein, Borrower may consent to Sotheby’s entering into a proposed sublease of the Sotheby’s Lease (other than a Major Sotheby’s Sublease) (such sublease, a “Sotheby’s Sublease”) and any renewal or extension of an existing sublease (other than a Major Sotheby’s Sublease) of the Sotheby’s Lease (such sublease, a “Renewal Sublease”) without the prior written consent of Lender, provided that Borrower has determined, in its reasonable discretion, that the conditions set forth in sub-clauses (A) through (F) of Section 17(j) of the Sotheby’s Lease have been satisfied in all material respects, provided, further, that from and after the Optional Prepayment Date, Borrower shall not consent to any Sotheby’s Sublease or Renewal Sublease without the prior written consent of Lender, which consent may be granted or withheld in Lender’s sole discretion.

          (ii) Borrower (1) shall observe and perform all the obligations imposed upon the landlord under the Leases and shall not do or permit to be done anything to impair the value of any of the Leases as security for the Debt; (2) shall promptly send copies to Lender of all notices of default or requests for landlord consent which Borrower shall send or receive thereunder; (3) shall enforce all of the material terms, covenants and

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conditions contained in the Leases upon the part of the tenant thereunder to be observed or performed; (4) shall not collect any of the Rents more than one (1) month in advance (except security deposits shall not be deemed Rents collected in advance); (5) shall not execute any other assignment of the landlord’s interest in any of the Leases or the Rents; and (6) shall not consent to any assignment of or subletting under any Leases without the prior written consent of Lender.

(iii) Notwithstanding anything to the contrary contained herein:

          (A) Borrower shall not permit Sotheby’s or Sotheby’s Guarantor to be released from liability under the Sotheby’s Lease in connection with an assignment of the Sotheby’s Lease pursuant to Section 17(n)(2) and 17(n)(3) of the Sotheby’s Lease unless (1) Lender shall have received evidence that all of the conditions thereto set forth in Section 17(n)(2) and 17(n)(3), as applicable, of the Sotheby’s Lease have been satisfied; (2) Lender shall have received confirmation from a majority of the Rating Agencies rating the Securities that such assignment will not result in a downgrade, withdrawal or qualification of the then current ratings issued in connection with a Securitization, or if a Securitization has not occurred, any ratings to be assigned in connection with a Securitization; provided, that (I) Lender shall, at Borrower’s cost and expense (which such cost and expense shall only include the reasonable, out-of-pocket, third party costs and expenses incurred by Lender), seek such confirmation from each of the Rating Agencies rating (or that are anticipated to rate) the Securities and shall communicate to Borrower the response of each of such Rating Agencies to the same within ninety (90) days of Lender’s receipt of written notice from Borrower (which such notice shall be accompanied by the information listed in the immediately following clause (3) and shall be marked in bold lettering with the following language: “LENDER’S RESPONSE IS REQUIRED WITHIN NINETY (90) DAYS OF RECEIPT OF THIS NOTICE PURSUANT TO THE TERMS OF A LOAN AGREEMENT BETWEEN THE UNDERSIGNED AND LENDER” and the envelope containing the request must be marked “PRIORITY”) and (II) if Lender shall fail to so communicate such response within the aforesaid time period in accordance with clause (I) above, clause (2) hereof shall be deemed to be satisfied by Borrower; (3) Borrower shall have provided (or caused to be provided) to Lender copies of all documentation and other information required to be provided to Borrower and Lender (as Fee Mortgagee) pursuant to Section 17(n)(2)(vii) and (viii) of the Sotheby’s Lease; and (4) Lender, as Fee Mortgagee, shall have reasonably determined that any proposed assignee and/or substitute guarantor is a reputable person of good character and business dealings pursuant to Section 17(n)(2)(v) of the Sotheby’s Lease; and

          (B) Borrower shall not, except as provided in Section 5.13(a)(iii)(A) above, release, waive, amend, modify, terminate or otherwise alter the Sotheby’s Guaranty in any manner (1) without obtaining Lender’s prior written consent, which such consent shall not be unreasonably withheld, conditioned or delayed, and (2) unless Lender shall have received written confirmation from the Rating

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Agencies rating the Securities that the same will not result in a downgrade, withdrawal or qualification of the initial, or if higher, then current ratings issued in connection with a Securitization, or if a Securitization has not occurred, any ratings to be assigned in connection with a Securitization.

          (b) To the extent that the Sotheby’s Lease is no longer in full force and effect, the following provisions shall apply:

          (i) Borrower may enter into a proposed Lease (including the renewal or extension of an existing Lease (a “Renewal Lease”)) without the prior written consent of Lender, provided such proposed Lease or Renewal Lease (1) provides for rental rates and terms comparable to existing local market rates and terms (taking into account the type and quality of the tenant) as of the date such Lease is executed by Borrower (unless, in the case of a Renewal Lease, the rent payable during such renewal, or a formula or other method to compute such rent, is provided for in the original Lease), (2) is an arm’s-length transaction with a bona fide, independent third party tenant, (3) does not have a materially adverse effect on the value of the Property taken as a whole, (4) is subject and subordinate to the Mortgage and the Tenant thereunder agrees to attorn to Lender, (5) does not contain any option, offer, right of first refusal, or other similar right to acquire all or any portion of the Property, (6) has a base term of less than fifteen (15) years including options to renew, (7) has no rent credits, free rents or concessions granted thereunder (other than those granted in accordance with then current market standards for Leases similar to the proposed Lease leasing space in properties similar to the Property), and (8) is written on the standard form of lease approved by Lender, as such form may be modified to incorporate (I) economic terms consistent with this Section, and (II) such other reasonable and customary changes to said form which are consistent with the provisions of this Section and would not, in Borrower’s reasonable judgement, have a material adverse effect on the value or quality of the Property or Borrower’s ability to repay the Loan. All proposed Leases which do not satisfy the requirements set forth in this subsection shall be subject to the prior approval of Lender and its counsel, at Borrower’s expense, which such approval shall not be unreasonably withheld, conditioned or delayed. Borrower shall promptly deliver to Lender copies of all Leases which are entered into pursuant to this subsection together with Borrower’s certification that it has satisfied all of the conditions of this Section. Notwithstanding anything herein to the contrary, from and after the Optional Prepayment Date, Borrower shall not enter into any proposed Lease or Renewal Lease without obtaining Lender’s prior written consent, which consent may be granted or withheld in Lender’s sole and absolute discretion.

          (ii) Borrower (1) shall observe and perform all the obligations imposed upon the landlord under the Leases and shall not do or permit to be done anything to impair the value of any of the Leases as security for the Debt; (2) shall promptly send copies to Lender of all notices of default which Borrower shall send or receive thereunder; (3) shall enforce all of the material terms, covenants and conditions contained in the Leases upon the part of the tenant thereunder to be observed or performed; (4) shall not collect any of the Rents more than one (1) month in advance (except security deposits shall not be deemed Rents collected in advance); (5) shall not execute any other assignment of the

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landlord’s interest in any of the Leases or the Rents; and (6) shall not consent to any assignment of or subletting under any Leases not in accordance with their terms, without the prior written consent of Lender.

          (iii) Borrower may, without the prior written consent of Lender, amend, modify or waive the provisions of any Lease or terminate, reduce Rents under, accept a surrender of space under, or shorten the term of, any Lease (including any guaranty, letter of credit or other credit support with respect thereto) provided that such action (taking into account, in the case of a termination, reduction in rent, surrender of space or shortening of term, the planned alternative use of the affected space) does not have a materially adverse effect on the value of the Property taken as a whole, and provided that such Lease, as amended, modified or waived, is otherwise in compliance with the requirements of this Agreement and any subordination agreement binding upon Lender with respect to such Lease. A termination of a Lease with a tenant who is in default beyond applicable notice and grace periods shall not be considered an action which has a materially adverse effect on the value of the Property taken as a whole. Any amendment, modification, waiver, termination, rent reduction, space surrender or term shortening which does not satisfy the requirements set forth in this subsection shall be subject to the prior approval of Lender and its counsel, at Borrower’s expense, which such approval shall not be unreasonably withheld, conditioned or delayed. Borrower shall promptly deliver to Lender copies of amendments, modifications and waivers which are entered into pursuant to this subsection together with Borrower’s certification that it has satisfied all of the conditions of this subsection. Notwithstanding anything herein to the contrary, from and after the Optional Prepayment Date, Borrower shall not amend, modify or waive the provisions of any Lease or terminate, reduce Rents under, accept a surrender of space under, or shorten the term of, any Lease without the prior written consent of Lender, which consent may be granted or withheld in Lender’s sole and absolute discretion.

          (iv) Notwithstanding anything contained herein to the contrary, Borrower shall not, without the prior written consent of Lender (which such consent (a) prior to the Optional Prepayment Date, shall not be unreasonably withheld, conditioned or delayed, or (b) from and after the Optional Prepayment Date, may be granted or withheld in Lender’s sole and absolute discretion), enter into, renew, extend, amend, modify, waive any provisions of, terminate, reduce Rents under, accept a surrender of space under, or shorten the term of, any Major Lease.

          (c) Notwithstanding anything to the contrary contained herein, to the extent Lender’s prior approval is required for any leasing matters set forth in this Section 5.13, Lender shall have twenty (20) days from receipt of written request and all required information and documentation relating thereto in which to approve or disapprove such matter, provided that such request to Lender is marked in bold lettering with the following language: “LENDER’S RESPONSE IS REQUIRED WITHIN TWENTY (20) DAYS OF RECEIPT OF THIS NOTICE PURSUANT TO THE TERMS OF A LOAN AGREEMENT BETWEEN THE UNDERSIGNED AND LENDER” and the envelope containing the request must be marked “PRIORITY”. In the event that Lender fails to approve or disapprove the leasing matter in question within such time (which such disapproval (if applicable) shall set forth the reasons for the same), Lender’s approval shall

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be deemed given for all purposes. Borrower shall provide Lender with such information and documentation as may be reasonably required by Lender, including, without limitation, lease comparables and other market information as reasonably required by Lender.

          Section 5.14. Property Management

          (a) Borrower shall (i) promptly perform and observe all of the covenants required to be performed and observed by it under the Management Agreement and do all things necessary to preserve and to keep unimpaired its material rights thereunder; (ii) promptly notify Lender of any default under the Management Agreement of which it is aware; (iii) promptly deliver to Lender a copy of any notice of default or other material notice received by Borrower under the Management Agreement; (iv) promptly give notice to Lender of any notice or information that Borrower receives which indicates that Manager is terminating the Management Agreement or that Manager is otherwise discontinuing its management of the Property; and (v) promptly enforce the performance and observance of all of the covenants required to be performed and observed by Manager under the Management Agreement.

          (b) If at any time, (i) Manager shall become insolvent or a debtor in a bankruptcy proceeding; (ii) an Event of Default has occurred and is continuing and Lender has accelerated the Loan; (iii) a material default has occurred and is continuing beyond applicable notice and cure periods (if any) under the Management Agreement, or (iv) the Optional Prepayment Date shall occur; Borrower shall, at the request of Lender, terminate the Management Agreement upon thirty (30) days prior notice to Manager and replace Manager with a Qualified Manager approved by Lender on terms and conditions satisfactory to Lender, it being understood and agreed that the management fee for such replacement manager shall not exceed then prevailing market rates.

          (c) Intentionally Omitted.

          (d) Borrower shall not, without the prior written consent of Lender (which consent shall not be unreasonably withheld, conditioned or delayed): (i) surrender, terminate or cancel the Management Agreement or otherwise replace Manager or enter into any other management agreement with respect to the Property; (ii) reduce or consent to the reduction of the term of the Management Agreement; (iii) increase or consent to the increase of the amount of any charges under the Management Agreement; or (iv) otherwise materially modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under, the Management Agreement in any material respect. In the event that Borrower replaces Manager at any time during the term of Loan pursuant to this subsection, such Manager shall be a Qualified Manager.

          Section 5.15. Liens

          Borrower shall not, without the prior written consent of Lender, create, incur, assume or suffer to exist any Lien on any portion of the Property or permit any such action to be taken, except Permitted Encumbrances.

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          Section 5.16. Debt Cancellation

          Borrower shall not cancel or otherwise forgive or release any claim or debt (other than termination of Leases in accordance herewith) owed to Borrower by any Person, except for adequate consideration and in the ordinary course of Borrower’s business.

          Section 5.17. Zoning

          Borrower shall not initiate or consent to any zoning reclassification of any portion of the Property or seek any variance under any existing zoning ordinance or use or permit the use of any portion of the Property in any manner that could result in such use becoming a non-conforming use under any zoning ordinance or any other applicable land use law, rule or regulation, without the prior written consent of Lender.

          Section 5.18. ERISA

          (a) Borrower shall not engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights under the Note, this Agreement or the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA.

          (b) Borrower further covenants and agrees to deliver to Lender such certifications or other evidence from time to time throughout the term of the Loan, as reasonably requested by Lender, that (i) Borrower is not and does not maintain an “employee benefit plan” as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, or a “governmental plan” within the meaning of Section 3(3) of ERISA; (ii) Borrower is not subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans; and (iii) one or more of the following circumstances is true:

(A) Equity interests in Borrower are publicly offered securities, within the meaning of 29 C.F.R. §2510.3-101(b)(2);

(B) Less than twenty-five percent (25%) of each outstanding class of equity interests in Borrower are held by “benefit plan investors” within the meaning of 29 C.F.R. §2510.3-101(f)(2); or

(C) Borrower qualifies as an “operating company” or a “real estate operating company” within the meaning of 29 C.F.R. §2510.3-101(c) or (e).

          Section 5.19. No Joint Assessment

          Borrower shall not suffer, permit or initiate the joint assessment of the Property with (a) any other real property constituting a tax lot separate from the Property, or (b) any portion of the Property which may be deemed to constitute personal property, or any other procedure whereby the Lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to the Property.

          Section 5.20. Intentionally Omitted

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          Section 5.21. Alterations

          Subject to Section 20.12 hereof (to the extent applicable), Lender’s prior approval shall be required in connection with any alterations to any Improvements (a) that may have a material adverse effect on the Property, (b) that are structural in nature, (c) that require Borrower’s prior consent under the Sotheby’s Lease, (d) that, together with any other alterations undertaken at the same time (including any related alterations, improvements or replacements), are reasonably anticipated to have a cost in excess of the Alteration Threshold, or (e) that are made from and after the Optional Prepayment Date. If the total unpaid amounts incurred and to be incurred with respect to such alterations to the Improvements shall at any time exceed the Alteration Threshold, Borrower shall promptly deliver (or cause to be delivered) to Lender as security for the payment of such amounts and as additional security for Borrower’s obligations under the Loan Documents any of the following: (i) cash, (ii) direct non-callable obligations of the United States of America or other obligations which are “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, to the extent acceptable to the applicable Rating Agencies, (iii) other securities acceptable to Lender and the Rating Agencies, or (iv) a completion bond, provided that such completion bond is acceptable to the Lender and the Rating Agencies. Such security shall be in an amount equal to the excess of the total unpaid amounts incurred and to be incurred with respect to such alterations to the Improvements over the Alteration Threshold.

          Section 5.22. Intentionally Omitted

ARTICLE 6
ENTITY COVENANTS

          Section 6.1. Single Purpose Entity/Separateness

          Until the Debt has been paid in full, Borrower represents, warrants and covenants as follows:

          (a) Borrower has not and will not:

(i) engage in any business or activity other than the ownership, operation and maintenance of the Property, and activities incidental thereto;

(ii) acquire or own any assets other than (A) the Property, and (B) such incidental Personal Property as may be necessary for the operation of the Property;

          (iii) merge into or consolidate with any Person, or dissolve, terminate, liquidate in whole or in part, transfer or otherwise dispose of all or substantially all of its assets or change its legal structure;

          (iv) fail to observe all organizational formalities, or fail to preserve its existence as an entity duly organized, validly existing and in good standing (if applicable) under the applicable Legal Requirements of the jurisdiction of its organization or formation, or amend, modify, terminate or fail to comply with the provisions of its organizational documents;

(v) own any subsidiary, or make any investment in, any Person;

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(vi) commingle its assets with the assets of any other Person;

          (vii) incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than (A) the Debt, (B) trade and operational indebtedness incurred in the ordinary course of business with trade creditors, provided such indebtedness is (1) unsecured, (2) not evidenced by a note, (3) on commercially reasonable terms and conditions, and (4) due not more than sixty (60) days past the date incurred and paid on or prior to such date (subject to Borrower’s right to contest the same in accordance with Section 3.5(b) of the Mortgage), and/or (C) financing leases and purchase money indebtedness incurred in the ordinary course of business relating to Personal Property on commercially reasonable terms and conditions; provided however, the aggregate amount of the indebtedness described in (B) and (C) shall not exceed at any time three percent (3%) of the outstanding principal amount of the Note;

          (viii) fail to maintain its records, books of account, bank accounts, financial statements, accounting records and other entity documents separate and apart from those of any other Person; except that Borrower’s financial position, assets, liabilities, net worth and operating results may be included in the consolidated financial statements of an Affiliate, provided that such consolidated financial statements contain a footnote indicating that Borrower is a separate legal entity and that it maintains separate books and records;

          (ix) enter into any contract or agreement with any general partner, member, shareholder, principal, guarantor of the obligations of Borrower, or any Affiliate of the foregoing, except upon terms and conditions that are intrinsically fair, commercially reasonable and substantially similar to those that would be available on an arm’s-length basis with unaffiliated third parties;

(x) maintain its assets in such a manner that it will be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;

          (xi) assume or guaranty the debts of any other Person, hold itself out to be responsible for the debts of any other Person, or otherwise pledge its assets for the benefit of any other Person or hold out its credit as being available to satisfy the obligations of any other Person;

(xii) make any loans or advances to any Person;

(xiii) fail to file its own tax returns or files a consolidated federal income tax return with any Person (unless prohibited or required, as the case may be, by applicable Legal Requirements);

          (xiv) fail either to hold itself out to the public as a legal entity separate and distinct from any other Person or to conduct its business solely in its own name or fail to correct any known misunderstanding regarding its separate identity;

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(xv) fail to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

          (xvi) if it is a partnership or limited liability company, without the unanimous written consent of all of its partners or members, as applicable, and the written consent of 100% of the directors of each SPE Component Entity (if any), including, without limitation, each Independent Director, (a) file or consent to the filing of any petition, either voluntary or involuntary, to take advantage of any Creditors Rights Laws, (b) seek or consent to the appointment of a receiver, liquidator or any similar official, (c) take any action that might cause such entity to become insolvent, or (d) make an assignment for the benefit of creditors;

          (xvii) fail to allocate shared expenses (including, without limitation, shared office space and services performed by an employee of an Affiliate) among the Persons sharing such expenses and to use separate stationery, invoices and checks;

          (xviii) fail to remain solvent or pay its own liabilities (including, without limitation, salaries of its own employees) only from its own funds; provided, however, that any such failure to remain solvent will not constitute a breach of this covenant if cash flow from the Property is insufficient for Borrower to remain solvent;

(xix) acquire obligations or securities of its partners, members, shareholders or other affiliates, as applicable;

          (xx) violate or cause to be violated the assumptions made with respect to Borrower and its principals in any opinion letter pertaining to substantive consolidation delivered to Lender in connection with the Loan; or

(xxi) fail to maintain a sufficient number of employees in light of its contemplated business operations.

          (b) If Borrower is a partnership or limited liability company, each general partner in the case of a general partnership, each general partner in the case of a limited partnership (or, if Borrower is a Delaware limited partnership, at least one general partner in the case of a limited partnership), or the managing member in the case of a limited liability company (each an “SPE Component Entity”) of Borrower, as applicable, shall be a corporation or a Delaware limited liability company (meeting the criteria set forth in Section 6.1(c) below) whose sole asset is its interest in Borrower. Each SPE Component Entity (i) will at all times comply with each of the covenants, terms and provisions contained in Section 6.1(a)(iii) - (vi) and (viii) - (xxi), as if such representation, warranty or covenant was made directly by such SPE Component Entity; (ii) will not engage in any business or activity other than owning an interest in Borrower; (iii) will at all times own at least a 0.5% general partnership or managing membership interest in Borrower and will not acquire or own any assets other than its partnership, membership, or other equity interest in Borrower; (iv) will not incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation); and (v) will cause Borrower to comply with the provisions of this Section 6.1 and Section 6.4. Prior to the withdrawal or the disassociation of any SPE

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Component Entity from Borrower, Borrower shall immediately appoint a new general partner or managing member whose articles of incorporation are substantially similar to those of such SPE Component Entity and, if an opinion letter pertaining to substantive consolidation was required at closing, deliver a new opinion letter acceptable to Lender and the Rating Agencies with respect to the new SPE Component Entity and its equity owners. Notwithstanding the foregoing, to the extent Borrower is a single member Delaware limited liability company satisfying the covenants related thereto contained herein, so long as Borrower maintains such formation status, no SPE Component Entity shall be required.

          (c) In the event Borrower or any SPE Component Entity is a single member Delaware limited liability company, the limited liability company agreement of Borrower or such SPE Component Entity (as applicable) (the “LLC Agreement”) shall provide that (i) upon the occurrence of any event that causes the sole member of Borrower or such SPE Component Entity (as applicable) (“Member”) to cease to be the member of Borrower or such SPE Component Entity (as applicable) (other than (A) upon an assignment by Member of all of its limited liability company interest in Borrower or such SPE Component Entity (as applicable) and the admission of the transferee in accordance with the Loan Documents and the LLC Agreement, or (B) the resignation of Member and the admission of an additional member of Borrower or such SPE Component Entity (as applicable) in accordance with the terms of the Loan Documents and the LLC Agreement), any person acting as Independent Director of Borrower or such SPE Component Entity (as applicable) shall, without any action of any other Person and simultaneously with the Member ceasing to be the member of Borrower or such SPE Component Entity (as applicable), automatically be admitted to Borrower or such SPE Component Entity (as applicable) (“Special Member”) and shall continue Borrower or such SPE Component Entity (as applicable) without dissolution and (ii) Special Member may not resign from Borrower or such SPE Component Entity (as applicable) or transfer its rights as Special Member unless (A) a successor Special Member has been admitted to Borrower or such SPE Component Entity (as applicable) as Special Member in accordance with requirements of Delaware law and (B) such successor Special Member has also accepted its appointment as an Independent Director. The LLC Agreement shall further provide that (i) Special Member shall automatically cease to be a member of Borrower or such SPE Component Entity (as applicable) upon the admission to Borrower or such SPE Component Entity (as applicable) of a substitute Member, (ii) Special Member shall be a member of Borrower or such SPE Component Entity (as applicable) that has no interest in the profits, losses and capital of Borrower or such SPE Component Entity (as applicable) and has no right to receive any distributions of Borrower’s or such SPE Component Entity’s (as applicable) assets, (iii) pursuant to Section 18-301 of the Delaware Limited Liability Company Act (the “Act”), Special Member shall not be required to make any capital contributions to Borrower or such SPE Component Entity (as applicable) and shall not receive a limited liability company interest in Borrower or such SPE Component Entity (as applicable), (iv) Special Member, in its capacity as Special Member, may not bind Borrower or such SPE Component Entity (as applicable) and (v) except as required by any mandatory provision of the Act, Special Member, in its capacity as Special Member, shall have no right to vote on, approve or otherwise consent to any action by, or matter relating to, Borrower or such SPE Component Entity (as applicable), including, without limitation, the merger, consolidation or conversion of Borrower or such SPE Component Entity (as applicable); provided, however, such prohibition shall not limit the obligations of Special Member, its capacity as Independent Director, to vote on such matters required by the Loan Documents or the LLC Agreement. In order to implement

Confidential Treatment Requested by BANA	BANA-Soth-00124

the admission to Borrower or such SPE Component Entity (as applicable) of Special Member, Special Member shall execute a counterpart to the LLC Agreement. Prior to its admission to Borrower or such SPE Component Entity (as applicable) as Special Member, Special Member shall not be a member of Borrower or such SPE Component Entity (as applicable).

          Upon the occurrence of any event that causes the Member to cease to be a member of Borrower or such SPE Component Entity (as applicable), to the fullest extent permitted by law, the personal representative of Member shall, within ninety (90) days after the occurrence of the event that terminated the continued membership of Member in Borrower or such SPE Component Entity (as applicable), agree in writing (i) to continue Borrower or such SPE Component Entity (as applicable) and (ii) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of Borrower or such SPE Component Entity (as applicable), effective as of the occurrence of the event that terminated the continued membership of Member of Borrower or such SPE Component Entity (as applicable) in Borrower or such SPE Component Entity (as applicable). Any action initiated by or brought against Member or Special Member under any Creditors Rights Laws shall not cause Member or Special Member to cease to be a member of Borrower or such SPE Component Entity (as applicable) and upon the occurrence of such an event, the business of Borrower or such SPE Component Entity (as applicable) shall continue without dissolution. The LLC Agreement shall provide that each of Member and Special Member waives any right it might have to agree in writing to dissolve Borrower or such SPE Component Entity (as applicable) upon the occurrence of any action initiated by or brought against Member or Special Member under any Creditors Rights Laws, or the occurrence of an event that causes Member or Special Member to cease to be a member of Borrower or such SPE Component Entity (as applicable).

          Section 6.2. Change of Name, Identity or Structure

          Borrower shall not change or permit to be changed (a) Borrower’s name, (b) Borrower’s identity (including its trade name or names), (c) Borrower’s principal place of business set forth on the first page of this Agreement, (d) the corporate, partnership or other organizational structure of Borrower or each SPE Component Entity, (e) Borrower’s state of organization, or (f) Borrower’s organizational identification number, without in each case notifying Lender of such change in writing at least thirty (30) days prior to the effective date of such change and, in the case of a change in Borrower’s structure, without first obtaining the prior written consent of Lender. In addition, Borrower shall not change or permit to be changed any organizational documents of Borrower or any SPE Component Entity (if any) if such change would adversely impact the covenants set forth in Section 6.1 and Section 6.4 hereof. Borrower authorizes Lender to file any financing statement or financing statement amendment required by Lender to establish or maintain the validity, perfection and priority of the security interest granted herein. At the request of Lender, Borrower shall execute a certificate in form satisfactory to Lender listing the trade names under which Borrower intends to operate the Property, and representing and warranting that Borrower does business under no other trade name with respect to the Property. If Borrower does not now have an organizational identification number and later obtains one, or if the organizational identification number assigned to Borrower subsequently changes, Borrower shall promptly notify Lender of such organizational identification number or change.

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          Section 6.3. Business and Operations

          Borrower will qualify to do business and will remain in good standing under the laws of the State as and to the extent the same are required for the ownership, maintenance, management and operation of the Property.

          Section 6.4. Independent Director

          (a) The organizational documents of each SPE Component Entity (if any) shall provide that at all times there shall be, and Borrower shall cause there to be, at least two duly appointed members of the board of directors (each an “Independent Director”) of such SPE Component Entity reasonably satisfactory to Lender each of whom are not at the time of such individual’s initial appointment, and shall not have been at any time during the preceding five (5) years, and shall not be at any time while serving as a director of such SPE Component Entity, either (i) a shareholder (or other equity owner) of, or an officer, director, partner, manager, member (other than as a Special Member in the case of single member Delaware limited liability companies), employee, attorney or counsel of, Borrower, such SPE Component Entity or any of their respective shareholders, partners, members, subsidiaries or affiliates; (ii) a customer or creditor of, or supplier to, Borrower or any of its respective shareholders, partners, members, subsidiaries or affiliates who derives any of its purchases or revenue from its activities with Borrower or such SPE Component Entity or any Affiliate of any of them; (iii) a Person who Controls or is under common Control with any such shareholder, officer, director, partner, manager, member, employee, supplier, creditor or customer; or (iv) a member of the immediate family of any such shareholder, officer, director, partner, manager, member, employee, supplier, creditor or customer.

          (b) The organizational documents of each SPE Component Entity (if any) shall provide that the board of directors of such SPE Component Entity shall not take any action which, under the terms of any certificate of incorporation, by-laws or any voting trust agreement with respect to any common stock, requires an unanimous vote of the board of directors of such SPE Component Entity of Borrower unless at the time of such action there shall be at least two members of the board of directors who are Independent Directors. Such SPE Component Entity will not, without the unanimous written consent of its board of directors including each Independent Director, on behalf of itself or Borrower, (i) file or consent to the filing of any petition, either voluntary or involuntary, to take advantage of any applicable Creditors Rights Laws; (ii) seek or consent to the appointment of a receiver, liquidator or any similar official; (iii) take any action that might cause such entity to become insolvent; or (iv) make an assignment for the benefit of creditors.

ARTICLE 7
NO SALE OR ENCUMBRANCE

          Section 7.1. Transfer Definitions

          For purposes of this Article 7 an “Affiliated Manager” shall mean any managing agent in which Borrower, Borrower Principal, any SPE Component Entity (if any) or any affiliate of such entities has, directly or indirectly, any legal, beneficial or economic interest; “Control”

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shall mean the power to direct the management and policies of a Restricted Party (subject to any specified approval rights over major decisions relating to such Restricted Party that may be vested in other constituent parties of such Restricted Party), directly or indirectly, whether through the ownership of voting securities or other beneficial interests, by contract or otherwise; “Restricted Party” shall mean Borrower, Borrower Principal, any SPE Component Entity (if any), any Affiliated Manager, or any shareholder, partner, member or non-member manager, or any direct or indirect legal or beneficial owner of Borrower, Borrower Principal, any SPE Component Entity (if any), any Affiliated Manager or any non-member manager; and a “Sale or Pledge” shall mean a voluntary or involuntary sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, grant of any options with respect to, or any other transfer or disposition of (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record) of a legal or beneficial interest.

          Section 7.2. No Sale/Encumbrance

          (a) Except as set forth in Section 7.3 hereof, Borrower shall not cause or permit a Sale or Pledge of the Property or any part thereof or any legal or beneficial interest therein nor permit a Sale or Pledge of an interest in any Restricted Party (in each case, a “Prohibited Transfer”), other than pursuant to Leases of space in the Improvements to Tenants in accordance with the provisions of Section 5.13 (including, without limitation, the Sotheby’s Lease), without the prior written consent of Lender.

          (b) A Prohibited Transfer shall include, but not be limited to, (i) an installment sales agreement wherein Borrower agrees to sell the Property or any part thereof for a price to be paid in installments; (ii) an agreement by Borrower leasing all or a substantial part of the Property for other than actual occupancy by a space tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, Borrower’s right, title and interest in and to any Leases or any Rents; (iii) if a Restricted Party is a corporation, any merger, consolidation or Sale or Pledge of such corporation’s stock or the creation or issuance of new stock in one or a series of transactions; (iv) if a Restricted Party is a limited or general partnership or joint venture, any merger or consolidation or the change, removal, resignation or addition of a general partner or the Sale or Pledge of the partnership interest of any general or limited partner or any profits or proceeds relating to such partnership interests or the creation or issuance of new partnership interests; (v) if a Restricted Party is a limited liability company, any merger or consolidation or the change, removal, resignation or addition of a managing member or non-member manager (or if no managing member, any member) or the Sale or Pledge of the membership interest of any member or any profits or proceeds relating to such membership interest; (vi) if a Restricted Party is a trust or nominee trust, any merger, consolidation or the Sale or Pledge of the legal or beneficial interest in a Restricted Party or the creation or issuance of new legal or beneficial interests; or (vii) the removal or the resignation of Manager (including, without limitation, an Affiliated Manager) other than in accordance with Section 5.14.

          Section 7.3. Permitted Transfers

          Notwithstanding the provisions of Section 7.2, the following transfers shall not be deemed to be a Prohibited Transfer and shall not require Lender’s consent: (a) a transfer (but not the pledge) by devise or descent or by operation of law upon the death of a member, partner or

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shareholder of a Restricted Party; (b) the transfer (but not the pledge), in one or a series of transactions, of the stock, partnership interests or membership interests (as the case may be) in a Restricted Party, or (c) a Mezzanine Transfer; provided, that, with respect to the transfers listed in clauses (a), (b) or (c) above, (A) Lender shall receive ten (10) Business Days prior written notice of such transfers, (B) except in connection with a Mezzanine Foreclosure, after giving effect to such transfers Borrower Principal Family Group shall (i) own at least a 25% direct or indirect interest in Borrower and Affiliated Manager, (ii) Control Borrower and Affiliated Manager, and (iii) control the day-to-day operation of the Property, (C) the Property shall continue to be managed by Affiliated Manager or a Qualified Manager in the manner in which the Property is managed immediately prior to such transfer, (D) in the case of the transfer of any direct ownership interests in Borrower or in any SPE Component Entity, such transfers shall be conditioned upon the continued compliance with the relevant provisions of Article 6 hereof, (E) no such transfers shall permit Sotheby’s to exercise its right of first offer contained in Article 23 of the Sotheby’s Lease or shall otherwise constitute a Sotheby’s Event of Default, and (F) in the case of any transfer that, in one or in a series of transactions, results in any Person and/or its Affiliates directly or indirectly owning in excess of forty-nine percent (49%) of the ownership interests in any Restricted Party, such transfers shall be conditioned upon the delivery to Lender of a substantive non-consolidation opinion, which such opinion shall be provided by outside counsel reasonably acceptable to Lender and acceptable to the Rating Agencies and shall otherwise be in form, scope and substance reasonably acceptable to Lender and in form, scope and substance acceptable to the Rating Agencies; provided, however, to the extent that the transfers set forth in clause (F) above are to a Person that was the subject of a “pairing” in the Non-Consolidation Opinion and such transfers result in such Person increasing (but not changing the nature of) their respective ownership interests in such Restricted Party, clause (F) shall be deemed satisfied to the extent Lender receives written confirmation from the counsel who rendered the Non-Consolidation Opinion stating that the Non-Consolidation Opinion is still valid and will not be affected by the aforesaid transfers regardless of any facts or assumptions contained therein related to equity ownership or any similar related facts or assumptions, which such confirmation shall be reasonably acceptable to Lender and acceptable to the Rating Agencies.

          Notwithstanding the foregoing, a transfer shall not be deemed to be a Prohibited Transfer solely due to the failure to satisfy the requirement that the Borrower Principal Family Group own at least a 25% direct or indirect ownership interest in Borrower and Affiliated Manager set forth in clause (B) of the foregoing paragraph of this Section 7.3 so long as (i) all other applicable requirements set forth in the foregoing paragraph of this Section 7.3 shall be satisfied, (ii) the Borrower Principal Family Group shall continue to own at least a 10% direct or indirect ownership interest in Borrower and Affiliated Manager, and (iii) all remaining direct or indirect ownership interests in Borrower and Affiliated Manager shall be owned by Permitted Transferees.

          Section 7.4. Lender’s Rights

          Lender reserves the right to condition the consent to a Prohibited Transfer requested hereunder upon (a) a modification of the terms hereof and an assumption of the Note and the other Loan Documents as so modified by the proposed Prohibited Transfer, (b) receipt of payment of a transfer fee equal to one percent (1%) of the outstanding principal balance of the

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Loan and all of Lender’s expenses incurred in connection with such Prohibited Transfer, (c) receipt of written confirmation from the Rating Agencies that the Prohibited Transfer will not result in a downgrade, withdrawal or qualification of the initial, or if higher, then current ratings issued in connection with a Securitization, or if a Securitization has not occurred, any ratings to be assigned in connection with a Securitization, (d) the proposed transferee’s continued compliance with the covenants set forth in this Agreement (including, without limitation, the covenants in Article 6) and the other Loan Documents, (e) a new Qualified Manager for the Property or a new manager for the Property satisfactory to Lender and in each case, a new management agreement satisfactory to Lender, and (f) the satisfaction of such other conditions and/or legal opinions as Lender shall determine in its sole discretion to be in the interest of Lender. All expenses incurred by Lender shall be payable by Borrower whether or not Lender consents to the Prohibited Transfer. Lender shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Debt immediately due and payable upon a Prohibited Transfer made without Lender’s consent. This provision shall apply to each and every Prohibited Transfer, whether or not Lender has consented to any previous Prohibited Transfer. Notwithstanding anything to the contrary contained in this Section 7.4, if any Sale or Pledge permitted under this Section 7.4 results (in one or in a series of transactions) in any Person and/or its Affiliates owning in excess of forty-nine percent (49%) of the direct or indirect ownership interests in Borrower or in any SPE Component Entity (other than the Persons owning such interests as of the date hereof) or in any transfer of a general partnership or managing limited partnership interest in Borrower, Borrower shall, prior to such transfer, and in addition to any other requirement for Lender consent contained herein, deliver a revised version of the Non-Consolidation Opinion to Lender reflecting such Prohibited Transfer, which opinion shall be in form, scope and substance reasonably acceptable in all respects to Lender and in form, scope and substance acceptable in all respects to the Rating Agencies.

          Section 7.5. Assumption

          Notwithstanding the foregoing provisions of this Article 7, Lender shall not unreasonably withhold consent to a transfer of the Property in its entirety to, and the related assumption of the Loan by, any Person (a “Transferee”) provided that each of the following terms and conditions are satisfied:

          (a) no Event of Default has occurred and is continuing;

          (b) Borrower shall have (i) delivered written notice to Lender of the terms of such prospective transfer not less than thirty (30) days before the date on which such transfer is scheduled to close and, concurrently therewith, all such information concerning the proposed Transferee as Lender shall reasonably require and (ii) paid to Lender a non-refundable processing fee in the amount of $25,000. Lender shall have the right to approve or disapprove the proposed transfer based on its then current underwriting and credit requirements for similar loans secured by similar properties which loans are sold in the secondary market, such approval not to be unreasonably withheld. In determining whether to give or withhold its approval of the proposed transfer, Lender shall consider the experience and track record of Transferee and its principals in owning and operating facilities similar to the Property, the financial strength of Transferee and its principals, the general business standing of Transferee and its principals and Transferee’s and its principals’ relationships and experience with contractors, vendors, tenants,

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lenders and other business entities; provided, however, that, notwithstanding Lender’s agreement to consider the foregoing factors in determining whether to give or withhold such approval, such approval shall be given or withheld based on what Lender determines to be commercially reasonable and, if given, may be given subject to such conditions as Lender may deem reasonably appropriate;

          (c) Borrower shall have paid to Lender, concurrently with the closing of such transfer, (i) a non-refundable assumption fee in an amount equal to one percent (1.0%) of the then outstanding principal balance of the Note, and (ii) all out-of-pocket costs and expenses, including reasonable attorneys’ fees, incurred by Lender in connection with the transfer;

          (d) Transferee assumes and agrees to pay the Debt as and when due subject to the provisions of Article 15 hereof and, prior to or concurrently with the closing of such transfer, Transferee and its constituent partners, members or shareholders as Lender may require, shall execute, without any cost or expense to Lender, such documents and agreements as Lender shall reasonably require to evidence and effectuate said assumption;

          (e) Borrower and Transferee, without any cost to Lender, shall furnish any information reasonably requested by Lender for the preparation of, and shall authorize Lender to file, new financing statements and financing statement amendments and other documents to the fullest extent permitted by applicable law, and shall execute any additional documents reasonably requested by Lender;

          (f) Borrower shall have delivered to Lender, without any cost or expense to Lender, such endorsements to Lender’s Title Insurance Policy insuring that fee simple or leasehold title to the Property, as applicable, is vested in Transferee (subject to Permitted Encumbrances), hazard insurance endorsements or certificates and other similar materials as Lender may deem reasonably necessary at the time of the transfer, all in form and substance reasonably satisfactory to Lender;

          (g) Transferee shall have furnished to Lender, if Transferee is a corporation, partnership, limited liability company or other entity, all appropriate papers evidencing Transferee’s organization and good standing, and the qualification of the signers to execute the assumption of the Debt, which papers shall include certified copies of all documents relating to the organization and formation of Transferee and of the entities, if any, which are partners or members of Transferee. Transferee and such constituent partners, members or shareholders of Transferee (as the case may be), as Lender shall reasonably require, shall comply with the covenants set forth in Article 6 hereof;

          (h) Transferee shall assume the obligations of Borrower under any Management Agreement or provide a new management agreement with a new manager which meets with the requirements of Section 5.14 hereof and assign to Lender as additional security such new management agreement;

          (i) Transferee shall furnish an opinion of counsel reasonably satisfactory to Lender and its counsel (A) that Transferee’s formation documents provide for the matters described in subparagraph (g) above, (B) that the assumption of the Debt has been duly authorized, executed

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and delivered, and that the Note, the Mortgage, this Agreement, the assumption agreement and the other Loan Documents are valid, binding and enforceable against Transferee in accordance with their terms, (C) that Transferee and any entity which is a controlling stockholder, member or general partner of Transferee, have been duly organized, and are in existence and good standing, and (E) with respect to such other matters as Lender may reasonably request;

          (j) if required by Lender, Lender shall have received confirmation in writing from the Rating Agencies that rate the Securities to the effect that the transfer will not result in a qualification, downgrade or withdrawal of any rating initially assigned or to be assigned to the Securities;

          (k) Borrower’s obligations under the contract of sale pursuant to which the transfer is proposed to occur shall expressly be subject to the satisfaction of the terms and conditions of this Section 7.5; and

          (1) Transferee shall, prior to such transfer, deliver a substantive non-consolidation opinion to Lender, which opinion shall be in form, scope and substance reasonably acceptable in all respects to Lender and in form, scope and substance acceptable in all respects to the Rating Agencies.

A consent by Lender with respect to a transfer of the Property in its entirety to, and the related assumption of the Loan by, a Transferee pursuant to this Section 7.5 shall not be construed to be a waiver of the right of Lender to consent to any subsequent transfer of the Property.

Notwithstanding anything to the contrary contained in this Section 7.5, in no event shall Lender be required to consent to a transfer/assumption under this Section 7.5 prior to a Securitization if the consideration to be paid to Borrower in connection therewith is less than the appraised value of the Property as determined in connection with Lender’s underwriting of the Loan.

          Section 7.6. Mezzanine Option

          Notwithstanding the foregoing provisions of this Article 7, at any time during the term of the Loan, a constituent party or parties (direct or indirect) of Borrower that is not an SPE Component Entity (any such party or parties, collectively, the “Mezzanine Borrower”) shall be permitted to incur mezzanine financing (the “Permitted Mezzanine Financing”) secured by a pledge of Mezzanine Borrower’s direct or indirect equity interests in Borrower (other than the direct equity interests in Borrower owned by any SPE Component Entity), provided, that, the following terms and conditions are each satisfied:

          (a) No Event of Default shall have occurred and be continuing;

          (b) Lender shall have received at least thirty (30) and no more than ninety (90) days prior written notice of the exercise of the proposed Permitted Mezzanine Financing (the “Mezzanine Notice”);

          (c) No more than one Permitted Mezzanine Financing may be outstanding at any given time;

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          (d) The principal amount of the proposed Permitted Mezzanine Financing (including, without limitation, all earn-out or other advances or negative amortization or similar features contemplated thereunder which would in any way increase the principal amount due thereunder) shall not exceed an amount which, when aggregated with the outstanding principal amount of the Loan, would result in (i) an LTV in excess of 85%, or (ii) a Debt Service Coverage Ratio, calculated on a trailing 12-month basis, less than 1.25 to 1.00;

          (e) The Permitted Mezzanine Financing shall bear interest at a fixed rate of interest, or if the Permitted Mezzanine Financing shall bear interest at a floating rate of interest, Mezzanine Borrower shall have obtained and shall maintain an Interest Rate Cap Agreement, and such Interest Rate Cap Agreement shall have been collaterally assigned to the Mezzanine Lender in a manner reasonably satisfactory to Lender;

          (f) The loan term (including any extension terms) of the proposed Permitted Mezzanine Financing shall be co-terminus with or longer than the term of the Loan;

          (g) The holder of the Permitted Mezzanine Financing (the “Mezzanine Lender”) shall (A) be a Qualified Institutional Lender, (B) represent and warrant to Lender that, as of the date of the funding of the Permitted Mezzanine Financing, it is solvent and not involved in any voluntary or involuntary action or proceeding as debtor under any applicable federal bankruptcy law, or any similar federal or state law, and (C) agree in the Mezzanine Intercreditor (defined below) that any subsequent transfer of the Permitted Mezzanine Financing shall be to a Qualified Institutional Lender;

          (h) Mezzanine Lender shall have delivered to Lender (for execution by Lender) an intercreditor agreement executed by Mezzanine Lender, which such intercreditor agreement shall be in form and substance reasonably acceptable to Lender and acceptable to the Rating Agencies (such intercreditor agreement, the “Mezzanine Intercreditor”);

          (i) Borrower shall deliver to Lender, at Borrower’s sole cost and expense, a revised and/or updated substantive non-consolidation opinion reasonably acceptable to Lender and acceptable to the Rating Agencies reflecting the Permitted Mezzanine Financing;

          (j) Borrower, at Borrower’s sole cost and expense, shall provide to Lender satisfactory (i.e., showing no Liens other than Permitted Encumbrances) UCC searches, together with tax lien, bankruptcy, judgment and litigation searches with respect to the Property, Borrower and Borrower Principal in the State in which the Property is located, in Delaware and in the jurisdictions where each such Person has its principal place of business;

          (k) Borrower shall have paid or reimbursed Lender for all reasonable, out of pocket costs and expenses incurred by Lender (including, without limitation, reasonable attorneys’ fees and disbursements and any costs, expenses and/or fees of the Rating Agencies) in connection with the Permitted Mezzanine Financing and Borrower shall have paid or shall have caused Mezzanine Borrower to pay all title premiums, recording charges, filing fees, taxes or other expenses payable in connection with the Permitted Mezzanine Financing;

          (1) Borrower shall execute such amendments to the Loan Documents as may be reasonably requested by Lender, including, without limitation, an amendment to the terms hereof

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such that property level expenses are reserved and paid by Lender in accordance with the Annual Budget approved hereunder (provided no Event of Default has occurred and is continuing) pursuant to an amendment to the cash management provisions set forth in Article 10 hereof;

          (m) Lender shall have received written confirmation from the Rating Agencies that the proposed Permitted Mezzanine Financing shall not result in a downgrade, withdrawal or qualification of the ratings assigned to any Securities (or, with respect to a proposed Securitization, to be issued); and;

          (n) Borrower shall deliver to Lender an Officers Certificate certifying that the requirements set forth in this Section 7.6 have been satisfied.

ARTICLE 8
INSURANCE; CASUALTY; CONDEMNATION; RESTORATION

          Section 8.1. Insurance

          (a) Borrower shall obtain and maintain, or cause to be maintained, at all times insurance for Borrower and the Property providing at least the following coverages:

          (i) comprehensive “all risk” insurance on the Improvements and the Personal Property, in each case (A) in an amount equal to one hundred percent (100%) of the “Full Replacement Cost,” which for purposes of this Agreement shall mean actual replacement value (exclusive of costs of excavations, foundations, underground utilities and footings) with a waiver of depreciation; (B) containing an agreed amount endorsement with respect to the Improvements and Personal Property waiving all co-insurance provisions; (C) providing for no deductible in excess of $100,000 for all such insurance coverage; and (D) if any of the Improvements or the use of the Property shall at any time constitute legal non-conforming structures or uses, providing coverage for contingent liability from Operation of Building Laws, Demolition Costs and Increased Cost of Construction Endorsements and containing an “Ordinance or Law Coverage” or “Enforcement” endorsement. In addition, Borrower shall obtain: (y) if any portion of the Improvements is currently or at any time in the future located in a “special flood hazard area” designated by the Federal Emergency Management Agency, flood hazard insurance in an amount equal to the maximum amount of such insurance available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended; and (z) earthquake insurance in amounts and in form and substance reasonably satisfactory to Lender in the event the Property is located in an area with a high degree of seismic risk, provided that the insurance pursuant to clauses (y) and (z) hereof shall be on terms consistent with the comprehensive all risk insurance policy required under this subsection (i);

          (ii) Commercial General Liability insurance against claims for personal injury, bodily injury, death or property damage occurring upon, in or about the Property, with such insurance (A) to be on the so-called “occurrence” form with a general aggregate limit of not less than $2,000,000 and a per occurrence limit of not less than $1,000,000; (B) to continue at not less than the aforesaid limit until required to be

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changed by Lender in writing by reason of changed economic conditions making such protection inadequate; and (C) to cover at least the following hazards: (1) premises and operations; (2) products and completed operations; (3) independent contractors; (4) blanket contractual liability; and (5) contractual liability covering the indemnities contained in Article 12 and Article 14 hereof to the extent the same is available;

          (iii) loss of rents insurance or business income insurance, as applicable, (A) with loss payable to Lender; (B) covering all risks required to be covered by the insurance provided for in subsection (i) above; and (C) which provides that after the physical loss to the Improvements and Personal Property occurs, the loss of rents or income, as applicable, will be insured until such rents or income, as applicable, either return to the same level that existed prior to the loss, or the expiration of eighteen (18) months, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period; and (D) which contains an extended period of indemnity endorsement which provides that after the physical loss to the Improvements and Personal Property has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of six (6) months from the date that the Property is repaired or replaced and operations are resumed, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period. The amount of such loss of rents or business income insurance, as applicable, shall be determined prior to the date hereof and at least once each year thereafter based on (i) for any period that the Sotheby’s Lease is in full force and effect, the amount of base rent and additional rent payable under the Leases (including, without limitation, any income attributable to Borrower due to any subleases of the Leases) for the succeeding period of coverage required above, or (ii) for any period that the Sotheby’s Lease is not in full force and effect, Borrower’s reasonable estimate of the gross income from the Property for the succeeding period of coverage required above. All proceeds payable to Lender pursuant to this subsection shall be held by Lender and shall be applied to the obligations secured by the Loan Documents from time to time due and payable hereunder and under the Note (with any excess proceeds applied, to the extent no Event of Default has occurred and is continuing, in accordance with the applicable provisions of Section 10.2(b)); provided, however, that nothing herein contained shall be deemed to relieve Borrower of its obligations to pay the obligations secured by the Loan Documents on the respective dates of payment provided for in the Note, this Agreement and the other Loan Documents except to the extent such amounts are actually paid out of the proceeds of such loss of rents or business income insurance, as applicable;

          (iv) at all times during which structural construction, repairs or alterations are being made with respect to the Improvements, and only if the Property coverage form does not otherwise apply, (A) owner’s contingent or protective liability insurance covering claims not covered by or under the terms or provisions of the above mentioned commercial general liability insurance policy; and (B) the insurance provided for in subsection (i) above written in a so-called Builder’s Risk Completed Value form (1) on a non-reporting basis, (2) against “all risks” insured against pursuant to subsection (i) above, (3) including permission to occupy the Property, and (4) with an agreed amount endorsement waiving co-insurance provisions;

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          (v) workers’ compensation, subject to the statutory limits of the State, and employer’s liability insurance in respect of any work or operations on or about the Property, or in connection with the Property or its operation (if applicable);

          (vi) comprehensive boiler and machinery insurance, if applicable, in amounts as shall be reasonably required by Lender on terms consistent with the commercial property insurance policy required under subsection (i) above;

(vii) excess liability insurance in an amount not less than $50,000,000 per occurrence on terms consistent with the commercial general liability insurance required under subsection (ii) above; and

          (viii) upon sixty (60) days’ written notice, such other reasonable insurance and in such reasonable amounts as Lender from time to time may reasonably request against such other insurable hazards which at the time are commonly insured against for property similar to the Property.

          (b) All insurance provided for in Section 8.1(a) shall be obtained under valid and enforceable policies (collectively, the “Policies” or in the singular, the “Policy”), and shall be subject to the approval of Lender as to insurance companies, amounts, deductibles, loss payees and insureds, which such approval shall not be unreasonably withheld, conditioned or delayed. The Policies shall be issued by financially sound and responsible insurance companies authorized to do business in the State and having a claims paying ability rating of “A” (or its equivalent) or better by at least two Rating Agencies, one of which must be S&P or such other Rating Agencies approved by Lender. The Policies described in Section 8.1(a) shall designate Lender and its successors and assigns as additional insureds, mortgagees and/or loss payee as deemed appropriate by Lender. Not less than ten (10) days prior to the expiration dates of the Policies theretofore furnished to Lender, Borrower shall deliver to Lender (i) for any period that the Sotheby’s Lease is in full force and effect, certificates evidencing renewal of the Policies (such certificates, the “Insurance Certificates”) accompanied by evidence satisfactory to Lender of payment of the premiums due with respect to the Policies (the “Insurance Premiums”) and Borrower shall make commercially reasonable efforts to deliver to Lender, as soon as possible thereafter, renewal Policies, and (ii) for any period that the Sotheby’s Lease is not in full force and effect, renewal Policies accompanied by evidence satisfactory to Lender of payment of the Insurance Premiums shall be delivered by Borrower to Lender.

          (c) Any blanket insurance Policy shall specifically allocate to the Property the amount of coverage from time to time required hereunder and shall otherwise provide the same protection as would a separate Policy insuring only the Property in compliance with the provisions of Section 8.1(a).

          (d) All Policies provided for or contemplated by Section 8.1(a), except for the Policy referenced in Section 8.1(a)(v), shall name Borrower as the insured or additional insured and loss payee and Lender as the additional insured, mortgagee or loss payee, as its interests may appear, and in the case of property damage, boiler and machinery, flood and earthquake insurance, shall contain a so-called New York standard non-contributing mortgagee clause in favor of Lender providing that the loss thereunder shall be payable to Lender.

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          (e) All Policies provided for in Section 8.1(a) shall contain clauses or endorsements to the effect that:

          (i) no act or negligence of Borrower, or anyone acting for Borrower, or of any Tenant or other occupant, or failure to comply with the provisions of any Policy, which might otherwise result in a forfeiture of the insurance or any part thereof, shall in any way affect the validity or enforceability of the insurance insofar as Lender is concerned;

          (ii) the Policies shall not be materially changed (other than to increase the coverage provided thereby) or canceled without at least thirty (30) days’ prior written notice to Lender and any other party named therein as an additional insured;

(iii) the issuers thereof shall give written notice to Lender if the Policies have not been renewed thirty (30) days prior to its expiration;

(iv) Lender shall not be liable for any Insurance Premiums thereon or subject to any assessments thereunder; and

          (v) the Policies do not contain an exclusion for acts of terrorism (provided, that, with respect to the Policies required under Section 8.1(a)(iii) hereof, such Policies may, with respect to coverage for acts of terrorism only, exclude the coverage detailed in Section 8.l(a)(iii)(D)).

          (f) If at any time Lender is not in receipt of written evidence that all insurance required hereunder is in full force and effect, Lender shall have the right, without notice to Borrower, to take such action as Lender deems necessary to protect its interest in the Property, including, without limitation, obtaining such insurance coverage as Lender in its sole discretion deems appropriate. All premiums incurred by Lender in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrower to Lender upon demand and, until paid, shall be secured by the Mortgage and shall bear interest at the Default Rate.

          Section 8.2. Casualty

          If the Property shall be damaged or destroyed, in whole or in part, by fire or other casualty (a “Casualty”), Borrower shall give prompt notice of such damage to Lender and shall promptly commence and diligently prosecute (or shall cause the prompt commencement and diligent prosecution of) the Restoration of the Property in accordance with Section 8.4, whether or not Lender makes any Net Proceeds available pursuant to Section 8.4. Borrower shall pay (or cause to be paid) all costs of such Restoration whether or not such costs are covered by insurance. Lender may, but shall not be obligated to make proof of loss if not made promptly by Borrower. Borrower shall adjust (or cause to be adjusted) all claims for Insurance Proceeds in consultation with, and approval of, Lender; provided, however, if an Event of Default has occurred and is continuing, Lender shall have the exclusive right to participate in the adjustment of all claims for Insurance Proceeds.

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          Section 8.3. Condemnation

          Borrower shall promptly give Lender notice of the actual or threatened commencement of any proceeding for the Condemnation of the Property of which Borrower has knowledge and shall deliver to Lender copies of any and all papers served in connection with such proceedings. Lender may participate in any such proceedings, and Borrower shall from time to time deliver to Lender all instruments requested by it to permit such participation. Borrower shall, at its expense, diligently prosecute (or shall cause the diligent prosecution of) any such proceedings, and shall consult with Lender, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings. Notwithstanding any taking by any public or quasi-public authority through Condemnation or otherwise (including but not limited to any transfer made in lieu of or in anticipation of the exercise of such taking), Borrower shall continue to pay the Debt at the time and in the manner provided for its payment in the Note and in this Agreement and the Debt shall not be reduced until any Award shall have been actually received and applied by Lender, after the deduction of expenses of collection, to the reduction or discharge of the Debt. Lender shall not be limited to the interest paid on the Award by the condemning authority but shall be entitled to receive out of the Award interest at the rate or rates provided herein or in the Note. If the Property or any portion thereof is taken by a condemning authority, Borrower shall promptly commence and diligently prosecute (or shall cause the prompt commencement and diligent prosecution of) the Restoration of the Property and otherwise comply with the provisions of Section 8.4, whether or not Lender makes any Net Proceeds available pursuant to Section 8.4. If the Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of the Award, Lender shall have the right, whether or not a deficiency judgment on the Note shall have been sought, recovered or denied, to receive the Award, or a portion thereof sufficient to pay the Debt.

          Section 8.4. Restoration

          The following provisions shall apply in connection with the Restoration of the Property:

          (a) If the Net Proceeds shall be less than $500,000 and the costs of completing the Restoration shall be less than $500,000, the Net Proceeds will be disbursed by Lender to Borrower upon receipt, provided that all of the conditions set forth in Section 8.4(b)(i) are met and Borrower delivers to Lender a written undertaking to expeditiously commence and to satisfactorily complete with due diligence the Restoration in accordance with the terms of this Agreement.

          (b) If the Net Proceeds are equal to or greater than $500,000 or the costs of completing the Restoration are equal to or greater than $500,000, Lender shall make the Net Proceeds available for the Restoration in accordance with the provisions of this Section 8.4. The term “Net Proceeds” for purposes of this Section 8.4 shall mean: (i) the net amount of all insurance proceeds received by Lender pursuant to Section 8.1(a)(i), (iv), (vi) and (viii) as a result of a Casualty, after deduction of its reasonable costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting the same (“Insurance Proceeds”), or (ii) the net amount of the Award as a result of a Condemnation, after deduction of its reasonable costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting the same (“Condemnation Proceeds”), whichever the case may be.

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(i) The Net Proceeds shall be made available to Borrower for Restoration provided that each of the following conditions are met:

(A) no Event of Default shall have occurred and be continuing;

            (B) (1) in the event the Net Proceeds are Insurance Proceeds, less than thirty percent (30%) of the total floor area of the Improvements on the Property has been damaged, destroyed or rendered unusable as a result of a Casualty or (2) in the event the Net Proceeds are Condemnation Proceeds, less than fifteen percent (15%) of the land constituting the Property is taken, such land is located along the perimeter or periphery of the Property, and no portion of the Improvements is located on such land;

            (C) Leases covering in the aggregate at least seventy-five percent (75%) of the total rentable space in the Property which has been demised under executed and delivered Leases in effect as of the date of the occurrence of such Casualty or Condemnation, whichever the case may be, shall remain in full force and effect during and after the completion of the Restoration without abatement of rent beyond the time required for Restoration;

            (D) Borrower shall commence the Restoration as soon as reasonably practicable (but in no event later than sixty (60) days after such Casualty or Condemnation, whichever the case may be, occurs) and shall diligently pursue the same to satisfactory completion;

            (E) Lender shall be satisfied that any operating deficits, including all scheduled payments of principal and interest under the Note, which will be incurred with respect to the Property as a result of the occurrence of any such Casualty or Condemnation, whichever the case may be, will be covered out of the insurance coverage referred to in Section 8.1(a)(iii) above;

            (F) Lender shall be satisfied that the Restoration will be completed on or before the earliest to occur of (1) six (6) months prior to the Optional Prepayment Date, (2) the earliest date required for such completion under the terms of any Leases or material agreements affecting the Property, (3) such time as may be required under applicable zoning law, ordinance, rule or regulation, or (4) the expiration of the insurance coverage referred to in Section 8.1(a)(iii);

(G) the Property and the use thereof after the Restoration will be in compliance with and permitted under all applicable Legal Requirements;

(H) the Restoration shall be done and completed by Borrower in an expeditious and diligent fashion and in compliance with all applicable Legal Requirements;

(I) such Casualty or Condemnation, as applicable, does not result in the permanent loss of access to the Property or the Improvements;

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          (J) Borrower shall deliver, or cause to be delivered, to Lender a signed detailed budget approved in writing by Borrower’s architect or engineer stating the entire cost of completing the Restoration, which budget shall be reasonably acceptable to Lender; and

(K) the Net Proceeds together with any cash or cash equivalent deposited by Borrower with Lender are sufficient in Lender’s reasonable judgment to cover the cost of the Restoration.

          (ii) The Net Proceeds shall be held by Lender until disbursements commence, and, until disbursed in accordance with the provisions of this Section 8.4, shall constitute additional security for the Debt and other obligations under the Loan Documents. The Net Proceeds shall be disbursed by Lender to, or as directed by, Borrower from time to time during the course of the Restoration, upon receipt of evidence reasonably satisfactory to Lender that (A) all the conditions precedent to such advance, including those set forth in Section 8.4(b)(i), have been satisfied, (B) all materials installed and work and labor performed (except to the extent that such materials, work or labor are to be paid for out of the requested disbursement) in connection with the related Restoration item have been paid for in full, and (C) there exist no notices of pendency, stop orders, mechanic’s or materialman’s liens or notices of intention to file same, or any other liens or encumbrances of any nature whatsoever on the Property which have not either been fully bonded to the satisfaction of Lender and discharged of record or in the alternative fully insured to the satisfaction of Lender by Title Company. Notwithstanding the foregoing, Insurance Proceeds from the Policies required to be maintained by Borrower pursuant to Section 8.1(a)(iii) shall be controlled by Lender at all times, shall not be subject to the provisions of this Section 8.4 and shall be used solely for the payment of the obligations under the Loan Documents and Operating Expenses.

          (iii) All plans and specifications required in connection with the Restoration shall be subject to prior review and reasonable acceptance in all respects by Lender and by an independent consulting engineer selected by Lender (the “Restoration Consultant”). Lender shall have the use of the plans and specifications and all permits, licenses and approvals required or obtained in connection with the Restoration. The identity of the contractors, subcontractors and materialmen engaged in the Restoration, as well as the contracts in excess of $100,000 under which they have been engaged, shall be subject to prior review and reasonable acceptance by Lender and the Restoration Consultant. All out of pocket costs and expenses incurred by Lender in connection with making the Net Proceeds available for the Restoration, including, without limitation, reasonable counsel fees and disbursements and the Restoration Consultant’s fees, shall be paid by Borrower.

          (iv) In no event shall Lender be obligated to make disbursements of the Net Proceeds in excess of an amount equal to the costs actually incurred from time to time for work in place as part of the Restoration, as certified by the Restoration Consultant, minus the Restoration Retainage. The term “Restoration Retainage” shall mean an amount equal to ten percent (10%) of the costs actually incurred for work in place as part of the Restoration, as certified by the Restoration Consultant, until the Restoration has been

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completed. The Restoration Retainage shall be reduced to five percent (5%) of the costs incurred upon receipt by Lender of satisfactory evidence that fifty percent (50%) of the Restoration has been completed. The Restoration Retainage shall in no event, and notwithstanding anything to the contrary set forth above in this Section 8.4(b), be less than or duplicative of the amount actually held back by Borrower from contractors, subcontractors and materialmen engaged in the Restoration. The Restoration Retainage shall not be released until the Restoration Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Section 8.4(b) and that all approvals necessary for the re-occupancy and use of the Property have been obtained from all appropriate Governmental Authorities, and Lender receives evidence reasonably satisfactory to Lender that the costs of the Restoration have been paid in full or will be paid in full out of the Restoration Retainage; provided, however, that Lender will release the portion of the Restoration Retainage being held with respect to any contractor, subcontractor or materialman engaged in the Restoration as of the date upon which the Restoration Consultant certifies to Lender that the contractor, subcontractor or materialman has satisfactorily completed all work and has supplied all materials in accordance with the provisions of the contractor’s, subcontractor’s or materialman’s contract, the contractor, subcontractor or materialman delivers the lien waivers and evidence of payment in full of all sums due to the contractor, subcontractor or materialman as may be reasonably requested by Lender or by Title Company, and Lender receives an endorsement to the Title Insurance Policy insuring the continued priority of the lien of the Mortgage and evidence of payment of any premium payable for such endorsement. If required by Lender, the release of any such portion of the Restoration Retainage shall be approved by the surety company, if any, which has issued a payment or performance bond with respect to the contractor, subcontractor or materialman.

(v) Lender shall not be obligated to make disbursements of the Net Proceeds more frequently than once every calendar month, except upon completion of the Restoration.

          (vi) If at any time the Net Proceeds or the undisbursed balance thereof shall not, in the reasonable opinion of Lender in consultation with the Restoration Consultant, be sufficient to pay in full the balance of the costs which are estimated by the Restoration Consultant to be incurred in connection with the completion of the Restoration, Borrower shall deposit the deficiency (the “Net Proceeds Deficiency”) with Lender before any further disbursement of the Net Proceeds shall be made. The Net Proceeds Deficiency deposited with Lender shall be held by Lender and shall be disbursed for costs actually incurred in connection with the Restoration on the same conditions applicable to the disbursement of the Net Proceeds, and until so disbursed pursuant to this Section 8.4(b) shall constitute additional security for the Debt and other obligations under the Loan Documents.

          (vii) The excess, if any, of the Net Proceeds and the remaining balance, if any,-of the Net Proceeds Deficiency deposited with Lender after the Restoration Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Section 8.4(b), and the receipt by Lender of evidence satisfactory to Lender that all costs incurred in connection with the Restoration have been paid in full,

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shall be remitted by Lender to Borrower, provided no Event of Default shall have occurred and shall be continuing under the Note, this Agreement or any of the other Loan Documents.

          (c) All Net Proceeds not required (i) to be made available for the Restoration or (ii) to be returned to Borrower as excess Net Proceeds pursuant to Section 8.4(b)(vii) may (x) be retained and applied by Lender toward the payment of the Debt whether or not then due and payable in the order, priority and proportions (1) to the extent no Event of Default has occurred and is continuing, as set forth in the second sentence of Section 2.2(e) hereof, or (2) to the extent an Event of Default has occurred and is continuing, as Lender in its sole discretion shall deem proper, or, (y) at the sole discretion of Lender, the same may be paid, either in whole or in part, to Borrower for such purposes and upon such conditions as Lender shall designate.

          (d) In the event of foreclosure of the Mortgage, or other transfer of title to the Property in extinguishment in whole or in part of the Debt, all right, title and interest of Borrower in and to the Policies then in force concerning the Property and all proceeds payable thereunder shall thereupon vest in the purchaser at such foreclosure, Lender or other transferee in the event of such other transfer of title.

Notwithstanding anything to the contrary contained in this Section 8.4, the applicable terms and conditions of the Sotheby’s Lease shall control the disbursement of the Net Proceeds hereunder provided that (i) the Sotheby’s Lease is in full force and effect; (ii) no Sotheby’s Event of Default resulting from non-payment of Rent under the Sotheby’s Lease has occurred and is continuing; (iii) no Event of Default has occurred and is continuing; (iv) Lender, as Fee Mortgagee under the Sotheby’s Lease is paid the Net Proceeds and is designated the Casualty Depository (as defined in the Sotheby’s Lease) or the Condemnation Depository (as defined in the Sotheby’s Lease), as the case may be, and is entitled all rights and remedies appurtenant thereto under the Sotheby’s Lease; and (v) each of Borrower and Sotheby’s continues to comply with all applicable terms and conditions of the Sotheby’s Lease related to the disbursement of said Net Proceeds.

ARTICLE 9
RESERVE FUNDS

          Section 9.1. Intentionally Omitted

          Section 9.2. Replacements

          (a) On an ongoing basis throughout the term of the Loan, Borrower shall make (or cause to be made) capital repairs, replacements and improvements necessary to keep the Property in good order and repair and in a good marketable condition or prevent deterioration of the Property, including, but not limited to, those repairs, replacements and improvements more particularly described in (i) the Physical Conditions Report prepared in connection with the closing of the Loan and (ii) Schedule I attached hereto and made a part hereof (collectively, the “Replacements”). Borrower shall complete all Replacements (or cause the same to be completed) in a good and workmanlike manner as soon as commercially reasonable after commencing to make each such Replacement

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          (b) In the event (i) of the occurrence and continuance of a Sotheby’s Event of Default, (ii) that Sotheby’s Guarantor’s long-term unsecured debt rating (or its equivalent Private Rating (to the extent applicable)) is downgraded below “B” (or its equivalent) by any of the Rating Agencies, (iii) the Sotheby’s Lease is no longer in full force or effect, or (iv) the Optional Prepayment Date shall have occurred, Borrower shall establish a sub-account of the Cash Management Account with Lender or Lender’s agent to fund the Replacements (the “Replacement Reserve Account”) into which Borrower shall deposit $8,799.08 (the “Replacement Reserve Monthly Deposit”) into the Replacement Reserve Account on each Scheduled Payment Date. Amounts so deposited shall hereinafter be referred to as “Replacement Reserve Funds.” Lender may, in its reasonable discretion, adjust the Replacement Reserve Monthly Deposit from time to time to an amount sufficient to maintain the proper maintenance and operation of the Property. In the event Lender shall at any time increase the Replacement Reserve Monthly Deposit, Borrower may, at its election, request that Lender obtain, at the sole cost and expense of Borrower, a Physical Conditions Report prepared by an engineer selected by Lender in its reasonable discretion, in which case the Replacement Reserve Monthly Deposit shall be adjusted by Lender based on the results of such report, provided that in no event shall such amounts be reduced below the initial amount of the Replacement Reserve Monthly Deposit set forth in herein.

          Section 9.3. Intentionally Omitted

          Section 9.4. Required Work

          In the event the Sotheby’s Lease is no longer in full force and effect, Borrower shall diligently pursue all Replacements (collectively, the “Required Work”) to completion in accordance with the following requirements:

          (a) Lender reserves the right, at its option, to approve all contracts or work orders with materialmen, mechanics, suppliers, subcontractors, contractors or other parties providing labor or materials in connection with the Required Work, provided that, prior to the Optional Prepayment Date, Lender’s approval shall only be required to the extent such contracts or work orders exceed $50,000. Upon Lender’s request, Borrower shall assign (or cause to be assigned) any contract or subcontract to Lender.

          (b) In the event Lender determines in its reasonable discretion that any Required Work is not being or has not been performed in a workmanlike or timely manner, Lender shall have the option to withhold disbursement for such unsatisfactory Required Work and to proceed under existing contracts or to contract with third parties to complete such Required Work and to apply the Replacement Reserve Funds toward the labor and materials necessary to complete such Required Work, without providing any prior notice to Borrower and to exercise any and all other remedies available to Lender upon an Event of Default hereunder.

          (c) In order to facilitate Lender’s completion of the Required Work, Borrower grants Lender the right to enter onto the Property and perform any and all work and labor necessary to complete the Required Work and/or employ watchmen to protect the Property from damage. All sums so expended by Lender, to the extent not from the Reserve Funds, shall be deemed to have been advanced under the Loan to Borrower and secured by the Mortgage. For this purpose

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Borrower constitutes and appoints Lender its true and lawful attorney-in-fact with full power of substitution to complete or undertake the Required Work in the name of Borrower upon Borrower’s failure to do so in a workmanlike and timely manner. Such power of attorney shall be deemed to be a power coupled with an interest and cannot be revoked. Borrower empowers said attorney-in-fact as follows: (i) to use any of the Reserve Funds for the purpose of making or completing the Required Work; (ii) to make such additions, changes and corrections to the Required Work as shall be necessary or desirable to complete the Required Work; (iii) to employ such contractors, subcontractors, agents, architects and inspectors as shall be required for such purposes; (iv) to pay, settle or compromise all existing bills and claims which are or may become Liens against the Property, or as may be necessary or desirable for the completion of the Required Work, or for clearance of title; (v) to execute all applications and certificates in the name of Borrower which may be required by any of the contract documents; (vi) to prosecute and defend all actions or proceedings in connection with the Property or the rehabilitation and repair of the Property; and (vii) to do any and every act which Borrower might do on its own behalf to fulfill the terms of this Agreement.

          (d) Nothing in this Section 9.4 shall: (i) make Lender responsible for making or completing the Required Work; (ii) require Lender to expend funds in addition to the Reserve Funds to make or complete any Required Work; (iii) obligate Lender to proceed with the Required Work; or (iv) obligate Lender to demand from Borrower additional sums to make or complete any Required Work.

          (e) Borrower shall permit Lender and Lender’s agents and representatives (including, without limitation, Lender’s engineer, architect, or inspector) or third parties performing Required Work pursuant to this Section 9.4 to enter onto the Property during normal business hours (subject to the rights of tenants under their Leases) to inspect the progress of any Required Work and all materials being used in connection therewith, to examine all plans and shop drawings relating to such Required Work which are or may be kept at the Property, and to complete any Required Work made pursuant to this Section 9.4. Borrower shall cause all contractors and subcontractors to cooperate with Lender and Lender’s representatives or such other persons described above in connection with inspections described in this Section 9.4 or the completion of Required Work pursuant to this Section 9.4.

          (f) Lender may, to the extent any Required Work would reasonably require an inspection of the Property, inspect the Property at Borrower’s expense prior to making a disbursement of the Reserve Funds in order to verify completion of the Required Work for which reimbursement is sought. Borrower shall pay Lender a reasonable inspection fee not exceeding $1,000 for each such inspection. Lender may require that such inspection be conducted by an appropriate independent qualified professional selected by Lender and/or may require a copy of a certificate of completion by an independent qualified professional acceptable to Lender prior to the disbursement of the Reserve Funds. Borrower shall pay the expense of the inspection as required hereunder, whether such inspection is conducted by Lender or by an independent qualified professional.

          (g) The Required Work and all materials, equipment, fixtures, or any other item comprising a part of any Required Work shall be constructed, installed or completed, as

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applicable, free and clear of all mechanic’s, materialman’s or other Liens (except for Permitted Encumbrances).

          (h) Before each disbursement of the Reserve Funds, Lender may require Borrower to provide Lender with a search of title to the Property effective to the date of the disbursement, which search shows that no mechanic’s or materialmen’s or other Liens of any nature have been placed against the Property since the date of recordation of the Mortgage and that title to the Property is free and clear of all Liens (except for Permitted Encumbrances).

          (i) All Required Work shall comply with all Legal Requirements and applicable insurance requirements including, without limitation, applicable building codes, special use permits, environmental regulations, and requirements of insurance underwriters.

          (j) Borrower hereby assigns to Lender all rights and claims Borrower may have against all Persons supplying labor or materials in connection with the Required Work; provided, however, that Lender may not pursue any such rights or claims unless an Event of Default has occurred and remains uncured.

          Section 9.5. Release of Replacement Reserve Funds

          (a) To the extent the Sotheby’s Lease is in full force and effect, upon Lender’s receipt of a certification from Borrower stating that a Replacement has been completed in accordance with Section 8 of the Sotheby’s Lease, Borrower shall, subject to Section 9.5(c) below, be entitled to a disbursement from the Replacement Reserve Account in an amount equal to the cost of such Replacement.

(b) To the extent the Sotheby’s Lease is not in full force and effect, the following provisions shall control:

          (i) Upon written request from Borrower and satisfaction of the requirements set forth in this Agreement, Lender shall disburse to Borrower amounts from the Replacement Reserve Account to the extent necessary to pay for or reimburse Borrower for the actual costs of any approved Replacements. Notwithstanding the preceding sentence, in no event shall Lender be required to (y) disburse funds from any of the Reserve Accounts if an Event of Default exists, or (z) disburse funds from the Replacement Reserve Account to reimburse Borrower for the costs of routine repairs or maintenance to the Property.

          (ii) Each request for disbursement from the Replacement Reserve Account shall be on a form provided or reasonably approved by Lender and shall (i) include copies of invoices for all items or materials purchased and all labor or services provided and (ii) specify the Required Work for which the disbursement is requested. With each request Borrower shall certify that all Required Work has been performed in accordance with all Legal Requirements. Except as provided in Section 9.5(b)(iv), each request for disbursement shall be made only after completion of the Replacement (or the portion thereof completed in accordance with Section 9.5(b)(iv), as applicable, for which disbursement is requested. Borrower shall provide Lender evidence satisfactory to Lender in its reasonable judgment of such completion or performance.

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           (iii) Borrower shall pay all invoices in connection with the Required Work with respect to which a disbursement is requested prior to submitting such request for disbursement from the Replacement Reserve Account or, at the request of Borrower, Lender will either (A) issue joint checks, payable to Borrower and the contractor, supplier, materialman, mechanic, subcontractor or other party to whom payment is due in connection with the Required Work or (B) make payment to such contractor, supplier, materialman, mechanic, subcontractor or other party directly. In the case of direct payment and payments made by joint check, Lender may require a waiver of lien from each Person receiving payment prior to Lender’s disbursement of the Replacement Reserve Funds. In addition, as a condition to any disbursement, Lender may require Borrower to obtain lien waivers from each contractor, supplier, materialman, mechanic or subcontractor who receives payment in an amount equal to or greater than $10,000 for completion of its work or delivery of its materials. Any lien waiver delivered hereunder shall conform to all Legal Requirements and shall cover all work performed and materials supplied (including equipment and fixtures) for the Property by that contractor, supplier, subcontractor, mechanic or materialman through the date covered by the current disbursement request (or, in the event that payment to such contractor, supplier, subcontractor, mechanic or materialmen is to be made by a joint check, the release of lien shall be effective through the date covered by the previous release of funds request).

           (iv) If (1) the cost of any item of Required Work exceeds $50,000, (2) the contractor performing such Required Work requires periodic payments pursuant to terms of a written contract, and (3) Lender has approved in writing in advance such periodic payments, a request for disbursement from the Replacement Reserve Account may be made after completion of a portion of the work under such contract, provided (A) such contract requires payment upon completion of such portion of work, (B) the materials for which the request is made are on site at the Property and are properly secured or have been installed in the Property, (C) all other conditions in this Agreement for disbursement have been satisfied, and (D) funds remaining in the Replacement Reserve Account are, in Lender’s judgment, sufficient to complete such Replacement and other Replacements when required.

           (v) In the event any Borrower requests a disbursement from the Replacement Reserve Account to pay for or reimburse Borrower for the actual cost of labor or materials used in connection with repairs or improvements other than the Replacements specified in the Physical Conditions Report prepared in connection with the closing of the Loan (an “Additional Replacement”), Borrower shall disclose in writing to Lender the reason why funds in the Replacement Reserve Account should be used to pay for such Additional Replacement. If Lender determines that (i) such Additional Replacement is of the type intended to be covered by the Replacement Reserve Account, (ii) Intentionally Omitted, (iii) costs for such Additional Replacement are reasonable, (iv) the funds in the Replacement Reserve Account are sufficient to pay for such Additional Replacement and all other Replacements for the Property specified in the Physical Conditions Report, and (v) all other conditions for disbursement under this Agreement have been met, Lender may disburse funds from the Replacement Reserve Account.

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           (vi) If the funds in the Replacement Reserve Account should exceed the amount of payments actually applied by Lender for the purposes of the account, Lender in its sole discretion shall either return any excess to Borrower or credit such excess against future payments to be made to the Replacement Reserve Account. In allocating any such excess, Lender may deal with the Person shown on Lender’s records as being the owner of the Property. If at any time Lender reasonably determines that the Replacement Reserve Funds are not or will not be sufficient to make the required payments, Lender shall notify Borrower of such determination and Borrower shall pay to Lender any amount necessary to make up the deficiency within ten (10) days after notice from Lender to Borrower requesting payment thereof.

          (c) Borrower shall not make a request for, nor shall Lender have any obligation to make, any disbursement from the Replacement Reserve Account more frequently than once in any calendar month and (except in connection with the final disbursement) in any amount less than the lesser of (i) $10,000 or (ii) the total cost of the Required Work for which the disbursement is requested.

          (d) Lender’s disbursement of any Reserve Funds or other acknowledgment of completion of any Required Work in a manner satisfactory to Lender shall not be deemed a certification or warranty by Lender to any Person that the Required Work has been completed in accordance with Legal Requirements.

          (e) The insufficiency of any balance in any of the Reserve Accounts shall not relieve Borrower from its obligation to fulfill or cause to be fulfilled all preservation and maintenance covenants in the Loan Documents.

          (f) Upon payment in full of the Debt, all amounts remaining on deposit, if any, in the Replacement Reserve Account shall be returned to Borrower or the Person shown on Lender’s records as being the owner of the Property and no other party shall have any right or claim thereto.

          Section 9.6. Tax and Insurance Reserve Funds

          In the event (i) of the occurrence and continuance of a Sotheby’s Event of Default, (ii) that Sotheby’s Guarantor’s long-term unsecured debt rating (or its equivalent Private Rating (to the extent applicable)) is downgraded below “B” (or its equivalent) by any of the Rating Agencies, or (iii) the Sotheby’s Lease is no longer in full force and effect, Borrower shall establish a sub-account of the Cash Management Account with Lender or Lender’s agent (the “Tax and Insurance Reserve Account”) into which Borrower shall deposit (I) upon the occurrence of any event described in clauses (i) through (iii) above, an amount reasonably determined by Lender, which such amount, when added to the required monthly deposits set forth in the following clause (II), is sufficient to make payments of Taxes and Insurance Premiums as required herein, and (II) on each Scheduled Payment Date (a) one-twelfth of the Taxes that Lender reasonably estimates will be payable during the next ensuing twelve (12) months or such higher amount necessary to accumulate with Lender sufficient funds to pay all such Taxes at least thirty (30) days prior to the earlier of (i) the date that the same will become delinquent and (ii) the date that additional charges or interest will accrue due to the non-payment

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thereof, and (b) except to the extent Lender has waived the insurance escrow because the insurance required hereunder is maintained under a blanket insurance Policy acceptable to Lender in accordance with Section 8.1(c), one-twelfth of the Insurance Premiums that Lender estimates will be payable during the next ensuing twelve (12) months for the renewal of the coverage afforded by the Policies upon the expiration thereof or such higher amount necessary to accumulate with Lender sufficient funds to pay all such Insurance Premiums at least thirty (30) days prior to the expiration of the Policies (said amounts in (a) and (b) above hereinafter called the “Tax and Insurance Reserve Funds”). Lender will apply the Tax and Insurance Reserve Funds to payments of Taxes and Insurance Premiums required to be made by Borrower pursuant to Section 5.4 and Section 8.1 hereof. In making any disbursement from the Tax and Insurance Reserve Account, Lender may do so according to any bill, statement or estimate procured from the appropriate public office or tax lien service (with respect to Taxes) or insurer or agent (with respect to Insurance Premiums), without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof. If the amount of the Tax and Insurance Reserve Funds shall exceed the amounts due for Taxes and Insurance Premiums pursuant to Section 5.4 and Section 8.1 hereof, Lender shall, in its sole discretion, return any excess to Borrower or credit such excess against future payments to be made to the Tax and Insurance Reserve Account. In allocating any such excess, Lender may deal with the person shown on Lender’s records as being the owner of the Property. Any amount remaining in the Tax and Insurance Reserve Account after the Debt has been paid in full shall be returned to Borrower or the person shown on Lender’s records as being the owner of the Property and no other party shall have any right or claim thereto. If at any time Lender reasonably determines that the Tax and Insurance Reserve Funds are not or will not be sufficient to pay Taxes and Insurance Premiums by the dates set forth in (a) and (b) above, Lender shall notify Borrower of such determination and Borrower shall pay to Lender any amount necessary to make up the deficiency within ten (10) days after notice from Lender to Borrower requesting payment thereof.

          Section 9.7. Debt Service Reserve

          In the event (A) of the occurrence and continuance of a Sotheby’s Event of Default, (B) that Sotheby’s Guarantor’s long-term unsecured debt rating (or its equivalent Private Rating (to the extent applicable)) is downgraded below “B” (or its equivalent) by any of the Rating Agencies or (C) the Sotheby’s Lease is no longer in full force and effect (each, a “Debt Service Reserve Event”), Borrower shall establish an Eligible Account with Lender or Lender’s agent (such account, the “Debt Service Reserve Account”) into which Borrower shall deposit an amount equal to $7,133,600.88 (the “Debt Service Reserve Funds”). Provided no Event of Default has occurred and is continuing, sums on deposit in the Debt Service Reserve Account shall be disbursed to Borrower upon (a) (i) in the event such funds were deposited into the Debt Service Reserve Account pursuant to clause (A) above, the cure by Sotheby’s of such Sotheby’s Event of Default, or (ii) in the event such funds were deposited into the Debt Service Reserve Account pursuant to clause (B) above, Sotheby’s Guarantor achieving a long-term unsecured debt rating (or its equivalent Private Rating (to the extent applicable)) of “B” (or its equivalent) or greater from each of the Rating Agencies, as applicable, and (b) Lender’s receipt of confirmation from each of the Rating Agencies that such disbursement will not result in a downgrade, withdrawal or qualification of the initial, or if higher, then current ratings issued in connection with a Securitization, or if a Securitization has not occurred, any ratings to be

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assigned in connection with a Securitization. Notwithstanding anything to the contrary contained herein, Borrower may, at Borrower’s option, provide a Letter of Credit in lieu of any of the cash deposits required to be made pursuant to this Section 9.7, provided that (i) such Letter of Credit is in the amount of the cash deposits required thereunder and otherwise meets all applicable requirements related thereto contained herein, and (ii) Borrower gives Lender ten (10) Business Days prior notice thereof and delivers to Lender a revised substantive non-consolidation opinion reflecting the delivery of such Letter of Credit, which opinion shall be in form, scope and substance acceptable in all respects to the Rating Agencies and in form, scope and substance reasonably acceptable in all respects to Lender. In the event that Borrower so chooses to provide any such Letter of Credit, (i) in the event such Letter of Credit is provided to Lender in substitution of any funds then held by Lender in the Debt Service Reserve Account, Lender shall, upon receipt of such Letter of Credit, disburse said funds to Borrower, and (ii) Lender’s “disbursement” of funds set forth in this Section 9.7 shall be deemed to refer to Lender transferring such Letter of Credit to Borrower.

          Section 9.8. Operating Expenses; Extraordinary Expenses

          (a) Upon the occurrence of the Optional Prepayment Date, Borrower shall establish an Eligible Account with Lender or Lender’s agent into which Borrower shall deposit, on each Scheduled Payment Date from and after the Optional Prepayment Date, funds sufficient to pay all Operating Expenses required to be incurred during the following month in accordance with the Annual Budget approved by Lender (the “Operating Expense Reserve Account”). Amounts so deposited shall hereinafter be referred to as the “Operating Expense Reserve Funds”. Provided no Event of Default has occurred and is continuing, sums from the Operating Expense Reserve Account shall be disbursed by Lender to Borrower following receipt and approval of Borrower’s written request for the payment of such Operating Expenses.

          (b) Upon the occurrence of the Optional Prepayment Date, Borrower shall establishan Eligible Account with Lender or Lender’s agent into which Borrower shall deposit, on each Scheduled Payment Date from and after the Optional Prepayment Date, funds sufficient to pay any Extraordinary Expenses, if any, for the following month which have been approved by Lender (the “Extraordinary Expense Reserve Account”). Amounts so deposited shall hereinafter be referred to as the “Extraordinary Expense Reserve Funds”. Provided no Event of Default has occurred and is continuing, sums from the Extraordinary Expense Reserve Account shall be disbursed by Lender to Borrower following receipt and approval of Borrower’s written request for the payment of such Extraordinary Expenses.

          Section 9.9. Reserve Funds Generally

          (a)          (i) No earnings or interest on the Tax and Insurance Reserve Account shall be payable to Borrower. Neither Lender nor any loan servicer that at any time holds or maintains such non-interest-bearing Reserve Account shall have any obligation to keep or maintain such Reserve Account or any funds deposited therein in interest-bearing accounts. If Lender or any such loan servicer elects in its sole and absolute discretion to keep or maintain any such non-interest-bearing Reserve Account or any funds deposited therein in an interest-bearing account, the account shall be an Eligible Account and (A) such funds shall not be invested except in

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Permitted Investments, and (B) all interest earned or accrued thereon shall be for the account of and be retained by Lender or such loan servicer.

                    (ii) Funds deposited in the Reserve Accounts (other than the Tax and Insurance Reserve Account) shall be held in one or more Permitted Investments and interest shall be credited to Borrower. In no event shall Lender or any loan servicer that at any time holds or maintains such Reserve Accounts be required to select any particular interest-bearing account or the account that yields the highest rate of interest, provided that selection of the account shall be consistent with the general standards at the time being utilized by Lender or the loan servicer, as applicable, in establishing similar accounts for loans of comparable type. All such interest shall be and become part of the applicable Reserve Account, and shall be disbursed in accordance with the applicable terms and conditions hereof; provided, however, that Lender may, at its election, retain any such interest for its own account during the occurrence and continuance of an Event of Default. Borrower agrees that it shall include all interest on such Reserve Funds as the income of Borrower (and, if Borrower is a partnership or other pass-through entity, the partners, members or beneficiaries of Borrower, as the case may be), and shall be the owner of such Reserve Funds for federal and applicable state and local tax purposes, except to the extent that Lender retains any interest for its own account during the occurrence and continuance of an Event of Default (provided, further, that, upon a cure (if any) of such Event of Default and Lender’s acceptance of the same, any such interest shall be deemed to be income of (and for the account of) Borrower).

          (b) Borrower grants to Lender a first-priority perfected security interest in, and assigns and pledges to Lender, each of the Reserve Accounts and any and all Reserve Funds now or hereafter deposited in the Reserve Accounts as additional security for payment of the Debt. Until expended or applied in accordance herewith, the Reserve Accounts and the Reserve Funds shall constitute additional security for the Debt. The provisions of this Section 9.9 are intended to give Lender or any subsequent holder of the Loan “control” of the Reserve Accounts within the meaning of the UCC.

          (c) The Reserve Accounts and any and all Reserve Funds now or hereafter deposited in the Reserve Accounts shall be subject to the exclusive dominion and control of Lender, which shall hold the Reserve Accounts and any or all Reserve Funds now or hereafter deposited in the Reserve Accounts subject to the terms and conditions of this Agreement. Borrower shall have no right of withdrawal from the Reserve Accounts or any other right or power with respect to the Reserve Accounts or any or all of the Reserve Funds now or hereafter deposited in the Reserve Accounts, except as expressly provided in this Agreement.

          (d) Lender shall furnish or cause to be furnished to Borrower, without charge, an annual accounting of each Reserve Account in the normal format of Lender or its loan servicer, showing credits and debits to such Reserve Account and the purpose for which each debit to each Reserve Account was made.

          (e) As long as no Event of Default has occurred and is continuing, Lender shall make disbursements from the Reserve Accounts in accordance with this Agreement. All such disbursements shall be deemed to have been expressly pre-authorized by Borrower, and shall not be deemed to constitute the exercise by Lender of any remedies against Borrower unless an

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Event of Default has occurred and is continuing and Lender has expressly stated in writing its intent to proceed to exercise its remedies as a secured party, pledgee or lienholder with respect to the Reserve Accounts.

          (f) If any Event of Default occurs, Borrower shall immediately lose all of its rights to receive disbursements from the Reserve Accounts until the earlier to occur of (i) the date on which such Event of Default is cured and Lender has accepted such cure, or (ii) the payment in full of the Debt. In addition, at Lender’s election, Borrower shall lose all of its rights to receive interest on the applicable Reserve Accounts upon the occurrence and during the continuance of an Event of Default. Upon the occurrence and continuance of any Event of Default, Lender may exercise any or all of its rights and remedies as a secured party, pledgee and lienholder with respect to the Reserve Accounts. Without limitation of the foregoing, upon any Event of Default, Lender may use and disburse the Reserve Funds (or any portion thereof) for any of the following purposes: (A) repayment of the Debt, including, but not limited to, principal prepayments and the prepayment premium applicable to such full or partial prepayment (as applicable); (B) reimbursement of Lender for all losses, out of pocket fees, costs and expenses (including, without limitation, reasonable legal fees) suffered or incurred by Lender as a result of such Event of Default; (C) payment of any amount expended in exercising any or all rights and remedies available to Lender at law or in equity or under this Agreement or under any of the other Loan Documents; (D) payment of any item from any of the Reserve Accounts as required or permitted under this Agreement; or (E) any other purpose permitted by applicable law; provided, however, that any such application of funds shall not cure or be deemed to cure any Event of Default. Without limiting any other provisions hereof, each of the remedial actions described in the immediately preceding sentence shall be deemed to be a commercially reasonable exercise of Lender’s rights and remedies as a secured party with respect to the Reserve Funds and shall not in any event be deemed to constitute a set off or a foreclosure of a statutory banker’s lien. Nothing in this Agreement shall obligate Lender to apply all or any portion of the Reserve Funds to effect a cure of any Event of Default, or to pay the Debt, or in any specific order of priority. The exercise of any or all of Lender’s rights and remedies under this Agreement or under any of the other Loan Documents shall not in any way prejudice or affect Lender’s right to initiate and complete a foreclosure under the Mortgage.

          (g) The Reserve Funds shall not constitute escrow or trust funds and may be commingled with other monies held by Lender. Notwithstanding anything else herein to the contrary, Lender may commingle in one or more Eligible Accounts any and all funds controlled by Lender, including, without limitation, funds pledged in favor of Lender by other borrowers, whether for the same purposes as the Reserve Accounts or otherwise. Without limiting any other provisions of this Agreement or any other Loan Document, the Reserve Accounts may be established and held in such name or names as Lender or its loan servicer, as agent for Lender, shall deem appropriate, including, without limitation, in the name of Lender or such loan servicer as agent for Lender. In the case of any Reserve Account which is held in a commingled account, Lender or its loan servicer, as applicable, shall maintain records sufficient to enable it to determine at all times which portion of such account is related to the Loan. The Reserve Accounts are solely for the protection of Lender. With respect to the Reserve Accounts, Lender shall have no responsibility beyond the allowance of due credit for the sums actually received by Lender or beyond the reimbursement or payment of the costs and expenses for which such accounts were established in accordance with their terms. Upon assignment of the Loan by

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Lender, any Reserve Funds shall be turned over to the assignee and any responsibility of Lender as assignor shall terminate. The requirements of this Agreement concerning Reserve Accounts in no way supersede, limit or waive any other rights or obligations of the parties under any of the Loan Documents or under applicable law.

          (h) Borrower shall not, without obtaining the prior written consent of Lender, further pledge, assign or grant any security interest in the Reserve Accounts or the Reserve Funds deposited therein or permit any Lien to attach thereto, except for the security interest granted in this Section 9.9, or any levy to be made thereon, or any UCC Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto.

          (i) Borrower will maintain the security interest created by this Section 9.9 as a first priority perfected security interest and will defend the right, title and interest of Lender in and to the Reserve Accounts and the Reserve Funds against the claims and demands of all Persons whomsoever. At any time and from time to time, upon the written request of Lender, and at the sole expense of Borrower, Borrower will promptly and duly execute and deliver such further instruments and documents and will take such further actions as Lender reasonably may request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted.

ARTICLE 10
CASH MANAGEMENT

          Section 10.1. Cash Management Account

          (a) Borrower acknowledges and confirms that Borrower has established, and Borrower covenants that it shall maintain, an Eligible Account with Lender or Lender’s agent (in such capacity, the “Cash Management Bank”) into which Borrower shall, and shall cause Manager and each Tenant to, deposit or cause to be deposited, all Rents and other revenue from the Property (such account, all funds at any time on deposit therein and any proceeds, replacements or substitutions of such account or funds therein, are referred to herein as the “Cash Management Account”).

          (b) The Cash Management Account shall be in the name of Borrower in trust for the benefit of Lender, provided that Borrower shall be the owner of all funds on deposit in such accounts for federal and applicable state and local tax purposes (except to the extent Lender retains any interest earned on the Cash Management Account for its own account). Sums on deposit in the Cash Management Account shall not be invested except in such Permitted Investments as determined and directed by Lender and all income earned thereon shall be the income of Borrower (other than income earned on the Tax and Insurance Reserve Funds or income earned after the occurrence and continuance of an Event of Default (provided, that, upon a cure (if any) of such Event of Default and Lender’s acceptance of the same, any such income shall be deemed to be income of (and for the account of) Borrower)). Lender shall have no liability for any loss resulting from the investment of funds in Permitted Investments in accordance with the terms and conditions of this Agreement.

Confidential Treatment Requested by BANA	BANA-Soth-00151

          (c) The Cash Management Account shall be subject to the exclusive dominion and control of Lender and, except as otherwise expressly provided herein, neither Borrower, Manager nor any other party claiming on behalf of, or through, Borrower or Manager, shall have any right of withdrawal therefrom or any other right or power with respect thereto.

          (d) Borrower agrees to pay the customary fees and expenses of Lender (incurred in connection with maintaining the Cash Management Account) and any successors thereto in connection therewith, as separately agreed by them from time to time.

          (e) Lender shall be responsible for the performance only of such duties with respect to the Cash Management Account as are specifically set forth herein, and no duty shall be implied from any provision hereof. Lender shall not be under any obligation or duty to perform any act which would involve it in expense or liability or to institute or defend any suit in respect hereof, or to advance any of its own monies. Borrower shall indemnify and hold Lender and its directors, employees, officers and agents harmless from and against any loss, cost or damage (including, without limitation, reasonable out of pocket attorneys’ fees and disbursements) incurred by such parties in connection with the Cash Management Account other than such as a result from the gross negligence or willful misconduct of Lender or intentional nonperformance by Lender of its obligations under this Agreement.

Section 10.2. Deposits and Withdrawals

(a) Borrower represents, warrants and covenants that:

          (i) Concurrently with the execution of this Agreement, Borrower shall notify and advise Sotheby’s to send directly to the Cash Management Account all payments of Rents or any other item payable under the Sotheby’s Lease pursuant to an instruction letter substantially in the form of Exhibit C attached hereto (a “Tenant Direction Letter”). If Borrower fails to provide any such notice (and without prejudice to Lender’s rights with respect to such default), Lender shall have the right, and Borrower hereby grants to Lender a power of attorney (which power of attorney shall be coupled with an interest and irrevocable so long as any portion of the Debt remains outstanding), to sign and deliver a Tenant Direction Letter;

          (ii) Borrower shall, and shall cause Manager to, instruct all Persons that maintain open accounts with Borrower or Manager with respect to the Property or with whom Borrower or Manager does business on an “accounts receivable” basis with respect to the Property to deliver all payments due under such accounts to the Cash Management Account. Neither Borrower nor Manager shall direct any such Person to make payments due under such accounts in any other manner;

          (iii) All Rents or other income from the Property shall (A) be deemed additional security for payment of the Debt and shall be held in trust for the benefit, and as the property, of Lender, (B) not be commingled with any other funds or property of Borrower or Manager, and (C) if received by Borrower or Manager notwithstanding the delivery of a Tenant Direction Letter, be deposited in the Cash Management Account within five (5) Business Days of receipt;

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          (iv) Without the prior written consent of Lender, so long as any portion of the Debt remains outstanding, neither Borrower nor Manager shall terminate, amend, revoke or modify any Tenant Direction Letter in any manner whatsoever or direct or cause any Tenant to pay any amount in any manner other than as provided in the related Tenant Direction Letter; and

          (v) So long as any portion of the Debt remains outstanding, neither Borrower, Manager nor any other Person shall open or maintain any accounts other than the Cash Management Account into which revenues from the ownership and operation of the Property are deposited. The foregoing shall not prohibit Borrower from utilizing one or more separate accounts for the disbursement or retention of funds that have been transferred to Borrower pursuant to the express terms of this Agreement.

           (b)       (i) On each Scheduled Payment Date prior to the Optional Prepayment Date (and if such day is not a Business Day, then the immediately preceding day which is a Business Day), Borrower hereby irrevocably authorizes Lender to withdraw or allocate to the following sub-accounts of the Cash Management Account, as the case may be, amounts received in the Cash Management Account, in each case to the extent that sufficient funds remain therefor, in the following amounts and order of priority:

               (A) if required pursuant to Section 9.6 hereof, funds sufficient to pay the monthly deposits to the Tax and Insurance Reserve Account, if any, shall be allocated to the Tax and Insurance Reserve Account to be held and disbursed in accordance with Section 9.6;

(B) funds sufficient to pay the I/O Monthly Payment Amount or Monthly Payment Amount, as applicable, shall be withdrawn and paid to Lender;

               (C) if required pursuant to Section 9.2(b) hereof, funds sufficient to pay the Replacement Reserve Monthly Deposit, if any, shall be allocated to the Replacement Reserve Account to be held and disbursed in accordance with Section 9.5;

               (D) funds sufficient to pay any interest accruing at the Default Rate, late payment charges, if any, and any other sums due and payable to Lender under any of the Loan Documents, shall be withdrawn and paid to Lender and applied against such items; and

               (E) funds in an amount equal to the balance (if any) remaining on deposit in the Cash Management Account after the foregoing withdrawals and allocations shall be disbursed to Borrower provided no Event of Default has occurred and is continuing.

                      (ii) On each Scheduled Payment Date from and after the Optional Prepayment Date (and if such day is not a Business Day, then the immediately preceding day which is a Business Day), Borrower hereby irrevocably authorizes Lender to withdraw or allocate to the following sub-accounts of the Cash Management Account, as the case may be, amounts received in the Cash Management Account, in each case to the extent that sufficient funds remain therefor, in the following amounts and order of priority:

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               (A) if required pursuant to Section 9.6 hereof, funds sufficient to pay the monthly deposits to the Tax and Insurance Reserve Account, if any, shall be allocated to the Tax and Insurance Reserve Account to be held and disbursed in accordance with Section 9.6;

               (B) funds sufficient to pay Operating Expenses for the following month to be incurred in accordance with the related Annual Budget shall be allocated to the Operating Expense Reserve Account to be held and disbursed in accordance with Section 9.8;

(C) funds sufficient to pay the Monthly Payment Amount shall be withdrawn and paid to Lender;

(D) funds sufficient to pay the Replacement Reserve Monthly Deposit, if any, shall be allocated to the Replacement Reserve Account to be held and disbursed in accordance with Section 9.5;

               (E) funds sufficient to pay any interest accruing at the Default Rate, late payment charges, if any, and any other sums due and payable to Lender under any of the Loan Documents, shall be withdrawn and paid to Lender and applied against such items; and

               (F) funds sufficient to pay any Additional Replacements for the following month which have been approved by Lender shall be allocated to the Replacement Reserve Account to be held and disbursed in accordance with Section 9.5;

               (G) funds sufficient to pay any Extraordinary Expenses for the following month which have been approved by Lender shall be allocated to the Extraordinary Expense Account to be held and disbursed in accordance with Section 9.8;

               (H) provided no Event of Default shall have occurred and be continuing, funds in an amount equal to the balance (if any) remaining on deposit in the Cash Management Account after the foregoing withdrawals and allocations (“Excess Cash Flow”) shall be withdrawn and paid to Lender to be applied, in each case pro rata (based on the initial principal balance of Note A and Note B) to Note A and Note B, (1) first, to the reduction of the outstanding principal balance of the Loan, (2) second, to the payment of Accrued Interest (without duplication of any amount paid pursuant to Section 10.2(b)(ii)(C)), and (3) third, to the extent permitted under applicable law, to the payment of interest on the Accrued Interest at the Revised Note Rate (without duplication of any amount paid pursuant to Section 10.2(b)(ii)(C)).

           (c) Notwithstanding anything to the contrary herein, Borrower acknowledges that Borrower is responsible for monitoring the sufficiency of funds deposited in the Cash Management Account and that Borrower is liable for any deficiency in available funds, irrespective of whether Borrower has received any account statement, notice or demand from Lender or Lender’s servicer. If the amount on deposit in the Cash Management Account is insufficient to make all of the withdrawals and allocations described in Section 10.2(c)(i) through (iv) above, Borrower shall deposit such deficiency into the Cash Management Account within

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five (5) days (provided that such five day period shall not constitute a grace period for any default or Event of Default under this Agreement or any other Loan Document based on a failure to satisfy any monetary obligation provided in any Loan Document).

          (d) Notwithstanding any other provision contained in this Agreement or in any of the other Loan Documents, if an Event of Default shall have occurred and be continuing, Borrower shall have no rights to receive any sums on deposit in the Cash Management Account or the Reserve Accounts and Borrower hereby irrevocably authorizes Lender to (I) liquidate and transfer any amounts then invested in Permitted Investments pursuant to the applicable terms hereof to the Reserve Accounts or reinvest such amounts in other Permitted Investments as Lender may reasonably determine is necessary to perfect or protect any security interest granted or purported to be granted hereby or pursuant to the other Loan Documents or to enable Lender to exercise and enforce Lender’s rights and remedies hereunder or under any other Loan Document with respect to any Reserve Account, and (II) make any and all withdrawals from the Cash Management Account and transfers between any of the Reserve Accounts as Lender shall determine in Lender’s sole and absolute discretion and Lender shall apply such funds as set forth in Section 10.3(c) below. Lender’s right to withdraw and apply funds as stated herein shall be in addition to all other rights and remedies provided to Lender under this Agreement, the Note, the Mortgage and the other Loan Documents.

          Section 10.3. Security Interest

          (a) To secure the full and punctual payment of the Debt and performance of all obligations of Borrower now or hereafter existing under this Agreement and the other Loan Documents, Borrower hereby grants to Lender a first-priority perfected security interest in the Cash Management Account, all interest, cash, checks, drafts, certificates and instruments, if any, from time to time deposited or held therein, any and all amounts invested in Permitted Investments, and all “proceeds” (as defined in the UCC as in effect in the state in which the Cash Management Account is located or maintained) of any or all of the foregoing. Furthermore, Borrower shall not, without obtaining the prior written consent of Lender, further pledge, assign or grant any security interest in any of the foregoing or permit any Lien to attach thereto or any levy to be made thereon or any UCC Financing Statements to be filed with respect thereto. Borrower will maintain the security interest created by this Section 10.3(a) as a first priority perfected security interest and will defend the right, title and interest of Lender in and to the Cash Management Account against the claims and demands of all Persons whomsoever.

          (b) Borrower authorizes Lender to file any financing statement or statements required by Lender to establish or maintain the validity, perfection and priority of the security interest granted herein in connection with the Cash Management Account. Borrower agrees that at any time and from time to time, at the expense of Borrower, Borrower will promptly and duly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that Lender may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby (including, without limitation, any security interest in and to any Permitted Investments) or to enable Lender to exercise and enforce its rights and remedies hereunder.

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          (c) Upon the occurrence and continuance of an Event of Default, Lender may exercise any or all of its rights and remedies as a secured party, pledgee and lienholder with respect to the Cash Management Account. Without limitation of the foregoing, upon any Event of Default, Lender may use the Cash Management Account for any of the following purposes: (A) repayment of the Debt, including, but not limited to, principal prepayments and the prepayment premium applicable to such full or partial prepayment (as applicable), and any such payments may be applied by Lender to Note A and/or Note B in such order and priority as Lender may determine in its sole and absolute discretion; (B) reimbursement of Lender for all losses, out of pocket fees, costs and expenses (including, without limitation, reasonable legal fees) suffered or incurred by Lender as a result of such Event of Default; (C) payment of any amount expended in exercising any or all rights and remedies available to Lender at law or in equity or under this Agreement or under any of the other Loan Documents; or (D) payment of any item as required or permitted under this Agreement; provided, however, that any such application of funds shall not cure or be deemed to cure any Event of Default. Without limiting any other provisions hereof, each of the remedial actions described in the immediately preceding sentence shall be deemed to be a commercially reasonable exercise of Lender’s rights and remedies as a secured party with respect to the Cash Management Account and shall not in any event be deemed to constitute a setoff or a foreclosure of a statutory banker’s lien. Nothing in this Agreement shall obligate Lender to apply all or any portion of the Cash Management Account to effect a cure of any Event of Default, or to pay the Debt, or in any specific order of priority. The exercise of any or all of Lender’s rights and remedies under this Agreement or under any of the other Loan Documents shall not in any way prejudice or affect Lender’s right to initiate and complete a foreclosure under the Mortgage.

ARTICLE 11
EVENTS OF DEFAULT; REMEDIES

          Section 11.1. Event of Default

          The occurrence of any one or more of the following events shall constitute an “Event of Default”:

          (a) if any portion of the Debt is not paid on or prior to the ninth day following the date the same is due or if the entire Debt is not paid on or before the Maturity Date; provided, however, Borrower shall not be in default so long as there is sufficient money in the Cash Management Account for payment of all amounts then due and payable (including any deposits into Reserve Accounts) and Lender’s access to such money has not been constrained or constricted in any manner;

          (b) except as otherwise expressly provided in the Loan Documents, if any of the Taxes or Other Charges are not paid prior to the thirtieth day following the date when the same are due and payable, unless there is sufficient money in the Tax and Insurance Reserve Account for payment of amounts then due and payable and Lender’s access to such money has not been constrained or restricted in any manner;

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          (c) if the Policies are not kept in full force and effect, or if the Insurance Certificates and certified copies of the Policies are not delivered to Lender as provided in, and within the respective time periods set forth in, Section 8.1;

          (d) if Borrower breaches any covenant with respect to itself or any SPE Component Entity (if any) contained in Article 6 or any covenant contained in Article 7 hereof;

          (e) if any representation or warranty of, or with respect to, Borrower, Borrower Principal, any SPE Component Entity, or any member, general partner, principal or beneficial owner of any of the foregoing, made herein, in any other Loan Document, or in any certificate, report, financial statement or other instrument or document furnished to Lender at the time of the closing of the Loan or during the term of the Loan shall have been false or misleading in any material respect when made and the same has a material adverse effect on the value of the Property or of the Loan;

          (f) if (i) Borrower or any SPE Component Entity (if any) shall commence any case, proceeding or other action (A) under any Creditors Rights Laws, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or Borrower or any SPE Component Entity (if any) shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against Borrower or any SPE Component Entity (if any) any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of sixty (60) days; or (iii) there shall be commenced against Borrower or any SPE Component Entity (if any) any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of any order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof; or (iv) Borrower or any SPE Component Entity (if any) shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) Borrower or any SPE Component Entity (if any) shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due;

          (g) if Borrower shall be in default beyond applicable notice and grace periods under any other mortgage, deed of trust, deed to secure debt or other security agreement covering any part of the Property, whether it be superior or junior in lien to the Mortgage;

           (h) if the Property becomes subject to any mechanic’s, materialman’s or other Lien other than a Lien for any Taxes or Other Charges not then due and payable and the Lien shall remain undischarged of record (by payment, bonding or otherwise) for a period of (i) to the extent the Sotheby’s Lease is in full force and effect, one hundred twenty (120) days after Borrower’s receipt of notice of the same, or (ii) to the extent the Sotheby’s Lease is not in full force and effect, thirty (30) days after Borrower’s receipt of notice of the same;

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          (i) if any federal tax lien is filed against Borrower or any SPE Component Entity (if any) or the Property and same is not discharged of record or bonded to Lender’s reasonable satisfaction within thirty (30) days after same is filed;

          (j) if a final, non-appealable judgment not covered by the Policies is filed against the Borrower in excess of $500,000 which is not vacated, bonded or discharged within 30 days;

          (k) if any default occurs under any guaranty or indemnity executed in connection herewith and such default continues after the expiration of applicable grace periods, if any;

          (1) Intentionally Omitted; or

          (m) if Borrower shall continue to be in default under any other term, covenant or condition of this Agreement or any of the Loan Documents for more than ten (10) days after notice from Lender in the case of any default which can be cured by the payment of a sum of money or for thirty (30) days after notice from Lender in the case of any other default, provided that if such default cannot reasonably be cured within such thirty (30) day period and Borrower shall have commenced to cure such default within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period shall be extended for so long as it shall require Borrower in the exercise of due diligence to cure such default, it being agreed that no such extension shall be for a period in excess of one hundred twenty (120) days.

          Section 11.2. Remedies

          (a) Upon the occurrence and during the continuance of an Event of Default (other than an Event of Default described in Section 11.1 (f) above), Lender may, in addition to any other rights or remedies available to it pursuant to this Agreement and the other Loan Documents or at law or in equity, take such action, without notice or demand, that Lender deems advisable to protect and enforce its rights against Borrower and in the Property, including, without limitation, declaring the Debt to be immediately due and payable, and Lender may enforce or avail itself of any or all rights or remedies provided in the Loan Documents against Borrower and the Property, including, without limitation, all rights or remedies available at law or in equity; and upon any Event of Default described in Section 11.l(f) above, the Debt and all other obligations of Borrower hereunder and under the other Loan Documents shall immediately and automatically become due and payable, without notice or demand, and Borrower hereby expressly waives any such notice or demand, anything contained herein or in any other Loan Document to the contrary notwithstanding.

          (b) Upon the occurrence and continuance of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrower under this Agreement or any of the other Loan Documents executed and delivered by, or applicable to, Borrower or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any of the Debt shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to the Property. Any such actions taken by Lender shall be cumulative and concurrent and may be

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pursued independently, singularly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth herein or in the other Loan Documents.

ARTICLE 12
ENVIRONMENTAL PROVISIONS

          Section 12.1. Environmental Representations and Warranties

          Except as set forth in the Environmental Report, Borrower represents and warrants, based upon the Environmental Report, the Engineering Report, any other third party, due diligence contracted for in connection herewith and information that Borrower knows, that: (a) there are no Hazardous Materials or underground storage tanks in, on, or under the Property, except those that are both (i) in compliance with Environmental Laws and with permits issued pursuant thereto (if such permits are required), if any, and (ii) either (A) in the case of Hazardous Materials, in amounts not in excess of that necessary to operate the Property for the purposes set forth herein or (B) fully disclosed to and approved by Lender in writing pursuant to an Environmental Report; (b) there are no past, present or threatened Releases of Hazardous Materials in violation of any Environmental Law or which would require remediation by a Governmental Authority in, on, under or from the Property except as described in the Environmental Report; (c) there is no threat of any Release of Hazardous Materials migrating to the Property except as described in the Environmental Report; (d) there is no past or present non-compliance with Environmental Laws, or with permits issued pursuant thereto, in connection with the Property except as described in the Environmental Report; (e) Borrower does not know of, and has not received, any written or oral notice or other communication from any Person relating to Hazardous Materials in, on, under or from the Property; and (f) Borrower has truthfully and fully provided to Lender, in writing, any and all information relating to environmental conditions in, on, under or from the Property known to Borrower or contained in Borrower’s files and records, including but not limited to any reports relating to Hazardous Materials in, on, under or migrating to or from the Property and/or to the environmental condition of the Property.

          Section 12.2. Environmental Covenants

          Borrower covenants and agrees that so long as Borrower owns, manages, is in possession of, or otherwise controls the operation of the Property: (a) all uses and operations on or of the Property, whether by Borrower or any other Person, shall be in compliance with all Environmental Laws and permits issued pursuant thereto; (b) there shall be no Releases of Hazardous Materials in, on, under or from the Property; (c) there shall be no Hazardous Materials in, on, or under the Property, except those that are both (i) in compliance with all Environmental Laws and with permits issued pursuant thereto, if and to the extent required, and (ii) (A) in amounts not in excess of that necessary to operate the Property for the purposes set forth herein or (B) fully disclosed to and approved by Lender in writing; (d) Borrower shall keep the Property free and clear of all Environmental Liens; (e) Borrower shall, at its sole cost and expense, fully and expeditiously cooperate in all activities pursuant to Section 12.4 below, including but not limited to providing all relevant information and making knowledgeable

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persons available for interviews; (f) Borrower shall, at its sole cost and expense, perform any environmental site assessment or other investigation of environmental conditions in connection with the Property, pursuant to any reasonable written request of Lender, upon Lender’s reasonable belief that the Property is not in full compliance with all Environmental Laws, and share with Lender the reports and other results thereof, and Lender and other Indemnified Parties shall be entitled to rely on such reports and other results thereof; (g) Borrower shall, at its sole cost and expense, comply with all reasonable written requests of Lender to (i) reasonably effectuate remediation of any Hazardous Materials in, on, under or from the Property; and (ii) comply with any Environmental Law; (h) Borrower shall not allow any tenant or other user of the Property to violate any Environmental Law; and (i) Borrower shall immediately notify Lender in writing after it has become aware of (A) any presence or Release or threatened Release of Hazardous Materials in, on, under, from or migrating towards the Property; (B) any non-compliance with any Environmental Laws related in any way to the Property; (C) any actual or potential Environmental Lien against the Property; (D) any required or proposed remediation of environmental conditions relating to the Property; and (E) any written or oral notice or other communication of which Borrower becomes aware from any source whatsoever (including but not limited to a Governmental Authority) relating in any way to Hazardous Materials.

          Section 12.3. Lender’s Rights

          Upon Lender’s reasonable belief that the Property is not in full compliance with all Environmental Laws, Lender and any other Person designated by Lender, including but not limited to any representative of a Governmental Authority, and any environmental consultant, and any receiver appointed by any court of competent jurisdiction, shall have the right, but not the obligation, to enter upon the Property at all reasonable times (subject to the rights of Tenants under Leases) to assess any and all aspects of the environmental condition of the Property and its use, including but not limited to conducting any environmental assessment or audit (the scope of which shall be determined in Lender’s sole discretion) and taking samples of soil, groundwater or other water, air, or building materials, and conducting other invasive testing. Borrower shall cooperate with and provide access to Lender and any such person or entity designated by Lender.

          Section 12.4. Operations and Maintenance Programs

          If recommended by the Environmental Report or any other environmental assessment or audit of the Property, Borrower shall establish and comply with (or cause to be complied with) an operations and maintenance program with respect to the Property, in form and substance reasonably acceptable to Lender, prepared by an environmental consultant reasonably acceptable to Lender, which program shall address any asbestos-containing material or lead based paint or mold (which shall mean mold, fungi, bacterial or microbial matter) that may now or in the future be detected at or on the Property. Without limiting the generality of the preceding sentence, Lender may require (a) periodic notices or reports to Lender in form, substance and at such intervals as Lender may specify, (b) an amendment to such operations and maintenance program to address changing circumstances, laws or other matters, (c) at Borrower’s sole expense, supplemental examination of the Property by consultants specified by Lender, (d) subject to the rights of Tenants under Leases, access to the Property by Lender, its agents or servicer, to review and assess the environmental condition of the Property and Borrower’s compliance with any

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operations and maintenance program, and (e) variation of the operations and maintenance program in response to the reports provided by any such consultants.

          Section 12.5. Environmental Definitions

          “Environmental Law” means any present and future federal, state and local laws, statutes, ordinances, rules, regulations, standards, policies and other government directives or requirements, as well as common law, including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act and the Resource Conservation and Recovery Act, that apply to Borrower or the Property and relate to Hazardous Materials or protection of human health or the environment. “Environmental Liens” means all Liens and other encumbrances imposed pursuant to any Environmental Law, whether due to any act or omission of Borrower or any other Person. “Hazardous Materials” shall mean petroleum and petroleum products and compounds containing them, including gasoline, diesel fuel and oil; explosives, flammable materials; radioactive materials; polychlorinated biphenyls and compounds containing them; lead and lead-based paint; asbestos or asbestos-containing materials in any form that is or could become friable; mold (which shall mean mold, fungi, bacterial or microbial matter); underground or above-ground storage tanks, whether empty or containing any substance; any substance the presence of which on the Property is prohibited by any federal, state or local authority; any substance that requires special handling; and any other material or substance now or in the future defined as a “hazardous substance,” “hazardous material”, “hazardous waste”, “toxic substance”, “toxic pollutant”, “contaminant”, or “pollutant” within the meaning of any Environmental Law; provided, that, the term “Hazardous Materials” shall not include or apply to (A) substances reasonably necessary for the regular and ordinary maintenance of the Property or consumed in the regular and ordinary use of the Property or (B) gas or other fuels used in connection with electrical generating equipment for the Property, but in each case under (A) and/or (B) above, only if the use and/or possession of the same does not constitute, give rise to, nor create any material risk of any violation of any Environmental Laws; “Release” of any Hazardous Materials includes but is not limited to any release, deposit, discharge, emission, leaking, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Materials.

          Section 12.6. Indemnification

          (a) Borrower and Borrower Principal covenant and agree at their sole cost and expense, to protect, defend, indemnify, release and hold Indemnified Parties harmless from and against any and all Losses imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any one or more of the following: (i) any presence of any Hazardous Materials in, on, above, or under the Property; (ii) any past, present or threatened Release of Hazardous Materials in, on, above, under or from the Property; (iii) any activity by Borrower, any Person affiliated with Borrower, and any Tenant or other user of the Property in connection with any actual, proposed or threatened use, treatment, storage, holding, existence, disposition or other Release, generation, production, manufacturing, processing, refining, control, management, abatement, removal, handling, transfer or transportation to or from the Property of any Hazardous Materials at any time located in, under, on or above the Property or any actual or proposed remediation of any Hazardous Materials at any time located in, under, on or above the Property, whether or not such remediation is

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voluntary or pursuant to court or administrative order, including but not limited to any removal, remedial or corrective action; (iv) any past, present or threatened non-compliance or violations of any Environmental Laws (or permits issued pursuant to any Environmental Law) in connection with the Property or operations thereon, including but not limited to any failure by Borrower, any person or entity affiliated with Borrower, and any tenant or other user of the Property to comply with any order of any Governmental Authority in connection with any Environmental Laws; (v) the imposition, recording or filing or the threatened imposition, recording or filing of any Environmental Lien encumbering the Property; (vi) any acts of Borrower, any person or entity affiliated with Borrower, and any tenant or other user of the Property in (A) arranging for disposal or treatment, or arranging with a transporter for transport for disposal or treatment, of Hazardous Materials at any facility or incineration vessel containing such or similar Hazardous Materials or (B) accepting any Hazardous Materials for transport to disposal or treatment facilities, incineration vessels or sites from which there is a Release, or a threatened Release of any Hazardous Substance which causes the incurrence of costs for remediation; and (vii) any misrepresentation or inaccuracy in any representation or warranty or material breach or failure to perform any covenants or other obligations pursuant to this Agreement relating to environmental matters.

          (b) Upon written request by any Indemnified Party, Borrower and Borrower Principal shall defend same (if requested by any Indemnified Party, in the name of the Indemnified Party) by attorneys and other professionals selected by Borrower and Borrower Principal and reasonably approved by the Indemnified Parties (the “Approved Parties”). After the Approved Parties have assumed the defense of any Indemnified Party, Borrower and Borrower Principal shall not be responsible for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided, however, if the defendants in any such action include both the Indemnified Party and Borrower and/or Borrower Principal and the Indemnified Party shall have reasonably concluded that there are any legal defenses available to it and/or other Indemnified Parties that are different from or additional to those available to Borrower and/or Borrower Principal, the Indemnified Party shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such Indemnified Party. Borrower and Borrower Principal shall not be liable for the expenses of more than one such separate counsel unless an Indemnified Party shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to another Indemnified Party.

          (c) Notwithstanding the foregoing, Borrower shall have no liability for any Losses imposed upon or incurred by or asserted against any Indemnified Parties and described in subsection (a) above to the extent that Borrower can conclusively prove both that such Losses were caused solely by actions, conditions or events that occurred after the date that Lender (or any purchaser at a foreclosure sale) actually acquired title to the Property and that such Losses were not caused by the direct or indirect actions of Borrower, Borrower Principal, or any partner, member, principal, officer, director, trustee or manager of Borrower or Borrower Principal or any employee, agent, contractor or Affiliate of Borrower or Borrower Principal. The obligations and liabilities of Borrower and Borrower Principal under this Section 12.6 shall fully survive indefinitely notwithstanding any termination, satisfaction, assignment, entry of a judgment of

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foreclosure, exercise of any power of sale, or delivery of a deed in lieu of foreclosure of the Mortgage.

ARTICLE 13
SECONDARY MARKET

          Section 13.1. Transfer of Loan

          Lender may, at any time, sell, transfer or assign the Loan Documents, or grant participations therein (“Participations”) or syndicate the Loan (“Syndication”) or issue mortgage pass-through certificates or other securities evidencing a beneficial interest in a rated or unrated public offering or private placement (“Securities”) (a Syndication or the issuance of Participations and/or Securities, a “Securitization”).

          Section 13.2. Delegation of Servicing

          At the option of Lender, the Loan may be serviced by a servicer/trustee selected by Lender and Lender may delegate all or any portion of its responsibilities under this Agreement and the other Loan Documents to such servicer/trustee pursuant to a servicing agreement between Lender and such servicer/trustee.

          Section 13.3. Dissemination of Information

          Lender may forward to each purchaser, transferee, assignee, or servicer of, and each participant, or investor in, the Loan, or any Participations and/or Securities or any of their respective successors (collectively, the “Investor”) or any Rating Agency rating the Loan, or any Participations and/or Securities, each prospective Investor, and any organization maintaining databases on the underwriting and performance of commercial mortgage loans, all documents and information which Lender now has or may hereafter acquire relating to the Debt and to Borrower, any managing member or general partner thereof, Borrower Principal, any SPE Component Entity (if any) and the Property, including financial statements, whether furnished by Borrower or otherwise, as Lender determines necessary or desirable; provided, that, notwithstanding anything to the contrary contained herein, in connection with any written disclosure set forth in any Disclosure Document regarding any financial information provided to Lender relating to Borrower Principal, Lender shall only include the Net Worth Statement in any such Disclosure Document. Borrower irrevocably waives any and all rights it may have under applicable Legal Requirements to prohibit such disclosure, including but not limited to any right of privacy.

          Section 13.4. Cooperation

          At the request of the holder of the Note and, to the extent not already required to be provided by Borrower under this Agreement, Borrower and Borrower Principal shall use reasonable efforts to provide information not in the possession of the holder of the Note in order to satisfy the market standards to which the holder of the Note customarily adheres or which may be reasonably required in the marketplace or by the Rating Agencies in connection with such sales or transfers, including, without limitation, to:

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          (a) provide updated financial, budget and other information with respect to the Property, Borrower, Borrower Principal and Manager and provide modifications and/or updates to the appraisals, market studies, environmental reviews and reports (Phase I reports and, if appropriate, Phase II reports) and engineering reports of the Property obtained in connection with the making of the Loan (all of the foregoing being referred to as the “Provided Information”), together, if customary, with appropriate verification and/or consents of the Provided Information through letters of auditors or opinions of counsel of independent attorneys acceptable to Lender and the Rating Agencies;

          (b) make changes to those portions of the organizational documents of Borrower or any SPE Component Entity relating to the criteria for single purpose, bankruptcy remote entities promulgated by the Rating Agencies;

          (c) cause counsel to render or update existing opinion letters as to enforceability and non-consolidation, and a 10b-5 comfort letter, which may be relied upon by the holder of the Note, the Rating Agencies and their respective counsel, which shall be dated as of the closing date of the Securitization;

          (d) permit site inspections in accordance with the terms of this Agreement, appraisals, market studies and other due diligence investigations of the Property, as may be reasonably requested by the holder of the Note or the Rating Agencies or as may be necessary or appropriate in connection with the Securitization;

          (e) make the representations and warranties with respect to the Property, Borrower, Borrower Principal and the Loan Documents as are made in the Loan Documents and such other representations and warranties as may be reasonably requested by the holder of the Note or the Rating Agencies; provided, that Borrower and Borrower Principal shall not be required to make any representations or warranties relating to (I) description of risks (including legal and tax risks) set forth in the Disclosure Document or numbers or figures which have been adjusted by any member of the Issuer Group or the Underwriter Group and included in the Disclosure Document, (II) matters with respect to which Borrower and/or Borrower Principal have informed Lender in writing that the same are incorrect, materially misleading or omit pertinent information, or (III) matters that the Issuer Group and/or the Underwriter Group have determined are not material or matters for which Borrower and/or Borrower Principal has not provided (or caused to be provided) the relevant facts;

          (f) execute such amendments to the Loan Documents as may be reasonably requested by the holder of the Note or the Rating Agencies or otherwise to effect the Securitization including, without limitation, bifurcation of the Loan into two or more components and/or separate notes and/or creating a senior/subordinate note structure; provided, however, that Borrower shall not be required to modify or amend any Loan Document if such modification or amendment would (i) change the interest rate, the stated maturity or the amortization of principal set forth in the Note, except in connection with a bifurcation of the Loan which may result in varying fixed interest rates and amortization schedules, but which shall have the same initial weighted average coupon of the original Note, or (ii) in the reasonable judgment of Borrower, modify or amend any other economic or material business term of the Loan, or (iii) in the reasonable judgment of Borrower, materially increase Borrower’s obligations and liabilities

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under the Loan Documents or materially decrease the rights of Borrower under the Loan Documents;

          (g) deliver to Lender and/or any Rating Agency, (i) one or more certificates executed by an officer of the Borrower certifying as to the accuracy, as of the closing date of the Securitization, of all representations made by Borrower in the Loan Documents as of the Closing Date in all relevant jurisdictions or, if such representations are no longer accurate, certifying as to what modifications to the representations would be required to make such representations accurate as of the closing date of the Securitization, and (ii) certificates of the relevant Governmental Authorities in all relevant jurisdictions indicating the good standing and qualification of Borrower as of the date of the closing date of the Securitization;

          (h) have reasonably appropriate personnel participate in a bank meeting and/or presentation for the Rating Agencies or Investors; and

          (i) cooperate with and assist Lender in obtaining ratings of the Securities from two (2) or more of the Rating Agencies.

          All reasonable third party costs and expenses incurred by Borrower in connection with Borrower’s complying with requests made under the foregoing provisions of this Section 13.4 and Section 13.5(a) shall be paid by Borrower; provided, that, to the extent that any such costs exceed $10,000, Lender shall, upon Borrower’s request, pay such excess amount.

          In the event that Borrower requests any consent or approval hereunder and the provisions of this Agreement or any Loan Documents require the receipt of written confirmation from each Rating Agency with respect to the rating on the Securities, or, in accordance with the terms of the transaction documents relating to a Securitization, such a rating confirmation is required in order for the consent of Lender to be given, Borrower shall pay all of the costs and expenses of Lender, Lender’s servicer and each Rating Agency in connection therewith, and, if applicable, shall pay any fees imposed by any Rating Agency as a condition to the delivery of such confirmation.

          Section 13.5. Securitization Indemnification

          (a) Borrower and Borrower Principal understand that certain of the Provided Information may be included in disclosure documents in connection with the Securitization, including, without limitation, a prospectus, prospectus supplement, offering memorandum or private placement memorandum (each, a “Disclosure Document”) and may also be included in filings with the Securities and Exchange Commission pursuant to the Securities Act or the Exchange Act, or provided or made available to investors or prospective investors in the Securities, the Rating Agencies, and service providers relating to the Securitization. In the event that the Disclosure Document is required to be revised prior to the sale of all Securities, Borrower and Borrower Principal will cooperate with the holder of the Note in updating the Disclosure Document by providing all current information necessary to keep the Disclosure Document accurate and complete in all material respects.

          (b) Promptly upon Lender’s request, Borrower and Borrower Principal agree to provide in connection with each of (i) a preliminary and a final offering memorandum or private

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placement memorandum or similar document (including any Investor or Rating Agency “term sheets” or presentations relating to the Property and/or the Loan) or (ii) a preliminary and final prospectus or prospectus supplement, as applicable, an indemnification certificate (A) certifying that Borrower and Borrower Principal have carefully examined such portions of such memorandum or prospectus or other document (including any Investor or Rating Agency “term sheets” or presentations relating to the Property and/or the Loan), as applicable, as may be specifically requested by Lender relating to Borrower, Borrower Principal, Manager, their Affiliates, the Loan, the Loan Documents and the Property (such portions, collectively, the “Mortgagor Portions”) and that, to the best of Borrower’s knowledge, such Mortgagor Portions do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading (or, if such Mortgagor Portions do contain such an untrue statement or do omit to state such a material fact, certifying as to what modifications to the Mortgagor Portions would be required to make such Mortgagor Portions accurate), (B) indemnifying Lender (and for purposes of this Section 13.5, Lender hereunder shall include its officers and directors) and the Affiliate of Lender that (i) has filed the registration statement, if any, relating to the Securitization and/or (ii) which is acting as issuer, depositor, sponsor and/or a similar capacity with respect to the Securitization (any Person described in (i) or (ii), an “Issuer Person”), and each director and officer of any Issuer Person, and each Person or entity who controls any Issuer Person within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Issuer Group”), and each Person which is acting as an underwriter, manager, placement agent, initial purchaser or similar capacity with respect to the Securitization, each of its directors and officers and each Person who controls any such Person within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act (collectively, the “Underwriter Group”) for any Losses to which Lender, the Issuer Group or the Underwriter Group may become subject insofar as the Losses arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such Mortgagor Portions which have been examined and approved by Borrower in writing or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated in such Mortgagor Portions or necessary in order to make the statements in such Mortgagor Portions or in light of the circumstances under which they were made, not misleading (collectively the “Securities Liabilities”) and (C) agreeing to reimburse Lender, the Issuer Group and the Underwriter Group for any legal or other expenses reasonably incurred by Lender and Issuer Group in connection with investigating or defending the Securities Liabilities; provided, however, that Borrower and Borrower Principal will be liable in any such case under clauses (B) or (C) above only to the extent that any such Securities Liabilities arise out of or is based upon any such untrue statement or omission made therein in reliance upon and in conformity with information furnished to Lender or any member of the Issuer Group or Underwriter Group by or on behalf of Borrower or Borrower Principal in connection with such Mortgagor Portions which have been examined and approved by Borrower in writing. This indemnity agreement will be in addition to any liability which Borrower and Borrower Principal may otherwise have. To the extent the indemnification certificate described in clauses (A), (B) and (C) above is not provided, the indemnification provided for in clauses (B) and (C) above shall be effective, but shall be based upon and limited to factual information with respect to the Property, Borrower, Borrower Principal and Manager previously provided by Borrower, Borrower Principal, Manager, any of their respective Affiliates, or any accountants or employees

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of such parties (excluding, in each such case, Sotheby’s) directly to Lender, Lender’s authorized agents, the Issuer Group or the Underwriter Group; provided, that, in such case, Borrower and Borrower Principal will only be liable under clauses (B) and (C) above to the extent that (i) such factual information is accurately set forth in the Mortgagor Portions, and (ii) the Securities Liabilities arise out of or are based upon any untrue statement or omission of a material fact made in the Mortgagor Portions in reliance upon and in conformity with such factual information.

          (c) In connection with filings under the Exchange Act or any information provided to holders of Securities on an ongoing basis, Borrower and Borrower Principal agree to (i) indemnify Lender, the Issuer Group and the Underwriter Group for Losses to which Lender, the Issuer Group or the Underwriter Group may become subject insofar as the Securities Liabilities arise out of or are based upon the omission or alleged omission to state in financial, budget and other factual information with respect to the Property, Borrower, Borrower Principal and Manager provided by Borrower, Borrower Principal, Manager, any of their respective Affiliates, or any accountants or employees of such parties (excluding, in each such case, Sotheby’s) directly to Lender, Lender’s authorized agents, the Issuer Group or the Underwriter Group (collectively, the “Mortgagor Information”) a material fact required to be stated in such Mortgagor Information in order to make the statements in such Mortgagor Information, in light of the circumstances under which they were made not misleading and (ii) reimburse Lender, the Issuer Group or the Underwriter Group for any legal or other expenses reasonably incurred by Lender, the Issuer Group or the Underwriter Group in connection with defending or investigating the Securities Liabilities; provided, however, that Borrower and Borrower Principal will be liable in any such case under clauses (i) or (ii) above only to the extent that (I) such Mortgagor Information is accurately set forth in such filings under the Exchange Act or is accurately disclosed to the holders of Securities (as applicable), and (II) any such Securities Liabilities arise out of or are based upon any such untrue statement or omission of a material fact made therein in reliance upon and in conformity with the Mortgagor Information;

          (d) Promptly after receipt by an indemnified party under this Section 13.5 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 13.5, notify the indemnifying party in writing of the commencement thereof, but the omission to so notify the indemnifying party will not relieve the indemnifying party from any liability which the indemnifying party may have to any indemnified party hereunder except to the extent that failure to notify causes prejudice to the indemnifying party. In the event that any action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled, jointly with any other indemnifying party, to participate therein and, to the extent that it (or they) may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. After notice from the indemnifying party to such indemnified party under this Section 13.5, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there are any legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the

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indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. The indemnifying party shall not be liable for the expenses of more than one such separate counsel unless an indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to another indemnified party.

          (e) In order to provide for just and equitable contribution in circumstances in which the indemnity agreements provided for in Section 13.5(c) or Section 13.5(d) is or are for any reason held to be unenforceable by an indemnified party in respect of any losses, claims, damages or liabilities (or action in respect thereof) referred to therein which would otherwise be indemnifiable under Section 13.5(c) or Section 13.5(d), the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages or liabilities (or action in respect thereof); provided, however, that no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. In determining the amount of contribution to which the respective parties are entitled, the following factors shall be considered: (i) the indemnified party’s, Borrower’s and Borrower Principal’s relative knowledge and access to information concerning the matter with respect to which claim was asserted; (ii) the opportunity to correct and prevent any statement or omission; and (iii) any other equitable considerations appropriate in the circumstances. Lender, Borrower and Borrower Principal hereby agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation.

          (f) The liabilities and obligations of Borrower, Borrower Principal and Lender under this Section 13.5 shall survive the satisfaction of this Agreement and the satisfaction and discharge of the Debt.

          Section 13.6. Private Rating

          For so long as the Sotheby’s Lease is in full force and effect, to the extent that any of the Rating Agencies rating (or that are anticipated to rate) the Securities cease to publicly issue a long-term, unsecured debt rating for Sotheby’s Guarantor, Borrower shall, at Borrower’s sole cost and expense, retain such Rating Agencies and cause such Rating Agencies to continue to monitor Sotheby’s Guarantor and to continue to issue to Lender and Borrower a long term, unsecured debt rating (or an equivalent rating reasonably acceptable to Lender) for Sotheby’s Guarantor (the “Private Rating”). If, for any period in excess of ninety (90) days, Borrower is unable to obtain such a Private Rating, Sotheby’s Guarantor’s long-term, unsecured debt rating (or its equivalent Private Rating) shall be deemed to be below “B+” (or its equivalent) by each of the Rating Agencies for all purposes under this Agreement until such Private Rating is actually issued.

          Section 13.7. Servicer

          At the option of Lender, the Loan may be serviced by a servicer/trustee selected by Lender and Lender may delegate all or any portion of its responsibilities under this Agreement

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and the other Loan Documents to such servicer/trustee pursuant to a servicing agreement between Lender and such servicer/trustee.

ARTICLE 14
INDEMNIFICATIONS

          Section 14.1. General Indemnification

          Borrower shall indemnify, defend and hold harmless the Indemnified Parties from and against any and all Losses imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any one or more of the following: (a) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (b) any use, nonuse or condition in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (c) performance of any labor or services or the furnishing of any materials or other property in respect of the Property or any part thereof; (d) any failure of the Property to be in compliance with any Applicable Legal Requirements; (e) any and all claims and demands whatsoever which may be asserted against Lender by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants, or agreements contained in any Lease; (f) the holding or investing of the Reserve Accounts or the performance of the Required Work or Additional Replacements, or (g) the payment of any commission, charge or brokerage fee to anyone which may be payable in connection with the funding of the Loan (collectively, the “Indemnified Liabilities”); provided, however, that Borrower shall not have any obligation to Lender hereunder to the extent that such Indemnified Liabilities arise from the gross negligence, illegal acts, fraud or willful misconduct of Lender. To the extent that the undertaking to indemnify, defend and hold harmless set forth in the preceding sentence may be unenforceable because it violates any law or public policy, Borrower shall pay the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Lender.

          Section 14.2. Mortgage and Intangible Tax Indemnification

          Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any tax on the making and/or recording of the Mortgage, the Note or any of the other Loan Documents, but excluding any income, franchise or other similar taxes.

          Section 14.3. ERISA Indemnification

          Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses (including, without limitation, reasonable attorneys’ fees and costs incurred in the investigation, defense, and settlement of Losses incurred in correcting any prohibited transaction or in the sale of a prohibited loan, and in obtaining any individual prohibited transaction exemption under ERISA

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that may be required, in Lender’s sole discretion) that Lender may incur, directly or indirectly, as a result of a default under Section 4.8 or Section 5.18 of this Agreement.

          Section 14.4. Survival

          The obligations and liabilities of Borrower and Borrower Principal under this Article 14 shall fully survive for a period of two (2) years following any termination, satisfaction, assignment, entry of a judgment of foreclosure, exercise of any power of sale, or delivery of a deed in lieu of foreclosure of the Mortgage.

ARTICLE 15
EXCULPATION

          Section 15.1. Exculpation

          (a) Except as otherwise provided herein or in the other Loan Documents, Lender shall not enforce the liability and obligation of Borrower or Borrower Principal, as applicable, to perform and observe the obligations contained herein or in the other Loan Documents by any action or proceeding wherein a money judgment shall be sought against Borrower or Borrower Principal, except that Lender may bring a foreclosure action, action for specific performance or other appropriate action or proceeding to enable Lender to enforce and realize upon this Agreement, the Note, the Mortgage and the other Loan Documents, and the interest in the Property, the Rents and any other collateral given to Lender created by this Agreement, the Note, the Mortgage and the other Loan Documents; provided, however, that any judgment in any such action or proceeding shall be enforceable against Borrower or Borrower Principal, as applicable, only to the extent of Borrower’s or Borrower Principal’s interest in the Property, in the Rents and in any other collateral given to Lender. Lender, by accepting this Agreement, the Note, the Mortgage and the other Loan Documents, agrees that it shall not, except as otherwise provided in this Section 15.1, sue for, seek or demand any deficiency judgment against Borrower or Borrower Principal in any such action or proceeding, under or by reason of or under or in connection with this Agreement, the Note, the Mortgage or the other Loan Documents. The provisions of this Section 15.1 shall not, however, (i) constitute a waiver, release or impairment of any obligation evidenced or secured by this Agreement, the Note, the Mortgage or the other Loan Documents; (ii) impair the right of Lender to name Borrower or Borrower Principal as a party defendant in any action or suit for judicial foreclosure and sale under this Agreement and the Mortgage; (iii) affect the validity or enforceability of any indemnity (including, without limitation, those contained in Section 12.6, Section 13.5 and Article 14 of this Agreement), guaranty, master lease or similar instrument made in connection with this Agreement, the Note, the Mortgage and the other Loan Documents; (iv) impair the right of Lender to obtain the appointment of a receiver; (v) impair the enforcement of the assignment of leases provisions contained in the Mortgage; or (vi) impair the right of Lender to obtain a deficiency judgment or other judgment on the Note against Borrower or Borrower Principal if necessary to obtain any Insurance Proceeds or Awards to which Lender would otherwise be entitled under this Agreement; provided however, Lender shall only enforce such judgment to the extent of the Insurance Proceeds and/or Awards.

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          (b) Notwithstanding the provisions of this Section 15.1 to the contrary, Borrower and Borrower Principal shall be personally liable to Lender on a joint and several basis for Losses due to:

          (i) fraud or intentional misrepresentation by Borrower, Borrower Principal or any other Affiliate of Borrower or Borrower Principal in connection with the execution and the delivery of this Agreement, the Note, the Mortgage, any of the other Loan Documents, or any certificate, report, financial statement or other instrument or document furnished to Lender at the time of the closing of the Loan or during the term of the Loan;

(ii) Borrower’s misapplication or misappropriation of Rents received by Borrower after the occurrence of an Event of Default;

(iii) Borrower’s misapplication or misappropriation of tenant security deposits or Rents collected in advance;

(iv) the misapplication or the misappropriation of Insurance Proceeds or Awards;

          (v) Borrower’s failure to pay real estate taxes with respect to the Property; provided, that Borrower and Borrower Principal shall not be personally liable under this Section 15.1(b)(v) to the extent there is insufficient income from the Property to pay such real estate taxes or to the extent such real estate taxes accrue after the date (i) a receiver has been appointed for the Property, (ii) Lender obtains control of the cash flow from the Property to the exclusion of Borrower pursuant to Article 10 hereof or otherwise, or (iii) escrowing for real estate taxes has commenced and is continuing in accordance with the provisions of this Agreement;

          (vi) any act of intentional waste or arson by Borrower, any principal, Affiliate, member or general partner thereof or by Borrower Principal, any principal, Affiliate, member or general partner thereof;

(vii) Borrower’s failure following any Event of Default to deliver to Lender upon demand all Rents and books and records relating to the Property; or

(viii) Borrower’s willful misconduct.

          (c) Notwithstanding the foregoing, the agreement of Lender not to pursue recourse liability as set forth in subsection (a) above SHALL BECOME NULL AND VOID and shall be of no further force and effect and the Debt shall be fully recourse to Borrower and Borrower Principal jointly and severally in the event of (i) a default by Borrower, Borrower Principal or any SPE Component Entity (if any) of any of the covenants set forth in Article 6 or Article 7 hereof, or (ii) if the Property or any part thereof shall become an asset in a Voluntary Bankruptcy Proceeding; provided, however, that (I) a breach by Borrower or any SPE Component Entity of the covenants set forth in Article 6 hereof shall not result in recourse liability hereunder unless such breach was material and, within fifteen (15) days of notice from Lender, Borrower fails to cure such breach and fails to deliver to Lender a new or revised substantive non-consolidation opinion, in form and substance and from counsel reasonably satisfactory to Lender in accordance

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with the Rating Agency standards for the same, to the effect that such failure does not negate/impair the opinion previously delivered to Lender; or (II) a breach of the covenants set forth in Article 7 hereof (other than by virtue of a Specified Article 7 Breach) shall not result in recourse liability hereunder unless such breach was material and, within fifteen (15) days of notice from Lender, Borrower fails to cure such breach and fails to deliver to Lender confirmation from each Rating Agency that such breach and its cure will not result in a downgrade, withdrawal or qualification of the initial, or if higher, then current ratings issued in connection with a Securitization, or if a Securitization has not occurred, any ratings to be assigned in connection with a Securitization.

          (d) Nothing herein shall be deemed to be a waiver of any right which Lender may have under Section 506(a), 506(b), 111l(b) or any other provision of the U.S. Bankruptcy Code to file a claim for the full amount of the indebtedness secured by the Mortgage or to require that all collateral shall continue to secure all of the indebtedness owing to Lender in accordance with this Agreement, the Note, the Mortgage or the other Loan Documents.

ARTICLE 16
NOTICES

          Section 16.1. Notices

          All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document shall be given in writing and shall be effective for all purposes if hand delivered or sent by (a) certified or registered United States mail, postage prepaid, return receipt requested, (b) expedited prepaid overnight delivery service, either commercial or United States Postal Service, with proof of attempted delivery, or by (c) telecopier (with answer back acknowledged provided an additional notice is given pursuant to subsection (b) above), addressed as follows (or at such other address and Person as shall be designated from time to time by any party hereto on ten (10) days prior written notice to the other parties hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this Section):

If to Lender:

Bank of America, N.A.
Capital Markets Servicing Group
900 West Trade Street, Suite 650
NCI -026-06-01
Charlotte, North Carolina 28255
Attn: Servicing Manager
Telephone No: (866) 531-0957
Facsimile No.: (704) 317-4501

If to Borrower:	1334 York Avenue L.P. c/o RFR Holding LLC 390 Park Avenue New York, New York 10022 Attention: Aby Rosen Facsimile No.: 212-308-5090

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With a copy to:	Fried, Frank, Harris, Shriver & Jacobson
One New York Plaza
New York, New York 10004-1980
Attention: Robert J. Sorin, Esq.
Facsimile No.: (212) 859-4000

If to Borrower
Principal:	Aby Rosen
Michael Fuchs
c/o RFR Holding LLC
390 Park Avenue
New York, New York 10022
Attention: Aby Rosen
Facsimile No.: 212-308-5090

With a copy to:	Fried, Frank, Harris, Shriver & Jacobson
One New York Plaza
New York, New York 10004-1980
Attention: Robert J. Sorin, Esq.
Facsimile No.: (212) 859-4000

A notice shall be deemed to have been given: in the case of hand delivery, at the time of delivery; in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; or in the case of expedited prepaid delivery and telecopy, upon the first attempted delivery on a Business Day.

ARTICLE 17
FURTHER ASSURANCES

          Section 17.1. Replacement Documents

          Upon receipt of an affidavit of an officer of Lender as to the loss, theft, destruction or mutilation of the Note or any other Loan Document which is not of public record: (i) with respect to any Loan Document other than the Note, Borrower will issue, in lieu thereof, a replacement of such other Loan Document, dated the date of such lost, stolen, destroyed or mutilated Loan Document in the same principal amount thereof and otherwise of like tenor and (ii) with respect to the Note, (a) Borrower will execute a reaffirmation of the Debt as evidenced by such Note acknowledging that Lender has informed Borrower that the Note was lost, stolen destroyed or mutilated and that such Debt continues to be an obligation and liability of the Borrower as set forth in the Note, a copy of which shall be attached to such reaffirmation and (b) if requested by Lender, Borrower will execute a replacement note and Lender or Lender’s custodian (at Lender’s option) shall provide to Borrower Lender’s (or Lender’s custodian’s) then standard form of lost note affidavit and indemnity, which such form shall be reasonably acceptable to Borrower.

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          Section 17.2. Recording of Mortgage, Etc.

          Borrower forthwith upon the execution and delivery of the Mortgage and thereafter, from time to time, will cause the Mortgage and any of the other Loan Documents creating a lien or security interest or evidencing the lien hereof upon the Property and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect and perfect the lien or security interest hereof upon, and the interest of Lender in, the Property. Borrower will pay all taxes, filing, registration or recording fees, and all expenses incident to the preparation, execution, acknowledgment and/or recording of the Note, the Mortgage, the other Loan Documents, any note, deed of trust or mortgage supplemental hereto, any security instrument with respect to the Property and any instrument of further assurance, and any modification or amendment of the foregoing documents, and all federal, state, county and municipal taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of the Mortgage, any deed of trust or mortgage supplemental hereto, any security instrument with respect to the Property or any instrument of further assurance, and any modification or amendment of the foregoing documents, except where prohibited by law so to do.

          Section 17.3. Further Acts, Etc.

          Borrower will, at the cost of Borrower, and without expense to Lender, do, execute, acknowledge and deliver all and every further acts, deeds, conveyances, deeds of trust, mortgages, assignments, security agreements, control agreements, notices of assignments, transfers and assurances as Lender shall, from time to time, reasonably require, for the better assuring, conveying, assigning, transferring, and confirming unto Lender the property and rights hereby mortgaged, deeded, granted, bargained, sold, conveyed, confirmed, pledged, assigned, warranted and transferred or intended now or hereafter so to be, or which Borrower may be or may hereafter become bound to convey or assign to Lender, or for carrying out the intention or facilitating the performance of the terms of this Agreement or for filing, registering or recording the Mortgage, or for complying with all Legal Requirements. Borrower, on demand, will execute and deliver, and in the event it shall fail to so execute and deliver, hereby authorizes Lender to execute in the name of Borrower or without the signature of Borrower to the extent Lender may lawfully do so, one or more financing statements and financing statement amendments to evidence more effectively, perfect and maintain the priority of the security interest of Lender in the Property. Upon the occurrence and during the continuance of an Event of Default, Borrower grants to Lender an irrevocable power of attorney coupled with an interest for the purpose of exercising and perfecting any and all rights and remedies available to Lender at law and in equity, including without limitation, such rights and remedies available to Lender pursuant to this Section 17.3.

          Section 17.4. Changes in Tax, Debt, Credit and Documentary Stamp Laws

          (a) If any law is enacted or adopted or amended after the date of this Agreement which deducts the Debt from the value of the Property for the purpose of taxation or which imposes a tax, either directly or indirectly, on the Debt or Lender’s interest in the Property, Borrower will pay the tax, with interest and penalties thereon, if any. If Lender is advised by counsel chosen by it that the payment of tax by Borrower would be unlawful or taxable to Lender or unenforceable or provide the basis for a defense of usury then Lender shall have the

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option by written notice of not less than one hundred twenty (120) days to declare the Debt immediately due and payable.

          (b) Borrower will not claim or demand or be entitled to any credit or credits on account of the Debt for any part of the Taxes or Other Charges assessed against the Property, or any part thereof, and no deduction shall otherwise be made or claimed from the assessed value of the Property, or any part thereof, for real estate tax purposes by reason of the Mortgage or the Debt. If such claim, credit or deduction shall be required by law, Lender shall have the option, by written notice of not less than one hundred twenty (120) days, to declare the Debt immediately due and payable.

          If at any time the United States of America, any State thereof or any subdivision of any such State shall require revenue or other stamps to be affixed to the Note, the Mortgage, or any of the other Loan Documents or impose any other tax or charge on the same, Borrower will pay for the same, with interest and penalties thereon, if any.

          Section 17.5. Expenses

          Borrower covenants and agrees to pay or, if Borrower fails to pay, to reimburse, Lender upon receipt of written notice from Lender for all reasonable, out of pocket costs and expenses (including reasonable, actual attorneys’ fees and disbursements) reasonably incurred by Lender in accordance with this Agreement in connection with (a) the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby and thereby and all the costs of furnishing all opinions by counsel for Borrower (including without limitation any opinions requested by Lender as to any legal matters arising under this Agreement or the other Loan Documents with respect to the Property); (b) Borrower’s ongoing performance of and compliance with Borrower’s respective agreements and covenants contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date, including, without limitation, confirming compliance with environmental and insurance requirements; (c) following a request by Borrower, Lender’s ongoing performance and compliance with all agreements and conditions contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date; (d) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement and the other Loan Documents and any other documents or matters requested by Lender; (e) securing Borrower’s compliance with any requests made pursuant to the provisions of this Agreement; (f) the filing and recording fees and expenses, title insurance and reasonable fees and expenses of counsel for providing to Lender all required legal opinions, and other similar expenses incurred in creating and perfecting the Lien in favor of Lender pursuant to this Agreement and the other Loan Documents; (g) enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting Borrower, this Agreement, the other Loan Documents, the Property, or any other security given for the Loan; and (h) enforcing any obligations of or collecting any payments due from Borrower under this Agreement, the other Loan Documents or with respect to the Property or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a “work-out” or of any insolvency or bankruptcy proceedings; provided, however, that Borrower shall not be liable for the payment

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of any such costs and expenses to the extent the same arise by reason of the gross negligence, illegal acts, fraud or willful misconduct of Lender. Notwithstanding the foregoing, in no event shall Borrower be obligated to pay or reimburse Lender for the allocated costs of Lender’s internal services.

ARTICLE 18
WAIVERS

          Section 18.1. Remedies Cumulative; Waivers

          The rights, powers and remedies of Lender under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Lender may have against Borrower or Borrower Principal pursuant to this Agreement or the other Loan Documents, or existing at law or in equity or otherwise. Lender’s rights, powers and remedies may be pursued singularly, concurrently or otherwise, at such time and in such order as Lender may determine in Lender’s sole discretion. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default with respect to Borrower shall not be construed to be a waiver of any subsequent Default or Event of Default by Borrower or to impair any remedy, right or power consequent thereon.

          Section 18.2. Modification, Waiver in Writing

          No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement, or of the Note, or of any other Loan Document, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on Borrower, shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances.

          Section 18.3. Delay Not a Waiver

          Neither any failure nor any delay on the part of Lender or Borrower in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under the Note or under any other Loan Document, or any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement, the Note or any other Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement, the Note or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount.

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          Section 18.4. Trial by Jury

          BORROWER, BORROWER PRINCIPAL AND LENDER EACH HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER, BORROWER PRINCIPAL AND LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EACH OF LENDER, BORROWER PRINCIPAL AND BORROWER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY BORROWER, BORROWER PRINCIPAL AND LENDER.

          Section 18.5. Waiver of Notice

          Borrower shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by Lender to Borrower and except with respect to matters for which Borrower is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice. Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Agreement or the other Loan Documents do not specifically and expressly provide for the giving of notice by Lender to Borrower.

          Section 18.6. Remedies of Borrower

          (a) In the event that a claim is made that Lender or its agents have acted unreasonably or unreasonably delayed acting in any case where by law or under this Agreement or the other Loan Documents, Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, Borrower agrees that neither Lender nor its agents shall be liable for any monetary damages, and Borrower’s sole remedies shall be limited to commencing an action seeking injunctive reliefer declaratory judgment. The parties hereto agree that Borrower or Lender may, upon twenty (20) Business Days prior written notice to the other party, submit such action to arbitration under the then prevailing rules of the American Arbitration Association (the “AAA”) in accordance with the provisions of this Section 18.6. The references to “Rules” contained in this Section 18.6 shall be deemed to refer to Commercial Arbitration Rules of the AAA.

          (b) Borrower or Lender may submit such action to arbitration in the City of New York before a single arbitrator under the “Expedited Procedures” provisions of the Commercial Arbitration Rules of the AAA (presently Rules E-l through E-10); provided, however, that, with respect to any such arbitration, (i) for such arbitration to be binding on the parties hereto, the list of arbitrators referred to in Rule E-5 shall consist of arbitrators who have the qualifications set forth in Section 18.6(c) below, (ii) such list shall be returned within seven (7) days of the date of mailing; (iii) the parties shall notify the AAA by facsimile within seven (7) days of any objections to the arbitrator appointed and shall have no right to object if the arbitrator so

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appointed was on the list submitted by the AAA and was not objected to in accordance with Rule E-5.b; (iv) the “Notice of Hearing” referred to in Rule E-8 shall be given seven (7) days in advance of the hearing; (v) the hearing shall be held within thirty (30) days after confirmation of the appointment of the arbitrator; and (vi) the decision of the arbitrator shall be final and conclusive on the parties.

          (c) The arbitrator conducting any arbitration shall be bound by the provisions of this Agreement and shall not have the power to add to, subtract from, or otherwise modify such provisions (except that the provisions of Rule R-40 shall apply to this Section 18.6). The arbitrator shall consider only the specific issues submitted to him or her for resolution. Lender and Borrower agree to sign all documents and to do all other things necessary to submit any such matter to arbitration and further agree to, and hereby do, subject to the other terms and conditions of this Section 18.6, waive any and all rights they or either of them may at any time have to revoke their agreement hereunder to submit to arbitration and to abide by the decision rendered thereunder which shall be binding and conclusive on the parties. Judgement may be had on the decision of the arbitrator so rendered in any court of competent jurisdiction. Each proposed arbitrator hereunder shall be a qualified, disinterested and impartial person unaffiliated with either Borrower or Lender who shall have had at least ten (10) years experience, at an executive level, in matters relating to the management, operation and financing of Class A commercial buildings in Manhattan. Lender and Borrower shall each have the right to appear and be represented by counsel before said arbitrator and to submit such testimony, data and memoranda in support of their respective positions in the matter in dispute as may be reasonably necessary or appropriate in the circumstances. In the case of any dispute submitted to arbitration under this Section 18.6 by (I) Borrower, Borrower shall pay its own, as well as Lender’s, costs, fees and expenses in connection therewith and the expenses and fees of the arbitrator selected and the AAA, or (II) Lender, each party shall pay its own costs, fees and expenses in connection therewith and the expenses and fees of the arbitrator selected and the AAA shall be shared equally by Borrower and Lender.

          Section 18.7. Waiver of Marshalling of Assets

          To the fullest extent permitted by law, Borrower, for itself and its successors and assigns, waives all rights to a marshalling of the assets of Borrower, Borrower’s partners and others with interests in Borrower, and of the Property, and agrees not to assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of the Property for the collection of the Debt without any prior or different resort for collection or of the right of Lender to the payment of the Debt out of the net proceeds of the Property in preference to every other claimant whatsoever.

          Section 18.8. Intentionally Omitted

          Section 18.9. Waiver of Counterclaim

          Borrower hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Lender or its agents.

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ARTICLE 19
GOVERNING LAW

          Section 19.1. Choice of Law

          This Agreement shall be deemed to be a contract entered into pursuant to the laws of the State of New York and shall in all respects be governed, construed, applied and enforced in accordance with the laws of the State of New York, provided however, (a) that with respect to the creation, perfection, priority and enforcement of any Lien created by the Loan Documents, and the determination of deficiency judgments, the laws of the state where the Property is located shall apply, and (b) with respect to the security interest in each of the Reserve Accounts and the Cash Management Account, the laws of the state where each such account is located shall apply.

          Section 19.2. Severability

          Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

          Section 19.3. Preferences

          Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrower to any portion of the obligations of Borrower hereunder. To the extent Borrower makes a payment or payments to Lender, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any Creditors Rights Laws, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.

ARTICLE 20
MISCELLANEOUS

          Section 20.1. Survival

          This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by Lender of the Loan and the execution and delivery to Lender of the Note, and shall continue in full force and effect so long as all or any of the Debt is outstanding and unpaid unless a longer period is expressly set forth herein or in the other Loan Documents. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the legal representatives, successors and assigns of such party. All covenants, promises and agreements in this Agreement, by or on behalf of Borrower, shall inure to the benefit of the legal representatives, successors and assigns of Lender.

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          Section 20.2. Lender’s Discretion

          Whenever pursuant to this Agreement, Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole discretion of Lender and shall be final and conclusive.

          Section 20.3. Headings

          The Article and/or Section headings and the Table of Contents in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

          Section 20.4. Cost of Enforcement

          In the event (a) that the Mortgage is foreclosed in whole or in part, (b) of the bankruptcy, insolvency, rehabilitation or other similar proceeding in respect of Borrower or any of its constituent Persons or an assignment by Borrower or any of its constituent Persons for the benefit of its creditors, or (c) Lender successfully exercises any of its other remedies under this Agreement or any of the other Loan Documents, Borrower shall be chargeable with and agrees to pay all costs of collection and defense, including attorneys’ fees and costs, incurred by Lender or Borrower in connection therewith and in connection with any appellate proceeding or post-judgment action involved therein, together with all required service or use taxes.

          Section 20.5. Schedules Incorporated

          The Schedules annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

          Section 20.6. No Joint Venture or Partnership; No Third Party Beneficiaries

          (a) Borrower and Lender intend that the relationships created hereunder and under the other Loan Documents be solely that of borrower and lender. Nothing herein or therein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Borrower and Lender nor to grant Lender any interest in the Property other than that of mortgagee, beneficiary or lender.

          (b) This Agreement and the other Loan Documents are solely for the benefit of Lender and Borrower and nothing contained in this Agreement or the other Loan Documents shall be deemed to confer upon anyone other than Lender and Borrower any right to insist upon or to enforce the performance or observance of any of the obligations contained herein or therein. All conditions to the obligations of Lender to make the Loan hereunder are imposed solely and exclusively for the benefit of Lender and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make the Loan in the absence of strict compliance with any or all thereof and no other Person shall under any circumstances be deemed to be a beneficiary of such

Confidential Treatment Requested by BANA	BANA-Soth-00180

conditions, any or all of which may be freely waived in whole or in part by Lender if, in Lender’s sole discretion, Lender deems it advisable or desirable to do so.

          (c) The general partners, members, principals and (if Borrower is a trust) beneficial owners of Borrower are experienced in the ownership and operation of properties similar to the Property, and Borrower and Lender are relying solely upon such expertise and business plan in connection with the ownership and operation of the Property. Borrower is not relying on Lender’s expertise, business acumen or advice in connection with the Property.

          (d) Notwithstanding anything to the contrary contained herein, Lender is not undertaking the performance of (i) any obligations under the Leases; or (ii) any obligations with respect to such agreements, contracts, certificates, instruments, franchises, permits, trademarks, licenses and other documents.

          (e) By accepting or approving anything required to be observed, performed or fulfilled or to be given to Lender pursuant to this Agreement, the Mortgage, the Note or the other Loan Documents, including, without limitation, any officer’s certificate, balance sheet, statement of profit and loss or other financial statement, survey, appraisal, or insurance policy, Lender shall not be deemed to have warranted, consented to, or affirmed the sufficiency, the legality or effectiveness of same, and such acceptance or approval thereof shall not constitute any warranty or affirmation with respect thereto by Lender.

          (f) Borrower recognizes and acknowledges that in accepting this Agreement, the Note, the Mortgage and the other Loan Documents, Lender is expressly and primarily relying on the truth and accuracy of the representations and warranties set forth in Article 4 of this Agreement without any obligation to investigate the Property and notwithstanding any investigation of the Property by Lender; that such reliance existed on the part of Lender prior to the date hereof, that the warranties and representations are a material inducement to Lender in making the Loan; and that Lender would not be willing to make the Loan and accept this Agreement, the Note, the Mortgage and the other Loan Documents in the absence of the warranties and representations as set forth in Article 4 of this Agreement.

          Section 20.7. Publicity

          All news releases, publicity or advertising by Borrower or its Affiliates through any media intended to reach the general public (excluding any prospectus or similar document issued to investors or potential investors in any Affiliate of Borrower) which refers to the Loan, Lender, Banc of America Securities LLC, or any of their Affiliates shall be subject to the prior written approval of Lender, not to be unreasonably withheld. Lender shall be permitted to make any news, releases, publicity or advertising by Lender or its Affiliates through any media intended to reach the general public which refers to the Loan terms or provisions regarding the amount of the Loan, the term, that the interest rate is a fixed rate (without disclosure of the interest rate spread), the name and location of the Property, that Sotheby’s is the primary Tenant at the Property, Borrower and that the Borrower is affiliated with RFR Holding Corp. without the approval of Borrower or any such Persons. Borrower also agrees that Lender may share any information pertaining to the Loan with Bank of America Corporation, including its bank subsidiaries, Bane of America Securities LLC and any other Affiliates of the foregoing, in connection with the sale

Confidential Treatment Requested by BANA	BANA-Soth-00181

or transfer of the Loan or any Participations and/or Securities created. Without in any way limiting the provisions of Article 13 hereof or Lender’s rights thereunder, any news, releases, publicity or advertising by Lender or its Affiliates relating to any provisions or terms of the Loan (except as set forth above) shall require the prior approval of Borrower, which such approval shall not be unreasonably withheld, conditioned or delayed.

          Section 20.8. Conflict; Construction of Documents; Reliance

          In the event of any conflict between the provisions of this Agreement and any of the other Loan Documents, the provisions of this Agreement shall control. The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of the Loan Documents and that such Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same. Borrower acknowledges that, with respect to the Loan, Borrower shall rely solely on its own judgment and advisors in entering into the Loan without relying in any manner on any statements, representations or recommendations of Lender or any parent, subsidiary or Affiliate of Lender. Lender shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under any of the Loan Documents or any other agreements or instruments which govern the Loan by virtue of the ownership by it or any parent, subsidiary or Affiliate of Lender of any equity interest any of them may acquire in Borrower, and Borrower hereby irrevocably waives the right to raise any defense or take any action on the basis of the foregoing with respect to Lender’s exercise of any such rights or remedies. Borrower acknowledges that Lender engages in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse to or competitive with the business of Borrower or its Affiliates.

          Section 20.9. Entire Agreement

          This Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written between Borrower and Lender are superseded by the terms of this Agreement and the other Loan Documents.

          Section 20.10. Liability

          If Borrower or Borrower Principal consists of more than one Person, the obligations and liabilities of each such Person hereunder shall be joint and several.

          Section 20.11. Satisfaction of Indebtedness. Upon (i) payment of the outstanding principal amount of, all unpaid interest on and all other sums due under the Note and the other Loan Documents, or (ii) a defeasance of the Note in accordance with the terms and provisions of Section 2.4(b) hereof, at the prior written request of Borrower, Lender shall (a) assign, or sever into two (2) or more separate loans and assign, the Mortgage and all other Loan Documents to Borrower and/or to any other Person(s) designated by Borrower, which assignment and severance documents shall be in recordable form (but shall be without representation or warranty by, or recourse to, Lender, except that Lender shall represent that such assignment(s) has been duly authorized and that Lender has not assigned or encumbered the Mortgage or the other Loan

Confidential Treatment Requested by BANA	BANA-Soth-00182

Documents), (b) deliver to or as directed by Borrower (I) the original executed Note and all originally executed other notes held by Lender which may have been consolidated, amended and/or restated in connection with the execution of the Note or (II) with respect to any such notes held by Lender where the original has been lost, mutilated or destroyed (1) a lost note affidavit on Lender’s standard form thereof for the benefit of any assignee lender and the title insurance company insuring the Mortgage, as assigned, and (2) to the extent such title company confirms in writing that it cannot issue a title insurance policy to such assignee lender without exception for such lost, mutilated or destroyed Note or notes, a lost note indemnity for the benefit of such title company from, at Lender’s option, Lender or Lender’s custodian on Lender’s or Lender’s custodian’s standard from thereof (which such form shall be reasonably acceptable to Borrower), (c) execute and deliver an allonge with respect to the Note and any other note(s) described in clause (b) above, (d) deliver the original executed Mortgage or a certified copy thereof of record, and (e) execute and deliver such other instruments of conveyance, assignment, termination, severance and release (including appropriate UCC-3 termination statements) in recordable form as may be reasonably requested by Borrower to evidence such assignment and/or severance. All reasonable, out of pocket fees and expenses incurred by Lender in connection with the foregoing shall be paid by Borrower. Concurrently with the payment of the outstanding principal amount of, all unpaid interest on and all other sums due under the Note and the other Loan Documents (whether or not Borrower shall request an assignment as set forth in this Section 20.11), Lender shall, upon Borrower’s prior written request, deliver to Borrower (i) a payoff letter in Lender’s customary form thereof, (ii) all original Policies which may be held by or on behalf of Lender, (iii) any amounts held in the Reserve Accounts or any Letters of Credit held by Lender hereunder, and (iv) a termination of any guaranties delivered to Lender in connection with the Loan (excluding any environmental indemnity or guaranties which specifically survive repayment of the Loan), duly executed by Lender.

          Section 20.12. Inconsistencies With Sotheby’s Lease. Notwithstanding any provision of this Agreement or any of the other Loan Documents to the contrary (but subject to the last sentence of this Section 20.12), so long as the Sotheby’s Lease is in full force and effect, in the event that (a) Borrower is obligated to perform or comply with any covenant specifically relating to the use, operation, leasing, maintenance, repair, replacement or alteration of the Property contained in the Specified Provisions and Sotheby’s is not obligated to perform or comply with any such covenant under the Sotheby’s Lease, or such obligation is inconsistent with the obligation of Sotheby’s to perform or comply with such covenant under the Sotheby’s Lease, then Borrower shall not be obligated to perform or comply with such covenant or, in the case of an inconsistency, Borrower’s obligation to perform or comply with such covenant shall be such as would be consistent with Sotheby’s obligation to perform or comply with such covenant under the Sotheby’s Lease, (b) Borrower is prohibited or restricted from, or its rights are qualified or conditioned in any way with respect to, taking or refraining from taking any action specifically relating to the use, operation, leasing, maintenance, repair, replacement or alteration of the Property contained in the Specified Provisions and Sotheby’s is not prohibited or restricted from, or its rights are not so qualified or conditioned, with respect to taking or refraining from taking any such action under the Sotheby’s Lease, or the prohibition, restriction, qualification or condition imposed upon Borrower in connection with such action is inconsistent with the prohibition, restriction, qualification or condition imposed Sotheby’s under the Sotheby’s Lease, then Borrower shall not be so prohibited or restricted from, and its rights shall not be qualified or conditioned in any way with respect to, taking or refraining from taking any such action or, in

Confidential Treatment Requested by BANA	BANA-Soth-00183

the case of any such inconsistency, any such prohibition, restriction, qualification or condition shall be such as would be consistent with the prohibition, qualification or condition imposed on Sotheby’s under the Sotheby’s Lease, (c) Lender’s consent to any matter specifically relating to the use, operation, leasing, maintenance, repair, replacement or alteration of the Property is required under the Specified Provisions and Borrower’s consent, as landlord, is not similarly required under the Sotheby’s Lease, then Lender’s consent to such matter shall not be required, and (d) Lender’s consent to any matter specifically relating to the use, operation, leasing, maintenance, repair, replacement or alteration of the Property is required under the Specified Provisions and may be granted or denied in Lender’s sole discretion, but Borrower’s consent, as landlord, to such matter may not be unreasonably withheld under the Sotheby’s Lease, then Lender’s consent to such matter shall not be unreasonable withheld. Notwithstanding the foregoing provisions of this Section 20.12, Borrower acknowledges and agrees that the covenants contained in the following portions of this Agreement are consistent in all respects with, or do not impose any additional qualifications or restrictions with respect to, Borrower’s rights with respect to Sotheby’s under the Sotheby’s Lease (or if the same impose such additional obligations or restrictions, Borrower has accepted the same and acknowledges that the same are independent obligations of Borrower, separate and apart from the rights and obligations of Borrower and/or Sotheby’s under the Sotheby’s Lease) and, as such, the following portions of this Agreement are not subject to the terms and conditions contained in this Section 20.12: (i) Section 5.13(a)(iii)(A) and (B), and (ii) Section 9.2 (b).

[NO FURTHER TEXT ON THIS PAGE]

Confidential Treatment Requested by BANA	BANA-Soth-00184

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

BORROWER:

1334 YORK AVENUE L.P., a Delaware limited partnership

By:	1334 GP II LLC, a Delaware limited liability company, its general partner

By:

Name: Aby Rosen
Title: Member

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

Confidential Treatment Requested by BANA	BANA-Soth-00185

BORROWER PRINCIPAL:

Acknowledged and agreed to with respect to its obligations set forth in Article 4, Section 12.6, Article 13, Article 15 and Article 18 hereof:

Aby Rosen, an individual

Michael Fuchs, an individual

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

Confidential Treatment Requested by BANA	BANA-Soth-00186

LENDER:

BANK OF AMERICA, N,A. a national banking association

By:

Name: Dean C. Ravosa
Title: Principal

Confidential Treatment Requested by BANA	BANA-Soth-00187

SCHEDULE I

REPLACEMENTS

(attached hereto)

Confidential Treatment Requested by BANA	BANA-Soth-00188

Input Inflation Rate and Int. Rate for Rsve Acct. Input escrowed rsve amt in D10 (Yr 1) only if same amt. each year OR annual amis in D10-P10 if different each yr. If Underwritten amt. is different from escrow amt., input underwritten amt in D13.

REPLACEMENT RESERVE ANALYSIS

Project Name:	Sotheby’s Building Refinance				Office Square Feet:		406,110sf
Year Built:					Retail Square Feet:		0sf

Inflation Rate:	0.00%				Total Square Feet:		406,110sf
Interest Rate on Rsve Acct:	0.00%
		Year 1	Year 2	Year 3	Year 4	Year 5	Year 6	Year 7	Year 8	Year 9	Year 10	Year 11	Year 12
Annual Rsves Escrow Per Square Foot:		$0.26	$0.26	$0.26	$0.26	$0.26	$0.26	$0.26	$0.26	$0.26	$0.26	$0.26	$0.26
Avg. Annual Rsves Per Square Foot:	$ 0.26

Underwritten Annual Reserves Per Square Foot:	$ 0.26	- (input, If different form escrow)

ITEM		Immediate Repairs	Year 1	Year 2	Year 3	Year 4	Year 5	Year 6	Year 7	Year 8	Year 9	Year 10	Year 11	Year 12	Total

Concrete - parking garage													$13,500		$13.500
Asphalt & Striping - parking lot/parking garage															$—
Lighting - parking area and grounds															$0
Landscaping															$0
Drainage & irrigation System															$—
Plumbing Systems										$375	$375	$375	$5,975	$375	$7,475
Roof															$—
HVAC System													$76,454		$76,454
Building Facade													$505,500		$505,500
Windows & Doors															$—
Sprinklers															$—
Eleavtor / Escalator													$12,000	$12,000	$24,000
Building & Elevator - ADR upfit															$—
Lighting - common areas															$—
Carpeting & wallcoverings - common areas						$60,000	$60,000	$60,000	$60,000	$60,000	$60,000	$60,000	$60,000	$60,000	$540,000
Painting - Common areas															$—
Miscellaneous															$—
															$—
															$—
															$—

IMMEDIATE REPAIRS		$0													$—

Cash Requirements			$0	$0	$0	$60,000	$60,000	$60,000	$60,000	$60,375	$60,375	$60,375	$673,429	$72,375	$1,166.929

Inflation factor @	0.00%		100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%

CASH REQUIREMENTS W/ Inflation			$0	$0	$0	$60,000	$60,000	$60,000	$60,000	$60,375	$60,375	$60,375	$673,429	$72,375	$1,166,929

ANNUAL RESERVE COLLECTIONS			$105,589	$105,589	$105,589	$105,589	$105,589	$105,589	$105,589	$105,589	$105,589	$105,589	$105,589	$105,589	$1,267,063

Annual Surplus/(Shortfall)			$105,589	$105,589	$105,589	$45,589	$45,589	$45,589	$45,589	$45,214	$45,214	$45,214	($567,840)	$33,214

Interest @	0.00%		$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0

REVE BALANCE/(SHORTFALL)		$0	$105,589	$211,177	$316,766	$362,354	$407,943	$453,532	$499,120	$544,334	$589,547	$634,761	$66,921	$100.134

Confidential Treatment Requested by BANA	BANA-Soth-00189

Schedule 2.2(b)

Monthly Payments
(see attached)

Confidential Treatment Requested by BANA	BANA-Soth-00190

SCHEDULE 2.2(b)

Sotheby’s Monthly Payments

$25.0MM B-Note

Period	Date	Interest	Principal	Cash Flows
0	7/1/2005
1	8/1/2005	167,270.83	—	167,270.83
2	9/1/2005	167,270.83	—	167,270.83
3	10/1/2005	161,875.00	—	161,875.00
4	11/1/2005	167,270.83	—	167,270.83
5	12/1/2005	161,875.00	—	161,875.00
6	1/1/2006	167,270.83	—	167,270.83
7	2/1/2006	167,270.83	—	167,270.83
8	3/1/2006	151,083.33	—	151,083.33
9	4/1/2006	167,270.83	—	167,270.83
10	5/1/2006	161,875.00	—	161,875.00
11	6/1/2006	167,270.83	—	167,270.83
12	7/1/2006	161,875.00	—	161,875.00
13	8/1/2006	167,270.83	—	167,270.83
14	9/1/2006	167,270.83	—	167,270.83
15	10/1/2006	161,875.00	—	161,875.00
16	11/1/2006	167,270.83	—	167,270.83
17	12/1/2006	161,875.00	—	161,875.00
18	1/1/2007	167,270.83	—	167,270.83
19	2/1/2007	167,270.83	—	167,270.83
20	3/1/2007	151,083.33	—	151,083.33
21	4/1/2007	167,270.83	—	167,270.83
22	5/1/2007	161,875.00	—	161,875.00
23	6/1/2007	167,270.83	—	167,270.83
24	7/1/2007	161,875.00	—	161,875.00
25	8/1/2007	167,270.83	—	167,270.83
26	9/1/2007	167,270.83	—	167,270.83
27	10/1/2007	161,875.00	—	161,875.00
28	11/1/2007	167,270.83	—	167,270.83
29	12/1/2007	161,875.00	—	161,875.00
30	1/1/2008	167,270.83	—	167,270.83
31	2/1/2008	167,270.83	—	167,270.83
32	3/1/2008	156,479.17	—	156,479.17
33	4/1/2008	167,270.83	—	167,270.83
34	5/1/2008	161,875.00	—	161,875.00
35	6/1/2008	167,270.83	—	167,270.83
36	7/1/2008	161,875.00	—	161,875.00
37	8/1/2008	167,270.83	—	167,270.83
38	9/1/2008	167,270.83	—	167,270.83
39	10/1/2008	161,875.00	—	161,875.00
40	11/1/2008	167,270.83	—	167,270.83
41	12/1/2008	161,875.00	—	161,875.00
42	1/1/2009	167,270.83	—	167,270.83
43	2/1/2009	167,270.83	—	167,270.83
44	3/1/2009	151,083.33	—	151,083.33
45	4/1/2009	167,270.83	—	167,270.83
46	5/1/2009	161,875.00	—	161,875.00
47	6/1/2009	167,270.83	—	167,270.83
48	7/1/2009	161,875.00	—	161,875.00
49	8/1/2009	167,270.83	—	167,270.83
50	9/1/2009	167,270.83	—	167,270.83
51	10/1/2009	161,875.00	—	161,875.00
52	11/1/2009	167,270.83	—	167,270.83
53	12/1/2009	161,875.00	—	161,875.00
54	1/1/2010	167,270.83	—	167,270.83
55	2/1/2010	167,270.83	—	167,270.83
56	3/1/2010	151,083.33	—	151,083.33
57	4/1/2010	167,270.83	—	167,270.83

$210.0MM A-Note

Period	Date	Interest	Principal	Cash Flows
0	7/1/2005
1	8/1/2005	942,072.78	—	942,072.78
2	9/1/2005	942,072.78	—	942,072.78
3	10/1/2005	911,683.33	—	911,683.33
4	11/1/2005	942,072.78	—	942,072.78
5	12/1/2005	911,683.33	—	911,683.33
6	1/1/2006	942,072.78	—	942,072.78
7	2/1/2006	942,072.78	—	942,072.78
8	3/1/2006	850,904.44	—	850,904.44
9	4/1/2006	942,072.78	—	942,072.78
10	5/1/2006	911,683.33	—	911,683.33
11	6/1/2006	942,072.78	—	942,072.78
12	7/1/2006	911,683.33	—	911,683.33
13	8/1/2006	942,072.78	—	942,072.78
14	9/1/2006	942,072.78	—	942,072.78
15	10/1/2006	911,683.33	—	911,683.33
16	11/1/2006	942,072.78	—	942,072.78
17	12/1/2006	911,683.33	—	911,683.33
18	1/1/2007	942,072.78	—	942,072.78
19	2/1/2007	942,072.78	—	942,072.78
20	3/1/2007	850,904.44	—	850,904.44
21	4/1/2007	942,072.78	—	942,072.78
22	5/1/2007	911,683.33	—	911,683.33
23	6/1/2007	942,072.78	—	942,072.78
24	7/1/2007	911,683.33	—	911,683.33
25	8/1/2007	942,072.78	—	942,072.78
26	9/1/2007	942,072.78	—	942,072.78
27	10/1/2007	911,683.33	—	911,683.33
28	11/1/2007	942,072.78	—	942,072.78
29	12/1/2007	911,683.33	—	911,683.33
30	1/1/2008	942,072.78	—	942,072.78
31	2/1/2008	942,072.78	—	942,072.78
32	3/1/2008	881,293.89	—	881,293.89
33	4/1/2008	942,072.78	—	942,072.78
34	5/1/2008	911,683.33	—	911,683.33
35	6/1/2008	942,072.78	—	942,072.78
36	7/1/2008	911,683.33	—	911,683.33
37	8/1/2008	942,072.78	—	942,072.78
38	9/1/2008	942,072.78	—	942,072.78
39	10/1/2008	911,683.33	—	911,683.33
40	11/1/2008	942,072.78	—	942,072.78
41	12/1/2008	911,683.33	—	911,683.33
42	1/1/2009	942,072.78	—	942,072.78
43	2/1/2009	942,072.78	—	942,072.78
44	3/1/2009	850,904.44	—	850,904.44
45	4/1/2009	942,072.78	—	942,072.78
46	5/1/2009	911,683.33	—	911,683.33
47	6/1/2009	942,072.78	—	942,072.78
48	7/1/2009	911,683.33	—	911,683.33
49	8/1/2009	942,072.78	—	942,072.78
50	9/1/2009	942,072.78	—	942,072.78
51	10/1/2009	911,683.33	—	911,683.33
52	11/1/2009	942,072.78	—	942,072.78
53	12/1/2009	911,683.33	—	911,683.33
54	1/1/2010	942,072.78	—	942,072.78
55	2/1/2010	942,072.78	—	942,072.78
56	3/1/2010	850,904.44	—	850,904.44
57	4/1/2010	942,072.78	—	942,072.78

Confidential Treatment Requested by BANA	BANA-Soth-00191

SCHEDULE 2.2(b)

Sotheby’s Monthly Payments

$25.0MM B-Note

58	5/1/2010	161,875.00	—	161,875.00
59	6/1/2010	167,270.83	—	167,270.83
60	7/1/2010	161,875.00	—	161,875.00
61	8/1/2010	167,270.83	23,649.76	190,920.60
62	9/1/2010	167,112.60	23,761.41	190,874.00
63	10/1/2010	161,568.01	27,673.30	189,241.31
64	11/1/2010	166,768.46	24,004.21	190,772.67
65	12/1/2010	161,233.40	27,909.38	189,142.78
66	1/1/2011	166,421.11	24,249.27	190,670.38
67	2/1/2011	166,258.86	24,363.74	190,622.61
68	3/1/2011	150,022.06	35,819.36	185,841.42
69	4/1/2011	165,856.19	24,647.85	190,504.03
70	5/1/2011	160,346.39	28,535.19	188,881.59
71	6/1/2011	165,500.35	24,898.90	190,399.25
72	7/1/2011	160,000.41	28,779.30	188,779.71
73	8/1/2011	165,141.20	25,152.30	190,293.49
74	9/1/2011	164,972.91	25,271.03	190,243.94
75	10/1/2011	159,487.57	29,141.12	188,628.69
76	11/1/2011	164,608.84	25,527.89	190,136.73
77	12/1/2011	159,133.59	29,390.87	188,524.46
78	1/1/2012	164,241.39	25,787.14	190,028.53
79	2/1/2012	164,068.85	25,908.87	189,977.72
80	3/1/2012	153,321.60	33,491.43	186,813.02
81	4/1/2012	163,671.42	26,189.28	189,860.69
82	5/1/2012	158,222.12	30,033.94	188,256.06
83	6/1/2012	163,295.24	26,454.68	189,749.92
84	7/1/2012	157,856.35	30,292.00	188,148.36
85	8/1/2012	162,915.55	26,722.56	189,638.12
86	9/1/2012	162,736.76	26,848.71	189,585.47
87	10/1/2012	157,313.34	30,675.12	187,988.46
88	11/1/2012	162,351.88	27,120.26	189,472.13
89	12/1/2012	156,939.11	30,939.14	187,878.26
90	1/1/2013	161,963.41	27,394.33	189,357.74
91	2/1/2013	161,780.12	27,523.65	189,303.77
92	3/1/2013	145,957.64	38,686.95	184,644.59
93	4/1/2013	161,337.12	27,836.21	189,173.32
94	5/1/2013	155,952.45	31,635.27	187,587.72
95	6/1/2013	160,939.20	28,116.95	189,056.15
96	7/1/2013	155,565.56	31,908.24	187,473.79
97	8/1/2013	160,537.58	28,400.30	188,937.89
98	9/1/2013	160,347.56	28,534.37	188,881.93
99	10/1/2013	154,990.30	32,314.10	187,304.40
100	11/1/2013	159,940.43	28,821.61	188,762.05
101	12/1/2013	154,594.45	32,593.39	187,187.83
102	1/1/2014	159,529.52	29,111.53	188,641.04
103	2/1/2014	159,334.74	29,248.95	188,583.69
104	3/1/2014	143,738.48	40,252.64	183,991.12
105	4/1/2014	158,869.71	29,577.04	188,446.75
106	5/1/2014	153,553.37	33,327.90	186,881.27
107	6/1/2014	158,448.83	29,873.99	188,322.82
108	7/1/2014	153,144.14	33,616.63	186,760.77
109	8/1/2014	158,024.02	30,173.71	188,197.73
110	9/1/2014	157,822.13	30,316.14	188,138.28
111	10/1/2014	152,534.80	34,046.54	186,581.34
112	11/1/2014	157,391.49	30,619.98	188,011.47
113	12/1/2014	152,116.08	34,341.96	186,458.04
114	1/1/2015	156,956.84	30,926.64	187,883.48
115	2/1/2015	156,749.92	31,072.63	187,822.55
116	3/1/2015	141,392.79	41,907.61	183,300.40
117	4/1/2015	156,261.62	31,417.14	187,678.76
118	5/1/2015	151,017.50	35,117.05	186,134.54

$210.0MM A-Note

58	5/1/2010	911,683.33	—	911,683.33
59	6/1/2010	942,072.78	—	942,072.78
60	7/1/2010	911,683.33	—	911,683.33
61	8/1/2010	942,072.78	198,658.02	1,140,730.80
62	9/1/2010	941,181.59	199,595.81	1,140,777.40
63	10/1/2010	909,954.37	232,455.71	1,142,410.09
64	11/1/2010	939,243.38	201,635.36	1,140,878.73
65	12/1/2010	908,069.83	234,438.79	1,142,508.62
66	1/1/2011	937,287.12	203,693.90	1,140,981.02
67	2/1/2011	936,373.34	204,655.45	1,141,028.79
68	3/1/2011	844,927.31	300,882.66	1,145,809.98
69	4/1/2011	934,105.46	207,041.90	1,141,147.37
70	5/1/2011	903,074.19	239,695.63	1,142,769.81
71	6/1/2011	932,101.37	209,150.78	1,141,252.15
72	7/1/2011	901,125.59	241,746.11	1,142,871.69
73	8/1/2011	930,078.62	211,279.29	1,141,357.91
74	9/1/2011	929,130.81	212,276.65	1,141,407.46
75	10/1/2011	898,237.28	244,785.43	1,143,022.71
76	11/1/2011	927,080.40	214,434.27	1,141,514.67
77	12/1/2011	896,243.65	246,883.30	1,143,126.94
78	1/1/2012	925,010.90	216,611.97	1,141,622.87
79	2/1/2012	924,039.17	217,634.51	1,141,673.68
80	3/1/2012	863,510.40	281,327.97	1,144,838.38
81	4/1/2012	921,800.79	219,989.92	1,141,790.71
82	5/1/2012	891,110.23	252,285.11	1,143,395.34
83	6/1/2012	919,682.14	222,219.34	1,141,901.48
84	7/1/2012	889,050.24	254,452.81	1,143,503.04
85	8/1/2012	917,543.76	224,469.53	1,142,013.28
86	9/1/2012	916,536.77	225,529.16	1,142,065.93
87	10/1/2012	885,991.97	257,670.97	1,143,662.94
88	11/1/2012	914,369.11	227,810.16	1,142,179.27
89	12/1/2012	883,884.33	259,888.81	1,143,773.14
90	1/1/2013	912,181.26	230,112.40	1,142,293.66
91	2/1/2013	911,148.96	231,198.67	1,142,347.63
92	3/1/2013	822,036.46	324,970.35	1,147,006.81
93	4/1/2013	908,653.95	233,824.13	1,142,478.08
94	5/1/2013	878,327.42	265,736.26	1,144,063.68
95	6/1/2013	906,412.90	236,182.36	1,142,595.25
96	7/1/2013	876,148.42	268,029.19	1,144,177.61
97	8/1/2013	904,150.97	238,562.54	1,142,713.51
98	9/1/2013	903,080.77	239,688.70	1,142,769.47
99	10/1/2013	872,908.56	271,438.44	1,144,347.00
100	11/1/2013	900,787.82	242,101.54	1,142,889.35
101	12/1/2013	870,679.10	273,784.47	1,144,463.57
102	1/1/2014	898,473.52	244,536.83	1,143,010.36
103	2/1/2014	897,376.52	245,691.20	1,143,067.71
104	3/1/2014	809,538.10	338,122.17	1,147,660.28
105	4/1/2014	894,757.49	248,447.15	1,143,204.65
106	5/1/2014	864,815.75	279,954.37	1,144,770.13
107	6/1/2014	892,387.05	250,941.53	1,143,328.58
108	7/1/2014	862,510.95	282,379.68	1,144,890.63
109	8/1/2014	889,994.54	253,459.13	1,143,453.67
110	9/1/2014	888,857.51	254,655.61	1,143,513.12
111	10/1/2014	859,079.14	285,990.93	1,145,070.06
112	11/1/2014	886,432.13	257,207.80	1,143,639.93
113	12/1/2014	856,720.92	288,472.44	1,145,193.36
114	1/1/2015	883,984.18	259,783.74	1,143,767.92
115	2/1/2015	882,818.77	261,010.08	1,143,828.85
116	3/1/2015	796,327.11	352,023.90	1,148,351.00
117	4/1/2015	880,068.67	263,903.97	1,143,972.64
118	5/1/2015	850,533.65	294,983.20	1,145,516.86

Confidential Treatment Requested by BANA	BANA-Soth-00192

SCHEDULE 2.2(b)

Sotheby’s Monthly Payments

$25.0MM B-Note

119	6/1/2015	155,816.45	31,731.22	187,547.67
120	7/1/2015	150,584.65	35,422.43	186,007.09
121	8/1/2015	155,367.14	32,048.23	187,415.37
122	9/1/2015	155,152.71	32,199.52	187,352.22
123	10/1/2015	149,939.29	35,877.76	185,817.05
124	11/1/2015	154,697.21	32,520.88	187,218.10
125	12/1/2015	149,496.41	36,190.23	185,686.64
126	1/1/2016	154,237.48	32,845.24	187,082.72
127	2/1/2016	154,017.72	33,000.29	187,018.01
128	3/1/2016	143,874.54	40,156.65	184,031.19
129	4/1/2016	153,528.24	33,345.64	186,873.87
130	5/1/2016	148,359.80	36,992.14	185,351.94
131	6/1/2016	153,057.62	33,677.67	186,735.29
132	7/1/2016	147,902.21	37,314.99	185,217.20
133	8/1/2016	152,582.62	34,012.80	186,595.42
134	9/1/2016	152,355.04	34,173.36	186,528.41
135	10/1/2016	147,219.09	37,796.95	185,016.04
136	11/1/2016	151,873.50	34,513.11	186,386.61
137	12/1/2016	146,750.89	38,127.29	184,878.17
138	1/1/2017	151,387.48	34,856.01	186,243.49
139	2/1/2017	151,154.26	35,020.55	186,174.82
140	3/1/2017	136,314.79	45,490.31	181,805.10
141	4/1/2017	150,615.58	35,400.62	186,016.19
142	5/1/2017	145,527.79	38,990.22	184,518.01
143	6/1/2017	150,117.84	35,751.79	185,869.63
144	7/1/2017	145,043.84	39,331.67	184,375.51
145	8/1/2017	149,615.47	36,106.23	185,721.70
146	9/1/2017	149,373.89	36,276.67	185,650.56
147	10/1/2017	144,320.49	39,842.02	184,162.50
148	11/1/2017	148,864.59	36,636.00	185,500.59
149	12/1/2017	143,825.29	40,191.39	184,016.69
150	1/1/2018	148,350.55	36,998.67	185,349.22
151	2/1/2018	148,103.00	37,173.32	185,276.33
152	3/1/2018	133,545.80	47,443.92	180,989.73
153	4/1/2018	147,536.84	37,572.77	185,109.61
154	5/1/2018	142,534.30	41,102.23	183,636.53
155	6/1/2018	147,010.44	37,944.16	184,954.60
156	7/1/2018	142,022.48	41,463.34	183,485.82
157	8/1/2018	146,479.14	38,319.02	184,798.15
158	9/1/2018	146,222.75	38,499.90	184,722.66
159	10/1/2018	141,256.60	42,003.69	183,260.29
160	11/1/2018	145,684.12	38,879.93	184,564.05
161	12/1/2018	140,732.88	42,373.20	183,106.08
162	1/1/2019	145,140.46	39,263.50	184,403.96
163	2/1/2019	144,877.76	39,448.84	184,326.60
164	3/1/2019	130,618.93	49,508.93	180,127.86
165	4/1/2019	144,282.56	39,868.78	184,151.33
166	5/1/2019	139,370.13	43,334.66	182,704.79
167	6/1/2019	143,725.86	40,261.55	183,987.41
168	7/1/2019	138,828.85	43,716.56	182,545.40
169	8/1/2019	143,163.97	40,657.98	183,821.95
170	9/1/2019	142,891.94	40,849.91	183,741.84
171	10/1/2019	138,018.02	44,288.62	182,306.64
172	11/1/2019	142,322.29	41,251.81	183,574.10
173	12/1/2019	137,464.14	44,679.40	182,143.54
174	1/1/2020	141,747.34	41,657.46	183,404.80
175	2/1/2020	141,468.62	41,854.11	183,322.72
176	3/1/2020	132,079.64	48,478.35	180,557.99
177	4/1/2020	140,864.22	42,280.53	183,144.75
178	5/1/2020	136,046.44	45,679.64	181,726.08
179	6/1/2020	140,275.69	42,695.76	182,971.45

$210.0MM A-Note

119	6/1/2015	877,561.46	266,542.26	1,144,103.73
120	7/1/2015	848,095.88	297,548.44	1,145,644.31
121	8/1/2015	875,030.92	269,205.12	1,144,236.03
122	9/1/2015	873,823.25	270,475.93	1,144,299.18
123	10/1/2015	844,461.17	301,373.18	1,145,834.35
124	11/1/2015	871,257.90	273,175.41	1,144,433.30
125	12/1/2015	841,966.85	303,997.91	1,145,964.76
126	1/1/2016	868,668.66	275,900.02	1,144,568.68
127	2/1/2016	867,430.96	277,202.43	1,144,633.39
128	3/1/2016	810,304.35	337,315.86	1,147,620.21
129	4/1/2016	864,674.19	280,103.33	1,144,777.53
130	5/1/2016	835,565.45	310,734.01	1,146,299.46
131	6/1/2016	862,023.66	282,892.45	1,144,916.11
132	7/1/2016	832,988.31	313,445.89	1,146,434.20
133	8/1/2016	859,348.45	285,707.53	1,145,055.98
134	9/1/2016	858,066.75	287,056.24	1,145,122.99
135	10/1/2016	829,140.97	317,494.39	1,146,635.36
136	11/1/2016	855,354.70	289,910.09	1,145,264.79
137	12/1/2016	826,504.01	320,269.22	1,146,773.23
138	1/1/2017	852,617.40	292,790.51	1,145,407.91
139	2/1/2017	851,303.92	294,172.66	1,145,476.58
140	3/1/2017	767,727.70	382,118.60	1,149,846.30
141	4/1/2017	848,270.04	297,365.17	1,145,635.21
142	5/1/2017	819,615.52	327,517.86	1,147,133.39
143	6/1/2017	845,466.77	300,315.00	1,145,781.77
144	7/1/2017	816,889.88	330,386.01	1,147,275.89
145	8/1/2017	842,637.41	303,292.29	1,145,929.70
146	9/1/2017	841,276.82	304,724.02	1,146,000.84
147	10/1/2017	812,815.95	334,672.95	1,147,488.90
148	11/1/2017	838,408.45	307,742.36	1,146,150.81
149	12/1/2017	810,027.00	337,607.72	1,147,634.71
150	1/1/2018	835,513.37	310,788.81	1,146,302.18
151	2/1/2018	834,119.15	312,255.92	1,146,375.07
152	3/1/2018	752,132.71	398,528.97	1,150,661.67
153	4/1/2018	830,930.53	315,611.26	1,146,541.79
154	5/1/2018	802,756.14	345,258.73	1,148,014.87
155	6/1/2018	827,965.82	318,730.97	1,146,696.80
156	7/1/2018	799,873.53	348,292.05	1,148,165.58
157	8/1/2018	824,973.52	321,879.73	1,146,853.25
158	9/1/2018	823,529.55	323,399.20	1,146,928.74
159	10/1/2018	795,560.09	352,831.02	1,148,391.11
160	11/1/2018	820,495.94	326,591.42	1,147,087.35
161	12/1/2018	792,610.48	355,934.85	1,148,545.32
162	1/1/2019	817,434.08	329,813.36	1,147,247.44
163	2/1/2019	815,954.52	331,370.28	1,147,324.80
164	3/1/2019	735,648.49	415,875.05	1,151,523.54
165	4/1/2019	812,602.33	334,897.73	1,147,500.07
166	5/1/2019	784,935.45	364,011.16	1,148,946.61
167	6/1/2019	809,466.98	338,197.01	1,147,663.99
168	7/1/2019	781,886.91	367,219.08	1,149,106.00
169	8/1/2019	806,302.44	341,527.01	1,147,829.45
170	9/1/2019	804,770.33	343,139.22	1,147,909.56
171	10/1/2019	777,320.31	372,024.45	1,149,344.76
172	11/1/2019	801,562.07	346,515.23	1,148,077.30
173	12/1/2019	774,200.88	375,306.97	1,149,507.86
174	1/1/2020	798,323.93	349,922.67	1,148,246.60
175	2/1/2020	796,754.15	351,574.52	1,148,328.68
176	3/1/2020	743,875.23	407,218.18	1,151,093.41
177	4/1/2020	793,350.16	355,156.49	1,148,506.65
178	5/1/2020	766,216.36	383,708.96	1,149,925.32
179	6/1/2020	790,035.57	358,644.38	1,148,679.95

Confidential Treatment Requested by BANA	BANA-Soth-00193

SCHEDULE 2.2(b)

Sotheby’s Monthly Payments

$25.0MM B-Note

180	7/1/2020	135,474.21	46,083.37	181,557.58
181	8/1/2020	139,681.68	43,114.85	182,796.53
182	9/1/2020	139,393.21	43,318.38	182,711.59
183	10/1/2020	134,616.17	46,688.75	181,304.91
184	11/1/2020	138,790.99	43,743.27	182,534.25
185	12/1/2020	134,030.62	47,101.87	181,132.49
186	1/1/2021	138,183.16	44,172.11	182,355.27
187	2/1/2021	137,887.61	44,380.63	182,268.24
188	3/1/2021	124,275.44	53,984.48	178,259.92
189	4/1/2021	137,229.46	44,844.98	182,074.44
190	5/1/2021	132,512.33	48,173.07	180,685.41
191	6/1/2021	136,607.09	45,284.08	181,891.17
192	7/1/2021	131,907.20	48,600.01	180,507.21
193	8/1/2021	135,978.93	45,727.27	181,706.20
194	9/1/2021	135,672.98	45,943.13	181,616.11
195	10/1/2021	130,998.95	49,240.82	180,239.77
196	11/1/2021	135,036.12	46,392.46	181,428.57
197	12/1/2021	130,379.72	49,677.70	180,057.42
198	1/1/2022	134,393.33	46,845.97	181,239.29
199	2/1/2022	134,079.89	47,067.11	181,147.00
200	3/1/2022	120,819.97	56,422.43	177,242.40
201	4/1/2022	133,387.46	47,555.64	180,943.10
202	5/1/2022	128,776.72	50,808.68	179,585.39
203	6/1/2022	132,729.32	48,019.98	180,749.30
204	7/1/2022	128,136.80	51,260.16	179,396.96
205	8/1/2022	132,065.05	48,488.64	180,553.70
206	9/1/2022	131,740.62	48,717.54	180,458.16
207	10/1/2022	127,175.48	51,938.40	179,113.88
208	11/1/2022	131,067.15	49,192.70	180,259.85
209	12/1/2022	126,520.66	52,400.40	178,921.06
210	1/1/2023	130,387.41	49,672.28	180,059.69
211	2/1/2023	130,055.06	49,906.76	179,961.82
212	3/1/2023	117,167.48	58,999.39	176,166.87
213	4/1/2023	129,326.39	50,420.87	179,747.25
214	5/1/2023	124,828.09	53,594.57	178,422.66
215	6/1/2023	128,630.44	50,911.88	179,542.32
216	7/1/2023	124,151.41	54,071.99	178,223.40
217	8/1/2023	127,928.01	51,407.47	179,335.48
218	9/1/2023	127,584.05	51,650.14	179,234.19
219	10/1/2023	123,134.00	54,789.81	177,923.81
220	11/1/2023	126,871.88	52,152.61	179,024.48
221	12/1/2023	122,441.55	55,278.35	177,719.90
222	1/1/2024	126,153.07	52,659.75	178,812.82
223	2/1/2024	125,800.74	52,908.33	178,709.07
224	3/1/2024	117,353.40	58,868.22	176,221.62
225	4/1/2024	125,052.86	53,435.99	178,488.84
226	5/1/2024	120,672.90	56,526.20	177,199.10
227	6/1/2024	124,317.12	53,955.07	178,272.19
228	7/1/2024	119,957.53	57,030.91	176,988.44
229	8/1/2024	123,574.53	54,479.00	178,053.53
230	9/1/2024	123,210.02	54,736.17	177,946.19
231	10/1/2024	118,881.09	57,790.38	176,671.47
232	11/1/2024	122,457.12	55,267.36	177,724.49
233	12/1/2024	118,149.04	58,306.87	176,455.90
234	1/1/2025	121,697.22	55,803.50	177,500.72
235	2/1/2025	121,323.85	56,066.93	177,390.78
236	3/1/2025	109,244.00	64,589.68	173,833.67
237	4/1/2025	120,516.55	56,636.50	177,153.06
238	5/1/2025	116,262.20	59,638.09	175,900.30
239	6/1/2025	119,738.58	57,185.39	176,923.97
240	7/1/2025	115,505.77	60,171.78	175,677.55

$210.0MM A-Note

180	7/1/2020	762,993.55	387,100.27	1,150,093.82
181	8/1/2020	786,690.11	362,164.75	1,148,854.87
182	9/1/2020	785,065.42	363,874.39	1,148,939.81
183	10/1/2020	758,161.02	392,185.47	1,150,346.49
184	11/1/2020	781,673.69	367,443.46	1,149,117.15
185	12/1/2020	754,863.21	395,655.70	1,150,518.91
186	1/1/2021	778,250.38	371,045.75	1,149,296.13
187	2/1/2021	776,585.84	372,797.31	1,149,383.16
188	3/1/2021	699,921.83	453,469.65	1,153,391.48
189	4/1/2021	772,879.16	376,697.80	1,149,576.96
190	5/1/2021	746,312.20	404,653.80	1,150,965.99
191	6/1/2021	769,373.97	380,386.26	1,149,760.23
192	7/1/2021	742,904.07	408,240.12	1,151,144.19
193	8/1/2021	765,836.14	384,109.06	1,149,945.20
194	9/1/2021	764,113.01	385,922.28	1,150,035.29
195	10/1/2021	737,788.78	413,622.86	1,151,411.63
196	11/1/2021	760,526.20	389,696.63	1,150,222.83
197	12/1/2021	734,301.29	417,292.69	1,151,593.98
198	1/1/2022	756,906.00	393,506.11	1,150,412.11
199	2/1/2022	755,140.70	395,363.70	1,150,504.40
200	3/1/2022	680,460.59	473,948.41	1,154,409.00
201	4/1/2022	751,240.92	399,467.38	1,150,708.30
202	5/1/2022	725,273.11	426,792.90	1,152,066.01
203	6/1/2022	747,534.26	403,367.84	1,150,902.10
204	7/1/2022	721,669.09	430,585.35	1,152,254.44
205	8/1/2022	743,793.10	407,304.61	1,151,097.70
206	9/1/2022	741,965.91	409,227.33	1,151,193.24
207	10/1/2022	716,254.92	436,282.59	1,152,537.52
208	11/1/2022	738,172.90	413,218.66	1,151,391.55
209	12/1/2022	712,566.94	440,163.40	1,152,730.34
210	1/1/2023	734,344.57	417,247.14	1,151,591.71
211	2/1/2023	732,472.78	419,216.80	1,151,689.58
212	3/1/2023	659,889.68	495,594.85	1,155,484.53
213	4/1/2023	728,368.88	423,535.27	1,151,904.15
214	5/1/2023	703,034.39	450,194.35	1,153,228.74
215	6/1/2023	724,449.27	427,659.81	1,152,109.08
216	7/1/2023	699,223.32	454,204.68	1,153,428.00
217	8/1/2023	720,493.17	431,822.75	1,152,315.92
218	9/1/2023	718,555.99	433,861.22	1,152,417.21
219	10/1/2023	693,493.22	460,234.37	1,153,727.59
220	11/1/2023	714,545.02	438,081.89	1,152,626.92
221	12/1/2023	689,593.32	464,338.18	1,153,931.50
222	1/1/2024	710,496.71	442,341.87	1,152,838.58
223	2/1/2024	708,512.34	444,429.99	1,152,942.33
224	3/1/2024	660,936.75	494,493.03	1,155,429.78
225	4/1/2024	704,300.27	448,862.28	1,153,162.56
226	5/1/2024	679,632.24	474,820.06	1,154,452.30
227	6/1/2024	700,156.58	453,222.63	1,153,379.21
228	7/1/2024	675,603.28	479,059.67	1,154,662.96
229	8/1/2024	695,974.30	457,623.57	1,153,597.87
230	9/1/2024	693,921.38	459,783.83	1,153,705.21
231	10/1/2024	669,540.73	485,439.20	1,154,979.93
232	11/1/2024	689,681.05	464,245.86	1,153,926.91
233	12/1/2024	665,417.82	489,777.68	1,155,195.50
234	1/1/2025	685,401.24	468,749.44	1,154,150.68
235	2/1/2025	683,298.40	470,962.22	1,154,260.62
236	3/1/2025	615,264.45	542,553.28	1,157,817.73
237	4/1/2025	678,751.71	475,746.63	1,154,498.34
238	5/1/2025	654,791.11	500,959.99	1,155,751.10
239	6/1/2025	674,370.14	480,357.29	1,154,727.43
240	7/1/2025	650,530.87	505,442.98	1,155,973.85

Confidential Treatment Requested by BANA	BANA-Soth-00194

SCHEDULE 2.2(b)

Sotheby’s Monthly Payments

$25.0MM B-Note

241	8/1/2025	118,953.36	57,739.39	176,692.75
242	9/1/2025	118,567.04	58,011.95	176,578.99
243	10/1/2025	114,366.67	60,975.46	175,342.13
244	11/1/2025	117,770.91	58,573.65	176,344.56
245	12/1/2025	113,592.59	61,521.60	175,114.19
246	1/1/2026	116,967.38	59,140.57	176,107.95
247	2/1/2026	116,571.68	59,419.75	175,991.43
248	3/1/2026	104,931.45	67,632.32	172,563.78
249	4/1/2026	115,721.59	60,019.51	175,741.10
250	5/1/2026	111,600.01	62,927.43	174,527.44
251	6/1/2026	114,898.97	60,599.90	175,498.87
252	7/1/2026	110,800.17	63,491.74	174,291.91
253	8/1/2026	114,068.70	61,185.69	175,254.38
254	9/1/2026	113,659.31	61,474.52	175,133.83
255	10/1/2026	109,594.84	64,342.15	173,936.98
256	11/1/2026	112,817.50	62,068.45	174,885.95
257	12/1/2026	108,776.33	64,919.63	173,695.96
258	1/1/2027	111,967.84	62,667.91	174,635.75
259	2/1/2027	111,548.54	62,963.74	174,512.28
260	3/1/2027	100,373.01	70,848.46	171,221.47
261	4/1/2027	110,653.22	63,595.42	174,248.64
262	5/1/2027	106,671.98	66,404.32	173,076.30
263	6/1/2027	109,783.42	64,209.10	173,992.51
264	7/1/2027	105,826.26	67,001.00	172,827.27
265	8/1/2027	108,905.51	64,828.49	173,734.00
266	9/1/2027	108,471.76	65,134.52	173,606.28
267	10/1/2027	104,550.92	67,900.80	172,451.72
268	11/1/2027	107,581.64	65,762.53	173,344.17
269	12/1/2027	103,685.45	68,511.42	172,196.87
270	1/1/2028	106,683.23	66,396.38	173,079.62
271	2/1/2028	106,238.99	66,709.81	172,948.80
272	3/1/2028	98,967.31	71,840.23	170,807.54
273	4/1/2028	105,311.97	67,363.85	172,675.83
274	5/1/2028	101,478.63	70,068.41	171,547.04
275	6/1/2028	104,392.44	68,012.62	172,405.05
276	7/1/2028	100,584.56	70,699.21	171,283.76
277	8/1/2028	103,464.34	68,667.42	172,131.76
278	9/1/2028	103,004.90	68,991.58	171,996.47
279	10/1/2028	99,235.44	71,651.06	170,886.49
280	11/1/2028	102,063.88	69,655.50	171,719.37
281	12/1/2028	98,320.48	72,296.59	170,617.07
282	1/1/2029	101,114.10	70,325.60	171,439.70
283	2/1/2029	100,643.56	70,657.58	171,301.14
284	3/1/2029	90,476.86	77,830.53	168,307.39
285	4/1/2029	99,650.05	71,358.53	171,008.59
286	5/1/2029	95,973.49	73,952.47	169,925.96
287	6/1/2029	98,677.80	72,044.49	170,722.29
288	7/1/2029	95,028.16	74,619.43	169,647.59
289	8/1/2029	97,696.50	72,736.83	170,433.33
290	9/1/2029	97,209.83	73,080.19	170,290.02
291	10/1/2029	93,600.83	75,626.46	169,227.30
292	11/1/2029	96,214.86	73,782.18	169,997.04
293	12/1/2029	92,633.41	76,309.01	168,942.42
294	1/1/2030	95,210.62	74,490.70	169,701.32
295	2/1/2030	94,712.22	74,842.34	169,554.56
296	3/1/2030	85,094.22	81,628.17	166,722.39
297	4/1/2030	93,665.30	75,580.98	169,246.28
298	5/1/2030	90,154.45	78,058.00	168,212.45
299	6/1/2030	92,637.33	76,306.25	168,943.58
300	7/1/2030	89,154.94	78,763.19	167,918.13
301	8/1/2030	91,599.78	77,038.27	168,638.05

$210.0MM A-Note

241	8/1/2025	669,947.78	485,010.86	1,154,958.65
242	9/1/2025	667,772.00	487,300.41	1,155,072.41
243	10/1/2025	644,115.42	512,193.85	1,156,309.27
244	11/1/2025	663,288.20	492,018.64	1,155,306.84
245	12/1/2025	639,755.79	516,781.43	1,156,537.21
246	1/1/2026	658,762.67	496,780.79	1,155,543.45
247	2/1/2026	656,534.08	499,125.90	1,155,659.97
248	3/1/2026	590,976.10	568,111.52	1,159,087.62
249	4/1/2026	651,746.38	504,163.91	1,155,910.30
250	5/1/2026	628,533.56	528,590.40	1,157,123.96
251	6/1/2026	647,113.39	509,039.14	1,156,152.53
252	7/1/2026	624,028.84	533,330.64	1,157,359.49
253	8/1/2026	642,437.25	513,959.76	1,156,397.02
254	9/1/2026	640,131.60	516,385.97	1,156,517.57
255	10/1/2026	617,240.38	540,474.04	1,157,714.42
256	11/1/2026	635,390.46	521,374.99	1,156,765.45
257	12/1/2026	612,630.52	545,324.92	1,157,955.44
258	1/1/2027	630,605.18	526,410.47	1,157,015.65
259	2/1/2027	628,243.67	528,895.45	1,157,139.12
260	3/1/2027	565,302.85	595,127.08	1,160,429.93
261	4/1/2027	623,201.24	534,201.52	1,157,402.76
262	5/1/2027	600,778.81	557,796.28	1,158,575.10
263	6/1/2027	618,302.47	539,356.42	1,157,658.89
264	7/1/2027	596,015.69	562,808.44	1,158,824.13
265	8/1/2027	613,358.09	544,559.31	1,157,917.40
266	9/1/2027	610,915.16	547,129.96	1,158,045.12
267	10/1/2027	588,832.94	570,366.74	1,159,199.68
268	11/1/2027	605,902.00	552,405.23	1,158,307.23
269	12/1/2027	583,958.59	575,495.93	1,159,454.53
270	1/1/2028	600,842.17	557,729.61	1,158,571.78
271	2/1/2028	598,340.16	560,362.44	1,158,702.60
272	3/1/2028	557,385.93	603,457.93	1,160,843.86
273	4/1/2028	593,119.19	565,856.38	1,158,975.57
274	5/1/2028	571,529.73	588,574.63	1,160,104.36
275	6/1/2028	587,940.34	571,306.00	1,159,246.35
276	7/1/2028	566,494.29	593,873.35	1,160,367.64
277	8/1/2028	582,713.28	576,806.36	1,159,519.64
278	9/1/2028	580,125.69	579,529.24	1,159,654.93
279	10/1/2028	558,896.02	601,868.89	1,160,764.91
280	11/1/2028	574,825.87	585,106.16	1,159,932.03
281	12/1/2028	553,742.95	607,291.38	1,161,034.33
282	1/1/2029	569,476.70	590,735.00	1,160,211.70
283	2/1/2029	566,826.63	593,523.63	1,160,350.26
284	3/1/2029	509,567.52	653,776.49	1,163,344.01
285	4/1/2029	561,231.16	599,411.65	1,160,642.81
286	5/1/2029	540,524.68	621,200.76	1,161,725.44
287	6/1/2029	555,755.42	605,173.69	1,160,929.11
288	7/1/2029	535,200.56	626,803.25	1,162,003.81
289	8/1/2029	550,228.70	610,989.37	1,161,218.07
290	9/1/2029	547,487.76	613,873.62	1,161,361.38
291	10/1/2029	527,161.83	635,262.28	1,162,424.10
292	11/1/2029	541,884.06	619,770.30	1,161,654.36
293	12/1/2029	521,713.29	640,995.69	1,162,708.98
294	1/1/2030	536,228.19	625,721.89	1,161,950.08
295	2/1/2030	533,421.16	628,675.68	1,162,096.84
296	3/1/2030	479,252.41	685,676.60	1,164,929.01
297	4/1/2030	527,524.90	634,880.22	1,162,405.12
298	5/1/2030	507,751.73	655,687.22	1,163,438.95
299	6/1/2030	521,735.33	640,972.49	1,162,707.82
300	7/1/2030	502,122.48	661,610.79	1,163,733.27
301	8/1/2030	515,891.87	647,121.48	1,163,013.35

Confidential Treatment Requested by BANA	BANA-Soth-00195

SCHEDULE 2.2(b)

Sotheby’s Monthly Payments

$25.0MM B-Note

302	9/1/2030	91,084.33	77,401.94	168,486.27
303	10/1/2030	87,644.95	79,828.54	167,473.49
304	11/1/2030	90,032.33	78,144.16	168,176.49
305	12/1/2030	86,622.08	80,550.21	167,172.29
306	1/1/2031	88,970.53	78,893.30	167,863.83
307	2/1/2031	88,442.67	79,265.72	167,708.39
308	3/1/2031	79,404.67	85,642.34	165,047.01
309	4/1/2031	87,339.30	80,044.19	167,383.49
310	5/1/2031	84,003.62	82,397.63	166,401.24
311	6/1/2031	86,252.43	80,811.01	167,063.44
312	7/1/2031	82,946.84	83,143.22	166,090.06
313	8/1/2031	85,155.44	81,584.98	166,740.41
314	9/1/2031	84,609.57	81,970.11	166,579.67
315	10/1/2031	81,349.47	84,270.22	165,619.69
316	11/1/2031	83,497.28	82,754.86	166,252.14
317	12/1/2031	80,267.98	85,033.24	165,301.23
318	1/1/2032	82,374.64	83,546.93	165,921.56
319	2/1/2032	81,815.64	83,941.32	165,756.96
320	3/1/2032	76,011.81	88,036.12	164,047.93
321	4/1/2032	80,664.97	84,753.16	165,418.12
322	5/1/2032	77,514.09	86,976.21	164,490.30
323	6/1/2032	79,515.95	85,563.83	165,079.78
324	7/1/2032	76,396.90	87,764.43	164,161.32
325	8/1/2032	78,356.24	86,382.04	164,738.28
326	9/1/2032	77,778.27	86,789.82	164,568.09
327	10/1/2032	74,707.33	88,956.47	163,663.80
328	11/1/2032	76,602.39	87,619.45	164,221.83
329	12/1/2032	73,564.01	89,763.13	163,327.13
330	1/1/2033	75,415.55	88,456.80	163,872.35
331	2/1/2033	74,823.70	88,874.37	163,698.07
332	3/1/2033	67,045.60	94,362.09	161,407.68
333	4/1/2033	73,597.69	89,739.36	163,337.05
334	5/1/2033	70,642.51	91,824.34	162,466.85
335	6/1/2033	72,382.88	90,596.45	162,979.33
336	7/1/2033	69,461.34	92,657.70	162,119.04
337	8/1/2033	71,156.76	91,461.52	162,618.28
338	9/1/2033	70,544.80	91,893.28	162,438.08
339	10/1/2033	67,674.16	93,918.62	161,592.77
340	11/1/2033	69,301.57	92,770.42	162,071.99
341	12/1/2033	66,465.35	94,771.47	161,236.82
342	1/1/2034	68,046.76	93,655.73	161,702.49
343	2/1/2034	67,420.12	94,097.85	161,517.97
344	3/1/2034	60,326.93	99,102.34	159,429.27
345	4/1/2034	66,127.45	95,009.87	161,137.32
346	5/1/2034	63,379.12	96,948.91	160,328.03
347	6/1/2034	64,843.09	95,916.03	160,759.12
348	7/1/2034	62,130.32	97,829.98	159,960.30
349	8/1/2034	63,546.77	96,830.63	160,377.40
350	9/1/2034	62,898.89	97,287.73	160,186.62
351	10/1/2034	60,239.95	99,163.70	159,403.65
352	11/1/2034	61,584.46	98,215.10	159,799.57
353	12/1/2034	58,961.93	100,065.39	159,027.32
354	1/1/2035	60,257.80	99,151.11	159,408.91
355	2/1/2035	59,594.40	99,619.16	159,213.56
356	3/1/2035	53,225.17	104,112.87	157,338.04
357	4/1/2035	58,231.26	100,580.90	158,812.16
358	5/1/2035	55,701.57	102,365.68	158,067.26
359	6/1/2035	56,873.38	101,538.93	158,412.31
360	7/1/2035	54,381.29	8,398,654.81	8,453,036.10

$210.0MM A-Note

302	9/1/2030	512,988.84	650,176.29	1,163,165.13
303	10/1/2030	493,618.17	670,559.74	1,164,177.91
304	11/1/2030	507,063.94	656,410.97	1,163,474.91
305	12/1/2030	487,857.33	676,621.78	1,164,479.11
306	1/1/2031	501,083.87	662,703.70	1,163,787.57
307	2/1/2031	498,110.94	665,832.07	1,163,943.01
308	3/1/2031	447,208.75	719,395.63	1,166,604.39
309	4/1/2031	491,896.73	672,371.19	1,164,267.91
310	5/1/2031	473,110.09	692,140.07	1,165,250.16
311	6/1/2031	485,775.45	678,812.51	1,164,587.96
312	7/1/2031	467,158.31	698,403.03	1,165,561.34
313	8/1/2031	479,597.17	685,313.81	1,164,910.99
314	9/1/2031	476,522.81	688,548.91	1,165,071.73
315	10/1/2031	458,161.88	707,869.84	1,166,031.71
316	11/1/2031	470,258.39	695,140.86	1,165,399.26
317	12/1/2031	452,070.92	714,279.26	1,166,350.17
318	1/1/2032	463,935.65	701,794.19	1,165,729.84
319	2/1/2032	460,787.36	705,107.08	1,165,894.44
320	3/1/2032	428,100.06	739,503.41	1,167,603.47
321	4/1/2032	454,306.75	711,926.53	1,166,233.28
322	5/1/2032	436,560.97	730,600.13	1,167,161.10
323	6/1/2032	447,835.49	718,736.14	1,166,571.62
324	7/1/2032	430,268.89	737,221.18	1,167,490.08
325	8/1/2032	441,303.97	725,609.14	1,166,913.12
326	9/1/2032	438,048.85	729,034.46	1,167,083.31
327	10/1/2032	420,753.24	747,234.35	1,167,987.60
328	11/1/2032	431,426.21	736,003.35	1,167,429.57
329	12/1/2032	414,313.99	754,010.28	1,168,324.27
330	1/1/2033	424,741.92	743,037.13	1,167,779.05
331	2/1/2033	421,408.61	746,544.72	1,167,953.33
332	3/1/2033	377,602.19	792,641.53	1,170,243.72
333	4/1/2033	414,503.73	753,810.62	1,168,314.35
334	5/1/2033	397,860.09	771,324.46	1,169,184.55
335	6/1/2033	407,661.88	761,010.19	1,168,672.07
336	7/1/2033	391,207.69	778,324.68	1,169,532.36
337	8/1/2033	400,756.33	768,276.79	1,169,033.12
338	9/1/2033	397,309.79	771,903.52	1,169,213.32
339	10/1/2033	381,142.25	788,916.38	1,170,058.63
340	11/1/2033	390,307.86	779,271.55	1,169,579.41
341	12/1/2033	374,334.19	796,080.39	1,170,414.58
342	1/1/2034	383,240.74	786,708.17	1,169,948.91
343	2/1/2034	379,711.52	790,421.92	1,170,133.43
344	3/1/2034	339,762.51	832,459.63	1,172,222.13
345	4/1/2034	372,431.17	798,082.91	1,170,514.08
346	5/1/2034	356,952.50	814,370.86	1,171,323.37
347	6/1/2034	365,197.60	805,694.68	1,170,892.28
348	7/1/2034	349,919.23	821,771.86	1,171,691.10
349	8/1/2034	357,896.69	813,377.31	1,171,274.00
350	9/1/2034	354,247.83	817,216.95	1,171,464.78
351	10/1/2034	339,272.66	832,975.09	1,172,247.75
352	11/1/2034	346,844.97	825,006.86	1,171,851.83
353	12/1/2034	332,074.78	840,549.30	1,172,624.08
354	1/1/2035	339,373.18	832,869.31	1,172,242.49
355	2/1/2035	335,636.88	836,800.96	1,172,437.84
356	3/1/2035	299,765.24	874,548.13	1,174,313.36
357	4/1/2035	327,959.66	844,879.57	1,172,839.24
358	5/1/2035	313,712.40	859,871.74	1,173,584.14
359	6/1/2035	320,312.05	852,927.04	1,173,239.09
360	7/1/2035	306,276.54	70,548,700.42	70,854,976.96

Confidential Treatment Requested by BANA	BANA-Soth-00196

EXHIBIT A

Annual Budget

(on file with Lender)

Confidential Treatment Requested by BANA	BANA-Soth-00197

EXHIBIT B

Organizational Chart

(attached hereto)

Confidential Treatment Requested by BANA	BANA-Soth-00198

1334 York Avenue Organization Chart Post SochsenFonds Buyout

Confidential Treatment Requested by BANA	BANA-Soth-00199

EXHIBIT C

Form of Tenant Direction Letter

[BORROWER LETTERHEAD]

_________ __, 20__

[TENANTS UNDER LEASES]

Re:	Lease dated ____________ between ________________,
as Landlord, and _________________, as Tenant,
concerning premises known as ________________

Ladies and Gentlemen:

          This letter shall constitute notice to you that the undersigned has granted a security interest in the captioned lease and all rents, additional rent and all other monetary obligations to landlord thereunder (collectively, “Rent”) in favor of Bank of America, N.A., as lender (“Lender”), to secure certain of the undersigned’s obligations to Lender. The undersigned hereby irrevocably instructs and authorizes you to disregard any and all previous notices sent to you in connection with Rent and hereafter to deliver all Rent to the following address:

_________________________

_________________________

_________________________

          The instructions set forth herein are irrevocable and are not subject to modification in any manner, except that Lender, or any successor lender so identified by Lender, may by written notice to you rescind the instructions contained herein.

Sincerely,

[BORROWER]

Confidential Treatment Requested by BANA	BANA-Soth-00200

ACKNOWLEDGMENT AND AGREEMENT

The undersigned acknowledges notice of the security interest of Lender and hereby confirms that the undersigned has received no notice of any other pledge or assignment of the Rent and will honor the above instructions.

[Tenant]

By:

Name:
Its:

Dated as of: ______________ __, 20__

Confidential Treatment Requested by BANA	BANA-Soth-00201